As filed with the Securities and Exchange Commission on December 16, 2010.
Registration No. 333-169984

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

IVANHOE MINES LTD.
(Exact name of Registrant as specified in its charter)

Yukon, Canada	1000	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if applicable)
Suite 654, 999 Canada Place, Vancouver, British Columbia, Canada V6C 3E1, (604) 688-5755
(Address and telephone number of Registrant’s principal executive offices)
CT Corporation System
111 Eighth Avenue, New York, NY 10011, (212) 894-8700
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Beverly A. Bartlett	Paul L. Goldman	Edwin S. Maynard
Ivanhoe Mines Ltd.	Goodmans LLP	Paul, Weiss, Rifkind,
654-999 Canada Place	355 Burrard Street	Wharton & Garrison LLP
Vancouver, B.C.	Suite 1900	1285 Avenue of the
Canada V6C 3E1	Vancouver, B.C.	Americas
(604) 688-5755	V6C 2G8	New York, New York
	(604) 682-7737	10019-6064
(212) 373-3000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective
Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):
A.	☑ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐ at some future date (check the appropriate box below)
1.	☐ pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

2.	☐ pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3.	☐ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐ after the filing of the next amendment to this Form (if preliminary material is being filed).
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Title of each class of
securities to be		Proposed maximum	Proposed maximum aggregate	Amount of registration
registered	Amount to be registered	offering price per unit	offering price(1)	fee(2)
Rights			U.S. $1,200,000,000	U.S. $85,560
Common Shares

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933.

(2)	U.S. $71,300 of such fee was previously paid upon the initial filing of this registration statement. The additional registration fee of U.S. $14,260 is paid herewith.
     If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 shall apply to this registration statement.

PART I
PART II
EXHIBITS
PART III
Item 1. Undertaking
Item 2. Consent to Service of Process
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-5.2
EX-5.3
EX-5.4
EX-5.5
EX-5.6
EX-5.7
EX-5.8
EX-5.9
EX-5.10
EX-5.11
EX-5.12
EX-5.13
EX-5.14
EX-5.15
EX-5.16
EX-5.17
EX-5.18
PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

IF YOU ARE A REGISTERED SHAREHOLDER AND RESIDENT IN A PROSPECTUS JURISDICTION, YOUR RIGHTS CERTIFICATE IS ENCLOSED.

PLEASE READ THIS MATERIAL CAREFULLY AS YOU ARE REQUIRED TO MAKE A DECISION PRIOR TO 5:00 P.M. (TORONTO TIME) ON JANUARY 26, 2011.

This short form prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the secretary of Ivanhoe Mines Ltd. at 654 – 999 Canada Place, Vancouver, British Columbia, V6C 3E1 (telephone (604) 681-6799), and are also available electronically at www.sedar.com.

Final Short Form Prospectus

Rights Offering	December 16, 2010

IVANHOE MINES LTD.

Rights to Subscribe for Common Shares

at a Price of US$13.88 per Common Share or Cdn$13.93
per Common Share

Ivanhoe Mines Ltd. (“IVN”, “Ivanhoe”, “we”, “us”, “our”, or the “Company”) is issuing to all holders (“Shareholders”) of its outstanding common shares (“Common Shares”) as at 5:00 p.m. (Toronto time) on December 31, 2010 (the “Record Date”) rights (“Rights”) to subscribe for Common Shares (the “Rights Offering”). A Shareholder is entitled to receive one Right for each Common Share held on the Record Date. As of the date of this Prospectus, there are 566,245,476 Common Shares outstanding. If all Rights issued based on the number of Common Shares outstanding as of the date of this Prospectus are exercised, an additional 84,936,821 Common Shares will be issued following the Expiry Date (as defined below). Additional Rights will be issued, and additional Common Shares will become issuable pursuant to the exercise of such Rights, if the number of Common Shares outstanding on the Record Date is greater than the number of Common Shares outstanding on the date of this Prospectus. The Rights are transferable and will be represented by rights certificates (“Rights Certificates”). Except as described below, only a holder of Rights with an address of record in any province or territory of Canada or the United States (a “Prospectus Holder”) or a Qualified Holder (as defined below) is entitled to exercise Rights. For every 100 Rights held, a Prospectus Holder or a Qualified Holder will be entitled to subscribe for 15 Common Shares from January 5, 2011 (the “Commencement Date”) until 5:00 p.m. (Toronto time) (the “Expiry Time”) on January 26, 2011 (the “Expiry Date”), at a price of, at the holder’s choice, subject to any restrictions a Participant (as defined below) may impose, either US$13.88 per Common Share or Cdn$13.93 per Common Share (whether in United States dollars or Canadian dollars, the “Subscription Price”). The United States dollar denominated Subscription Price was determined by reference to the 20 day volume weighted closing price of the Common Shares on the New York Stock Exchange (the “NYSE”), and such a price is equal to approximately a 43% discount to the weighted average closing price per Common Share on the NYSE over the 5 trading days prior to December 16, 2010, and the Canadian dollar denominated Subscription Price is a price equal to the Canadian dollar equivalent of the United States dollar Subscription Price based on the Bank of Canada noon buying rate (the “Noon Buying Rate”) on December 15, 2010. No fractional Common Shares or cash in lieu thereof will be issued. Where the exercise of Rights would otherwise entitle a holder thereof (each, a “Subscriber” and, collectively, “Subscribers”) to fractional Common Shares, the Subscriber’s entitlement will be reduced to the next lowest whole number of Common Shares.

The Lead Dealer Manager for the Rights Offering is:

Citi

The Co-Dealer Managers for the Rights Offering are:

BMO Capital Markets	CIBC

If the Rights Offering does not proceed, the aggregate Subscription Price paid for the Rights exercised (the “Subscription Payments” and, with respect to each Subscriber, the “Subscription Payment”) will be returned promptly to the Subscribers by the Subscription Agent without interest or deduction.

There is no standby commitment or additional subscription privilege with respect to Common Shares underlying unsubscribed Rights as part of this Rights Offering.

The Rights Offering is not subject to any minimum subscription level.

Rights not exercised by the Expiry Time on the Expiry Date will be void, of no value and no longer exercisable for any Common Shares. If the Rights Offering is completed, a Shareholder’s percentage interest in IVN will be substantially diluted upon the exercise of Rights by other Shareholders unless such Shareholder exercises its Rights. See “RISK FACTORS — Risks Related to the Rights Offering — Dilution”. Any subscription for Common Shares will be irrevocable once submitted, subject to Canadian statutory withdrawal rights arising in certain limited circumstances, such as the filing of an amendment to the Prospectus.

The Company has received conditional approval from the Toronto Stock Exchange (the “TSX”) for the listing on the TSX of the Rights and the Common Shares issuable upon the exercise of the Rights. Similar approvals have been received from the NYSE and the Nasdaq Stock Market (“NASDAQ”) to admit the Rights for trading and list the Common Shares issuable upon the exercise of Rights. Listing of the Rights and the Common Shares underlying the Rights on the TSX, NYSE and NASDAQ is subject to IVN fulfilling all of the listing requirements of the TSX, NYSE and NASDAQ, respectively. Provided IVN fulfills all such requirements, the Rights will be listed or admitted for trading, as applicable, on the TSX on January 4, 2011, and on the NYSE and NASDAQ on January 6, 2011. The Rights will cease trading on the TSX at noon (Toronto time) on the Expiry Date, and on the NYSE and NASDAQ at the close of trading (New York time) on the day immediately preceding the Expiry Date.

Under applicable Canadian securities laws, the Company may be considered a connected issuer of the Lead Dealer manager.  The Lead Dealer Manager and certain of its affiliates have provided, currently are providing and may in the future provide various investment banking, financial advisory, commercial lending and other services to the Company and/or its affiliates. These include certain loans to and related transactions with Mr. Robert Friedland under the Friedland Agreements (as defined herein) and certain advisory services to the Company for which Citigroup Global Markets Inc. will receive an amount equal to a minimum of 1.5% and a maximum of 2.0%, subject to the aggregate level of participation of Prospectus Holders and Qualified Holders in the Rights Offering, of the Subscription Payments received by the Company pursuant to the Rights Offering (payable in U.S. dollars), less the US$3,000,000 Lead Dealer Manager Fee. See “PLAN OF DISTRIBUTION” and “RELATIONSHIPS BETWEEN THE COMPANY AND THE DEALER MANAGERS” for more details on the relationship between the Lead Dealer Manager and the Company.

This Prospectus qualifies the distribution of the Rights and the Common Shares issuable upon the exercise of the Rights (together, the “Offered Securities”). This Prospectus also covers the offer and sale of the Offered Securities within the United States under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”).

Subscription Price: US$13.88 per Common Share or Cdn$13.93 per Common Share

		Dealer Manager	Proceeds to
	Subscription Price	Fees(1)(2)(3)	IVN(3)(4)

Per Common Share	US$13.88/Cdn$13.93	US$0.0412	US$13.8388
Maximum Subscription Proceeds(5)	US$1,178,923,075 (Cdn$1,183,169,917)	US$3,500,000	US$1,175,423,075

(1)	IVN has engaged Citigroup Global Markets Inc. as lead dealer manager (the “Lead Dealer Manager”) and each of BMO Nesbitt Burns Inc. and CIBC World Markets Inc. as co-dealer managers (each, a “Co-Dealer Manager”, and together with the Lead Dealer Manager, the “Dealer Managers”) to organize and participate in the solicitation in certain jurisdictions of the exercise of Rights. Affiliates of the Lead Dealer Manager, including Citigroup Global Markets Canada Inc., will solicit the exercise of Rights in certain jurisdictions. IVN has agreed to pay the Lead Dealer Manager a fee of US$3,000,000 for acting as Lead Dealer Manager (the “Lead Dealer Manager Fee”) and each of the Co-Dealer Managers a fee of US$250,000 for acting as Co-Dealer Managers (in the aggregate, the “Co-Dealer Manager Fee”, and together with the Lead Dealer Manager Fee, the “Dealer Manager Fees”).

(2)	As further described in “PLAN OF DISTRIBUTION” and “RELATIONSHIPS BETWEEN THE COMPANY AND THE DEALER MANAGERS”, the Lead Dealer Manager and certain of its affiliates have provided, currently are providing and may in the future provide various investment banking, financial advisory, commercial lending and other services to the Company and/or its affiliates, including certain loans and related transactions to Mr. Robert Friedland under the Friedland Agreements (as defined herein) and certain advisory services for which Citigroup Global Markets Inc. will receive an amount equal to a minimum of 1.5% and a maximum of 2.0%, subject to the aggregate level of participation of Prospectus Holders and Qualified Holders in the Rights Offering, of the Subscription Payments received by the Company pursuant to the Rights Offering (payable in U.S. dollars), less the US$3,000,000 Lead Dealer Manager Fee. This amount is not reflected in this table.

(3)	The Dealer Manager Fee per Common Share has been calculated with reference to the number of Common Shares outstanding on the date of this Prospectus; these fees are subject to adjustment in the event that the number of Common Shares outstanding on the Record Date is greater than the number of Common Shares outstanding as of this date.

(4)	Assuming the exercise of all the Rights and the payment of the US$3,500,000 Dealer Manager Fees to the Dealer Managers, but before deducting expenses and fees payable relating to the Rights Offering, estimated to be approximately US$21,100,000, which is payable by the Company. See “PLAN OF DISTRIBUTION”.

(5)	The proceeds were calculated using the United States dollar Subscription Price and the number of Common Shares outstanding as of the date of this Prospectus. Actual proceeds to IVN will vary depending upon the relative amounts of Subscription Payments received by IVN in United States dollars and Canadian dollars and upon the exchange rate between United States dollars and Canadian dollars, as well as the actual number of Common Shares outstanding on the Record Date.

IVN’s head office is located at 654 — 999 Canada Place, Vancouver, British Columbia, Canada, V6C 3E1 and its registered office is located at 300 — 204 Black Street, Whitehorse, Yukon, Canada, Y1A 2M9.

If the Rights are listed on the TSX and admitted for trading on the NYSE and NASDAQ, there can be no assurance that an active trading market will develop in the Rights. To the extent an active trading market does not develop, the pricing of the Rights in the secondary market, the transparency and availability of trading prices and the liquidity of the Rights may be adversely affected. See “RISK FACTORS — Risks Related to the Rights Offering — No prior trading market for Rights”. The outstanding Common Shares are listed on the TSX, NYSE and NASDAQ, under the symbol “IVN”. The closing price for the Common Shares on the TSX on December 15, 2010 was Cdn$24.62 per Common Share (US$24.53, based on the Noon Buying Rate on December 15, 2010), and the closing price for the Common Shares on the NYSE and NASDAQ on December 15, 2010 was US$24.36 per Common Share (Cdn$24.45, based on the Noon Buying Rate on December 15, 2010).

IVN has been informed by Mr. Robert Friedland that he and entities controlled by him, who collectively hold 86,881,622 Common Shares representing 15.34% of the issued and outstanding Common Shares, intend to fully exercise all of the Rights issued to each of them, subject to financing and an absence of any material adverse change to the Company. Mr. Robert Friedland has entered into a loan agreement (the “Loan Agreement”), subject to certain conditions precedent, with Citibank, N.A. (“Citibank”), an affiliate of the Lead Dealer Manager. Concurrently with entering into the Loan Agreement, Mr. Friedland has entered into a cash-settled contract (the “Cash-Settled Contract”) with Citibank which provides a collar with reference to approximately 12 million Common Shares, subject to certain adjustments pursuant to the Cash-Settled Contract (together, the Loan Agreement and the Cash-Settled Contract are hereinafter referred to as the “Friedland Agreements”). Each of the Friedland Agreements is a separate transaction from the Rights Offering, entered into by Citibank and Mr. Friedland. The Friedland Agreements will facilitate the participation of Mr. Friedland in the Rights Offering. See “RISK FACTORS — Risks Related to this Offering — Hedging transactions undertaken by Citibank in connection with the Cash-Settled Contract may affect the trading price of our Common Shares”.

The Company, after reasonable inquiry, believes that certain insiders of the Company, other than Mr. Robert Friedland and Rio Tinto International Holdings Limited (“Rio Tinto”), intend to exercise Rights to purchase an aggregate of approximately 576,188 Common Shares. See “INTENTION OF INSIDERS TO EXERCISE RIGHTS”.

CIBC Mellon Trust Company (the “Subscription Agent”), an affiliate of one of the Co-Dealer Managers, at its principal office in the City of Toronto (the “Subscription Office”), is the subscription agent and depository for this Rights Offering. See “DETAILS OF THE RIGHTS OFFERING — Subscription Agent and Depository”.

The Company will mail or cause to be mailed to each Shareholder holding Common Shares in registered form (a “Registered Shareholder” and, collectively, the “Registered Shareholders”) that resides in any province or territory of Canada or the United States (collectively referred to as “Prospectus Jurisdictions”) a Rights Certificate evidencing the number of Rights issued to the holder thereof, together with a copy of this Prospectus. Registered Shareholders will be presumed to be resident in the place of their address of record, unless the contrary is shown to the Company’s satisfaction. In order to exercise the Rights represented by the Rights Certificate, a Prospectus Holder or a Qualified Holder must complete and deliver Form 1 of the Rights Certificate to the Subscription Agent in the manner and upon the terms set out in this Prospectus. See “DETAILS OF THE RIGHTS OFFERING — Common Shares Held in Registered Form”. For Registered Shareholders that reside in any jurisdiction other than the Prospectus Jurisdictions (each other jurisdiction, a “Non-Prospectus Jurisdiction”), the Company will mail or cause to be mailed a copy of this Prospectus together with a letter advising them that their Rights Certificates will be held by the Subscription Agent as agent for the benefit of all such Registered Shareholders. Registered Shareholders that wish to be recognized as Qualified Holders (as such term is defined below) must contact the Subscription Agent at the earliest possible time, but in no event after 4:30 p.m. (Toronto time) on January 14, 2011, in order to satisfy the Company that such holders are Qualified Holders. From and after January 17, 2011, the Subscription Agent will attempt to sell the Rights of registered Non-Prospectus Holders that have not demonstrated that they are Qualified Holders, on such date or dates and at such price or prices and in such markets as the Subscription

Agent determines in its sole discretion. See “DETAILS OF THE RIGHTS OFFERING — Non-Prospectus Holders”.

For Common Shares held through a securities broker or dealer, bank or trust company or other custodian (each, a “Participant”) that participates directly or indirectly in the book-based system administered by CDS Clearing and Depository Services Inc. (“CDS”) or in the book-based system administered by the Depository Trust Company (“DTC”), a Prospectus Holder or a Qualified Holder may exercise the Rights issued in respect of such Common Shares by: (a) instructing the Participant holding such Rights to exercise all or a specified number of such Rights, and (b) forwarding to such Participant the Subscription Price for each Common Share that such holder wishes to subscribe for in accordance with the terms of this Rights Offering. We refer to Participants in CDS as “CDS Participants” and to Participants in DTC as “DTC Participants”.

Holders that wish to exercise Rights issued in respect of Common Shares held through a Participant should contact such Participant to determine how Rights may be exercised. The entire Subscription Price for any Rights exercised must be paid at the time of subscription and must be received by the Subscription Agent at the Subscription Office prior to the Expiry Time on the Expiry Date. Accordingly, Subscribers must provide the Participant holding their Rights with instructions and the required payment sufficiently in advance of the Expiry Date to permit proper exercise of their Rights. Participants will have an earlier deadline for receipt of instructions and payment. See “DETAILS OF THE RIGHTS OFFERING — Common Shares Held In Book-Entry Form”.

If your Rights are held of record through DTC, you may exercise these Rights through the DTC’s “PSOP” function by instructing DTC to charge your applicable DTC account for the Subscription Payment for the Common Shares and deliver such amount to the Subscription Agent. We note, however, that if Rights are held through a DTC Participant, the holder of such Rights may not be able to exercise such Rights in Canadian dollars and such holder should contact its DTC Participant if it wishes to submit any Subscription Payment in Canadian dollars. The Subscription Agent must receive the required subscription documents, including the Subscription Payment for the Common Shares sufficiently in advance of the Expiry Time on the Expiry Date to permit proper exercise of Rights. See “DETAILS OF THE RIGHTS OFFERING — Common Shares Held In Book-Entry Form — DTC”.

The Offered Securities are not qualified under the securities laws of any Non-Prospectus Jurisdiction and Rights may not be exercised by or on behalf of a holder of Rights resident in a Non-Prospectus Jurisdiction (a “Non-Prospectus Holder”), except under the circumstances where the Company determines, in its sole discretion, that the offering to and subscription by such person (each, a “Qualified Holder”) is lawful and in compliance with all securities and other laws applicable in the Non-Prospectus Jurisdiction where such person is resident. See “DETAILS OF THE RIGHTS OFFERING — Non-Prospectus Holders”.

As a condition to a purchase of any Common Shares in the Rights Offering, each Subscriber other than a Qualified Holder will be deemed to have represented and warranted that it is resident in a Prospectus Jurisdiction, and this representation and warranty will be relied upon by us, the Lead Dealer Manager and its affiliates, the Co-Dealer Managers and the Subscription Agent.

We reserve the right to treat as invalid any exercise or purported exercise of any Rights in the Rights Offering that appears to us to have been exercised, effected or dispatched in a manner which may involve a breach of the laws or regulations of any jurisdiction or if we believe, or our agents believe, that the same may violate or be inconsistent with the procedures and terms set out in this Prospectus or in breach of the representation and warranty that a holder exercising its Rights is resident in a Prospectus Jurisdiction, as described herein.

Holders of Rights that reside outside of Canada or the United States and any persons (including any Participants) that have a contractual or legal obligation to forward this document to a jurisdiction outside a Prospectus Jurisdiction should read the section entitled “DETAILS OF THE RIGHTS OFFERING — Non-Prospectus Holders”.

This Rights Offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective investors should be aware that those requirements are different from those of the United States.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Company is organized under the laws of the Yukon Territory, Canada, that many of our directors and officers, and some or all of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and that a substantial portion of the assets of the Company and of said persons are located outside the United States. See “Enforcement of Civil Liabilities”.

THE OFFERED SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Prospective investors should be aware that the acquisition or disposition of the securities described in this Prospectus and the expiry of an unexercised Right may have tax consequences in Canada, the United States, or elsewhere, depending on each particular prospective investor’s specific circumstances. Such consequences for investors that are resident in, or citizens of, the United States may not be described fully herein. Prospective investors should consult their own tax advisors with respect to such tax considerations.

Certain legal matters relating to Canadian law in connection with the Rights Offering will be passed upon on our behalf by Goodmans, Vancouver, British Columbia and Goodmans LLP, Toronto, Ontario, and on behalf of the Dealer Managers by McMillan LLP, and certain legal matters relating to United States law will be passed upon on our behalf by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York and on behalf of the Dealer Managers by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

Investments in Rights and Common Shares underlying such Rights are subject to a number of risks. The risk factors outlined herein and incorporated by reference in this Prospectus should be carefully reviewed and considered by prospective purchasers in connection with an investment in Rights or the Common Shares underlying such Rights. See “RISK FACTORS”.

WHERE YOU CAN FIND MORE INFORMATION	i
ENFORCEABILITY OF CIVIL LIABILITIES	ii
CAUTIONARY NOTE TO UNITED STATES INVESTORS	ii
CURRENCY AND EXCHANGE RATE INFORMATION	iii
DOCUMENTS INCORPORATED BY REFERENCE	iii
FORWARD-LOOKING STATEMENTS	v
QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING AND THE RIGHTS	1
SUMMARY	6
KEY DATES AND TIMES OF THE RIGHTS OFFERING	12
THE COMPANY	13
HEADS OF AGREEMENT WITH RIO TINTO	19
INTENTION OF INSIDERS TO EXERCISE RIGHTS	29
RATIONALE FOR THE RIGHTS OFFERING	29
USE OF PROCEEDS	30
DETAILS OF THE RIGHTS OFFERING	30
SHAREHOLDER RIGHTS PLAN	39
CONSOLIDATED CAPITALIZATION	40
DESCRIPTION OF SHARE CAPITAL	42
PRIOR SALES	43
PRICE RANGE AND TRADING VOLUME	48
PRINCIPAL HOLDERS OF SECURITIES	49
PLAN OF DISTRIBUTION	50
RELATIONSHIPS BETWEEN THE COMPANY AND THE DEALER MANAGERS	53
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS	53
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	57
RISK FACTORS	64
LEGAL MATTERS	80
NAMING OF EXPERTS	81
INTEREST OF EXPERTS	81
AUDITORS, REGISTRAR AND TRANSFER AGENT AND SUBSCRIPTION AGENT	81
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT	82
AUDITORS’ CONSENT	83

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC under the U.S. Securities Act a registration statement on Form F-10 relating to the Offered Securities being offered hereunder and of which this Prospectus forms a part. This Prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in such registration statement, certain items of which are contained in the exhibits to the registration statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this Prospectus but contained in the registration statement will be available on the SEC’s website at www.sec.gov.

We file with the securities commissions or similar authorities in each of the provinces and territories of Canada (the “Canadian Securities Authorities”) material change, annual and quarterly reports and other information. We are subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with the Exchange Act, we also file certain reports with and furnish other information to the SEC. You may read any document we file with or furnish to the SEC at the SEC’s public reference room at Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may also obtain copies of the same documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee. Please call the SEC at 1-800-SEC-0330 or contact them at www.sec.gov for further information on the public reference rooms.

i

You may also access our disclosure documents and any reports, statements or other information that we file with the Canadian Securities Authorities through the Internet on the Canadian System for Electronic Document Analysis and Retrieval, which is commonly known by the acronym SEDAR and which may be accessed at www.sedar.com. SEDAR is the Canadian equivalent of the SEC’s Electronic Document Gathering Analysis and Retrieval System, which is commonly known by the acronym EDGAR and which may be accessed at www.sec.gov.

ENFORCEABILITY OF CIVIL LIABILITIES

The Company is a corporation existing under the Business Corporations Act (Yukon). Many of the Company’s directors and officers, and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States and all or a substantial portion of their assets, as well as a substantial portion of the Company’s assets, are located outside the United States. The Company will appoint an agent for service of process in the United States, but it may be difficult for holders of Common Shares that reside in the United States to effect service within the United States upon those directors, officers and experts that are not residents of the United States. It may also be difficult for holders of Common Shares that reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon the Company’s civil liability and the civil liability of its directors, officers and experts under the U.S. federal securities laws. The Company has been advised by its Canadian counsel, Goodmans, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States, would probably be enforceable in Canada if the U.S. court in which the judgment was obtained assumed jurisdiction on the same basis that a court in Canada would assume jurisdiction. The Company has also been advised by Goodmans, however, that there is substantial doubt whether an action could be maintained in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

The Company has filed with the SEC, concurrently with its registration statement on Form F-10 of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company has appointed CT Corporation System as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a U.S. court arising out of or related to or concerning the offering of the securities under this Prospectus.

CAUTIONARY NOTE TO UNITED STATES INVESTORS

This Prospectus has been prepared in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws. Unless otherwise indicated, all reserve and resource estimates included or incorporated by reference in this Prospectus have been prepared in accordance with Canadian National Instrument 43-101, Standards of Disclosure for Mineral Projects (“NI 43-101”), and the Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards for Mineral Resources and Mineral Reserves (“CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for public disclosure an issuer makes of scientific and technical information concerning mineral projects. NI 43-101 permits the disclosure of a historical estimate made prior to the adoption of NI 43-101 that does not comply with NI 43-101 using the historical terminology if the disclosure: (a) identifies the source and date of the historical estimate; (b) comments on the relevance and reliability of the historical estimate; (c) states whether the historical estimate uses categories other than those prescribed by NI 43-101 and, if so, includes an explanation of the differences; and (d) includes any more recent estimates or data available.

Canadian standards, including NI 43-101, differ significantly from the requirements of the SEC, and reserve and resource information contained or incorporated by reference in this Prospectus may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term “resource” does not equate to the term “reserves”. Under U.S. standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC’s disclosure standards normally do not permit the inclusion of information concerning “measured mineral resources”, “indicated mineral resources” or “inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by U.S. standards in documents filed with the SEC. U.S. investors should also understand that “inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimated “inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an “inferred mineral resource” exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of “reserves” are also not the same as those of the SEC, and reserves reported by Ivanhoe in compliance with NI 43-101 may not qualify as “reserves” under SEC standards. Accordingly, information concerning mineral deposits set forth herein and in the documents incorporated herein by reference may not be comparable with information made public by companies that report in accordance with U.S. standards.

See pages 5 to 8 of the Company’s AIF (as defined herein) for the year ended December 31, 2009 filed on SEDAR at www.sedar.com and filed on EDGAR at www.sec.com for a description of certain mining terms used in this Prospectus and the documents incorporated by reference herein.

CURRENCY AND EXCHANGE RATE INFORMATION

In this Prospectus, all funds are quoted in United States dollars unless otherwise indicated. References to “$” and “US$” are to United States dollars and references to “Cdn$” are to Canadian dollars. The Noon Buying Rate for the purchase of one United States dollar using Canadian dollars was as follows during the indicated periods:

	Quarter Ended			Year Ended December 31
	Sept. 30,	June 30,	Mar. 31,
	2010	2010	2010	2009	2008	2007
	(Stated in Canadian dollars)

End of period	1.0298	1.0606	1.0156	1.0466	1.2246	0.9881
High for the period	1.0660	1.0778	1.0734	1.3000	1.2969	1.1853
Low for the period	1.0158	0.9961	1.0113	1.0292	0.9719	0.9170
Average for the period	1.0391	1.0276	1.0401	1.1420	1.0660	1.0748

The Noon Buying Rate on December 15, 2010 for the purchase of one United States dollar using Canadian dollars was Cdn$1.0035 (one Canadian dollar on that date equalled US$0.9965).

DOCUMENTS INCORPORATED BY REFERENCE

You should read this Prospectus along with the documents incorporated by reference herein. We have prepared the information contained in this Prospectus, any free writing prospectus and the documents incorporated by reference herein. Neither we, the Lead Dealer Manager, any of its affiliates nor the Co-Dealer Managers have authorized anyone to provide you with any other information and we take no responsibility for other information others may give you. Neither we, the Lead Dealer Manager, any of its affiliates nor the Co-Dealer Managers are making an offer to sell the Offered Securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this Prospectus, any free writing prospectus or the documents incorporated by reference herein is accurate as of any date other than their respective dates.

Information has been incorporated by reference in this Prospectus from documents filed with the Canadian Securities Administrators. Under the multijurisdictional disclosure system adopted by the

United States and Canada, the SEC and the Canadian Securities Authorities allow us to “incorporate by reference” certain information we file with them, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this Prospectus. We incorporate by reference the documents listed below, which were filed with the Canadian Securities Authorities under applicable Canadian securities laws and, subject to certain exceptions, with the SEC.

The following documents are specifically incorporated by reference in and form an integral part of this Prospectus:

(a) our annual information form for the year ended December 31, 2009, dated March 31, 2010 (the “AIF”);

(b) our audited comparative consolidated financial statements for the years ended December 31, 2009 and 2008, together with the notes thereto and the auditor’s reports thereon (the “Annual Financial Statements”);

(c) our unaudited interim comparative consolidated financial statements for the nine-month period ended September 30, 2010, together with the notes thereto (the “Interim Financial Statements”);

(d) management’s discussion and analysis of financial condition and operations of IVN for the year ended December 31, 2009;

(e) management’s discussion and analysis of financial condition and operations of IVN for the nine-month period ended September 30, 2010;

(f) our management information circular dated September 21, 2009 prepared in connection with a special meeting of Shareholders scheduled to be held on October 20, 2009, which was subsequently cancelled;

(g) our management information circular dated April 5, 2010 prepared in connection with the annual and special meeting of Shareholders held on May 7, 2010;

(h) our material change report dated April 6, 2010 respecting our adoption of a shareholders’ rights plan, as filed on SEDAR on April 6, 2010;

(i) our material change report dated April 9, 2010 respecting the fulfillment of all conditions precedent under the Investment Agreement (as defined therein), as filed on SEDAR on April 9, 2010;

(j) our material change report dated April 22, 2010 respecting the amendment and restatement of the shareholders’ rights plan, as filed on SEDAR on April 23, 2010;

(k) our material change report dated May 21, 2010 respecting the development of a new Integrated Development Plan for the Company’s copper and gold exploration and development project at Oyu Tolgoi in Mongolia (the “Oyu Tolgoi Project”), as filed on SEDAR on May 21, 2010;

(l) our material change report dated October 22, 2010 respecting the announcement of the Rights Offering, as filed on SEDAR on October 22, 2010;

(m) our material change report dated December 13, 2010 respecting the announcement of a heads of agreement (the “Heads of Agreement”) with Rio Tinto dated December 8, 2010 providing for, inter alia, Rio Tinto’s support of the Rights Offering and a comprehensive series of transactions intended to, among other things, provide funding for the Oyu Tolgoi Project, as filed on SEDAR on December 13, 2010; and

(n) our material change report dated December 14, 2010 respecting the announcement of the 2011 capital budget for the Oyu Tolgoi Project, as filed on SEDAR on December 14, 2010.

Any document of the types referred to above (excluding confidential material change reports) filed by us with a securities commission or similar authority in Canada after the date of this Prospectus and prior to the closing of the Rights Offering hereunder, and any other document required to be incorporated by reference pursuant to Item 11.2 of Form 44-101F1 — Short Form Prospectus, will be deemed to be incorporated by reference in this Prospectus. In addition, to the extent that any document or information incorporated by reference in this Prospectus is included in any report on Form 6-K, Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) that is filed with or furnished to the SEC after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part. In addition, we may incorporate by reference into this Prospectus information from documents that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act.

Any statement contained in this Prospectus or in a document incorporated, or deemed to be incorporated, by reference in this Prospectus shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained in the Prospectus or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Prospectus modifies, replaces or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document which it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

Copies of the documents incorporated in this Prospectus by reference may be obtained on request without charge from the Vice President and Corporate Secretary of Ivanhoe at Suite 654, 999 Canada Place, Vancouver, British Columbia, V6C 3E1, Telephone: (604) 331-9803.

FORWARD-LOOKING STATEMENTS

Certain statements made in this Prospectus and in the documents incorporated herein by reference, including statements relating to matters that are not historical facts and statements of our beliefs, intentions and expectations about developments, results and events which will or may occur in the future, constitute “forward-looking information” within the meaning of applicable Canadian securities legislation and “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking information and statements are typically identified by words such as “anticipate”, “could”, “should”, “expect”, “seek”, “may”, “intend”, “likely”, “plan”, “estimate”, “will”, “believe” and similar expressions suggesting future outcomes or statements regarding an outlook. These include, but are not limited to, statements respecting:

•	anticipated business activities;

•	planned expenditures;

•	corporate strategies;

•	proposed acquisitions and dispositions of assets;

•	discussions with third parties respecting material agreements;

•	mining plans for the Oyu Tolgoi Project and the schedule for carrying out and completing construction of the Oyu Tolgoi Project;

•	the estimated schedule and cost of bringing the Oyu Tolgoi Project into commercial production;

•	the ability of IVN to arrange acceptable financing commitments for the Oyu Tolgoi Project, including the OT Project Financing (as defined in the section entitled “HEADS OF AGREEMENT WITH RIO TINTO”);

•	implementation of the transactions contemplated by the Heads of Agreement;

•	anticipated future production and cash flows;

v

•	target milling rates, mining plans and production forecasts for the coal mine at Ovoot Tolgoi, Mongolia (the “Ovoot Tolgoi Coal Project”);

•	the schedule for carrying out and completing an expansion of the production capability of the Ovoot Tolgoi Coal Project;

•	anticipated outcomes with respect to the ongoing marketing of coal products from the Ovoot Tolgoi Coal Project;

•	the anticipated timing of payback of capital invested in the Ovoot Tolgoi Coal Project;

•	the impact of arbitration proceedings with Rio Tinto;

•	the impact of amendments to the laws of Mongolia and other countries in which IVN carries on business, particularly with respect to taxation;

•	the anticipated timing, cost and outcome of plans to continue the development or disposal of non-core projects; and

•	other statements that are not historical facts.

All such forward-looking information and statements are based on certain assumptions and analyses made by the Company’s management in light of their experience and perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. These statements, however, are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking information or statements. Important factors that could cause actual results to differ from these forward-looking statements are included in the section “RISK FACTORS” of this Prospectus.

The reader is cautioned not to place undue reliance on forward-looking information or statements. By their nature, forward-looking statements involve numerous assumptions, inherent risks and uncertainties, both general and specific, that contribute to the possibility that the predicted outcomes will not occur. Events or circumstances could cause our actual results to differ materially from those estimated or projected and expressed in, or implied by, these forward-looking statements. You should carefully consider the matters discussed under “RISK FACTORS” included and incorporated by reference in this Prospectus.

This Prospectus also contains references to estimates of mineral reserves and mineral resources. The estimation of reserves and resources is inherently uncertain and involves subjective judgments about many relevant factors. The accuracy of any such estimates is a function of the quantity and quality of available data, and of the assumptions made and judgments used in engineering and geological interpretation, which may prove to be unreliable. There can be no assurance that these estimates will be accurate or that such mineral reserves and mineral resources can be mined or processed profitably. Mineral resources that are not mineral reserves do not have demonstrated economic viability.

Readers are cautioned that the foregoing list of factors that may affect future results is not exhaustive. When relying on our forward-looking statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Furthermore, the forward-looking statements contained in this Prospectus are made as of the date of this document and the Company does not undertake any obligation to update or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The forward-looking statements contained in this Prospectus, including the documents incorporated by reference herein, are expressly qualified by this cautionary statement.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING AND THE RIGHTS

The following are examples of what we anticipate will be common questions about the Rights Offering. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This Prospectus and the documents incorporated by reference in this Prospectus contain more detailed descriptions of the terms and conditions of the Rights Offering and provide additional information about us and our business, including potential risks related to our business, the Rights Offering, the Rights and the Common Shares issuable upon the exercise of the Rights.

What is this Rights Offering?

The Company is issuing to Shareholders as of the close of business, Toronto time, on December 31, 2010, which we refer to as the “Record Date”, at no charge, one Right for each Common Share held by such holder on that date. The Rights will be evidenced by Rights Certificates, and such certificates will be mailed to all Registered Shareholders that reside in any Prospectus Jurisdiction. The Subscription Agent will hold any remaining Rights Certificates as agent for the benefit of all Registered Shareholders that reside in a Non-Prospectus Jurisdiction.

Why is the Company engaging in the Rights Offering?

The Company is engaging in the Rights Offering in order to raise capital to advance development of the Oyu Tolgoi Project and for general and administrative expenses. The Rights Offering is intended to:

•	provide the capital necessary for the Company to maintain its current pace of development at the Oyu Tolgoi Project, which is ahead of the schedule contemplated by the IDP (as defined herein), with initial production expected to commence as early as the fourth quarter of 2012;

•	provide a sufficient equity base to permit the Company to raise project financing to reduce the Oyu Tolgoi Project’s risk profile and bring such project to commercial production;

•	strengthen the Company’s financial position and, consequently, its ability to protect and enhance value for all Shareholders;

•	ensure that each Shareholder, subject to applicable laws, has the opportunity to participate in the Rights Offering pro rata to its existing ownership interest in the Company; and

•	enable the Company to honour its commitment to the Government of Mongolia to continue moving the Oyu Tolgoi Project forward.

The board of directors of the Company (the “Board of Directors”) has unanimously approved the Rights Offering and the Company believes that the proceeds raised by the Rights Offering will place it in a much stronger position to fund ongoing development of the Oyu Tolgoi Project.

What are Rights and what are they exercisable for?

Every 100 Rights held will entitle a Prospectus Holder or a Qualified Holder to purchase 15 Common Shares with a Subscription Price of US$13.88 per Common Share or Cdn$13.93 per Common Share, upon delivery of the required documents and payment of the Subscription Price. Subject to any further restrictions a Participant may impose, determination of the Subscription Price currency will be at the Subscriber’s sole discretion. Where the exercise of Rights would otherwise entitle a Subscriber to fractional Common Shares, the Subscriber’s entitlement will be reduced to the next lowest whole number of Common Shares. We will not issue fractional Common Shares or pay cash in lieu thereof.

Subscriptions for Common Shares will be irrevocable, subject to Canadian statutory withdrawal rights that arise in certain limited circumstances, such as the filing of an amendment to the Prospectus, and Subscribers will be unable to withdraw their subscriptions for Common Shares once submitted.

Am I required to exercise any or all of the Rights I receive in the Rights Offering?

No. You may choose to exercise any number of your Rights (in increments of 100), or you may choose not to exercise any Rights. If you do not exercise any Rights prior to the Expiry Time on the Expiry Date, such Rights will be void and of no value and will no longer be exercisable for Common Shares. However, your percentage ownership interest in the Company will be diluted to the extent that others exercise their Rights and you do not.

What should I do if I receive a Rights Certificate and want to exercise some of my Rights now while retaining the ability to exercise more of my Rights at a later point but before the Expiry Time on the Expiry Date?

If you want to exercise some but not all of the Rights represented by a Rights Certificate and retain the ability to exercise the balance of the unexercised Rights represented by a Rights Certificate, you must first complete and submit to the Subscription Agent Form 3 on the Rights Certificate in order to divide the Rights and be issued two separate Right Certificates: one certificate representing the number of Rights that you wish to exercise in the first instance (which should then be completed and delivered to the Subscription Agent) and a second certificate representing the balance of unexercised Rights available for future exercise prior to the Expiry Time on the Expiry Date.

Is there a minimum amount of proceeds that must be raised in order for the Rights Offering to be completed?

No. The Rights Offering is not subject to any minimum subscription level.

How soon must I act to exercise my Rights?

The Rights may be exercised from the Commencement Date until the Expiry Time on the Expiry Date. If you elect to exercise any Rights, the Subscription Agent must actually receive all required documents and payments from you or your broker or nominee, or the guaranteed delivery procedures described under “DETAILS OF THE RIGHTS OFFERING — Guaranteed Delivery Procedures,” must be followed, at or before the Expiry Time on the Expiry Date. See “DETAILS OF THE OFFERING — Common Shares Held in Book-Entry Form” and “DETAILS OF THE OFFERING — Common Shares Held in Registered Form”).

When will I receive my Rights Certificate?

Promptly after the first business day after the Record Date, the Company will mail or caused to be mailed to each Registered Shareholder that resides in any of the Prospectus Jurisdictions a Rights Certificate evidencing the number of Rights issued to the holder thereof, together with a copy of the Prospectus. For Registered Shareholders that reside in a Non-Prospectus Jurisdiction, the Company will mail or caused to be mailed a copy of the Prospectus together with a letter advising them that their Rights Certificates will be held by the Subscription Agent as agent for the benefit of all such Registered Shareholders.

However, if you hold your Common Shares through a securities broker or dealer, bank or trust company or other custodian, you will not receive an actual Rights Certificate. Instead, as described in this Prospectus, you must instruct such Participant whether or not to exercise Rights on your behalf through a Beneficial Owner Election Form that such Participant has been instructed to provide to you. See “DETAILS OF THE RIGHTS OFFERING — Common Shares Held in Book-Entry Form”.

Will I be able to exercise my Rights if I live in a Non-Prospectus Jurisdiction?

Exercise of Rights will only be accepted from holders of Rights resident in a Prospectus Jurisdiction, except where the Company determines that the subscription by a holder of Rights in a Non-Prospectus Jurisdiction is lawfully made by a Qualified Holder in compliance with all securities and other laws applicable in the Non-Prospectus Jurisdiction where such holder is resident. Rights will be issued to Non-Prospectus Holders, but Rights Certificates will not be mailed to Non-Prospectus Holders. Registered Shareholders that wish to be recognized as Qualified Holders must contact the Subscription Agent at the earliest possible time, but in no event after 4:30 p.m. (Toronto time) on January 14, 2011, in order to satisfy the Company that such holders are Qualified Holders. From and after January 17, 2011, the Subscription Agent will attempt to sell the Rights of registered Non-Prospectus Holders that have not demonstrated that they are Qualified Holders, on such date or dates and at such price or prices and in such markets as the Subscription Agent determines in its sole discretion. The Subscription Agent will convert or cause to be converted any proceeds denominated in Canadian dollars into U.S. dollars at the prevailing exchange rate on the date of distribution and, after deducting any expenses incurred by the Subscription Agent in connection with such conversion, distribute all proceeds in U.S. dollars to the registered Non-Prospectus Holders on a pro rata basis. See “DETAILS OF THE RIGHTS OFFERING — Non-Prospectus Holders”.

May I transfer my Rights?

The Company has received conditional approval from the TSX for the listing on the TSX of the Rights and the Common Shares issuable upon the exercise of the Rights. Similar approvals have been received from NYSE and NASDAQ to admit the Rights for trading and list the Common Shares issuable upon the exercise of Rights. Holders of Rights that do not wish to exercise their Rights may sell or transfer their Rights through usual investment channels, such as investment dealers and brokers, at the expense of the holder. In addition, Registered Shareholders may transfer their Rights through the Subscription Agent as described in this Prospectus. See “DETAILS OF THE RIGHTS OFFERING — Sale or Transfer of Rights”. Holders of Rights may elect to exercise only some of their Rights and dispose of the remainder of them. See “DETAILS OF THE RIGHTS OFFERING — Sale or Transfer of Rights”.

How do I exercise my Rights? What forms and payment are required to purchase the Common Shares?

If you are a Registered Shareholder and you wish to participate in the Rights Offering, you must take the following steps:

•	deliver payment to the Subscription Agent using the methods outlined in this Prospectus; and

•	deliver a properly completed Rights Certificate to the Subscription Agent before the Expiry Time on the Expiry Date, or follow the guaranteed delivery procedures described under “DETAILS OF THE RIGHTS OFFERING — Guaranteed Delivery Procedures”.

If you do not indicate the number of Rights being exercised, or do not forward the full Subscription Payment for the number of Rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of Rights that may be exercised with the Subscription Payment you delivered to the Subscription Agent. If the delivered Subscription Payment is greater than the amount you owe for your subscription, the Subscription Agent will return the excess amount to you by mail, without interest or deduction, promptly after the closing date of the Rights Offering (the “Closing Date”), which is anticipated to occur on or about February 2, 2011.

What should I do if I want to participate in the Rights Offering, but my Common Shares are held in the name of a Participant?

If you hold your Common Shares in the name of a Participant, such as a securities broker or dealer, bank or trust company or other custodian, then such Participant is the record holder of the shares you own. The Participant must exercise the Rights on your behalf.

If you wish to participate in the Rights Offering and purchase Common Shares underlying the Rights, please promptly contact your Participant. You should complete and return to your Participant any form required by your Participant to effect the exercise of your Rights, together with the applicable Subscription Payment. You should receive such a form from your Participant with the other Rights Offering materials. You should contact your Participant if you do not receive this form, but you believe you are entitled to participate in this Rights Offering. We are not responsible if you do not receive the form from your Participant or if you receive it without sufficient time to respond.

When will I receive my Common Shares?

If you exercise your Rights and purchase Common Shares pursuant to this Rights Offering, we will deliver your Common Shares to you as soon as practicable after the Closing Date. We expect that such Common Shares will be delivered on or after February 2, 2011.

Are there risks in exercising my Rights?

Yes. The exercise of your Rights involves risks. Exercising your Rights means buying our Common Shares, and should be considered as carefully as you would consider any other equity investment.

You should carefully read the section entitled “RISK FACTORS” in this Prospectus, and all of the other information incorporated by reference in this Prospectus in its entirety before you decide whether to exercise your Rights.

If the Rights Offering is not completed, will my Subscription Payment be refunded to me?

Yes. The Subscription Agent will hold all funds it receives in a segregated bank account for the benefit of Subscribers until completion of the Rights Offering. If the Rights Offering is not completed for any reason, all Subscription Payments received by the Subscription Agent will be returned promptly, without interest or deduction.

Will the Rights trade on a stock exchange?

The Company has received conditional approval from the TSX for the listing on the TSX of the Rights and the Common Shares issuable upon the exercise of the Rights. Similar approvals have been received from NYSE and NASDAQ to admit the Rights for trading and list the Common Shares issuable upon the exercise of Rights. Listing of the Rights on the TSX, NYSE and NASDAQ is subject to IVN fulfilling all of the listing requirements of each of the TSX, NYSE and NASDAQ, respectively. Provided IVN fulfills all such requirements, the Rights will be listed or admitted for trading, as applicable, on the TSX on January 4, 2011, and on the NYSE and the NASDAQ on January 6, 2011. The Rights will be listed for trading on the TSX under the symbol “IVN.RT”, and admitted for trading on the NYSE and NASDAQ, under the symbols “IVN RT” and “IVN.R”, respectively.

During the Rights Offering, the Common Shares will continue to trade on the TSX, NYSE and NASDAQ under the symbol “IVN”, and the Common Shares issuable upon the exercise of the Rights will be eligible for trading on the TSX, NYSE and NASDAQ. The Rights will cease trading on the TSX at noon (Toronto time) on the Expiry Date, and on the NYSE and NASDAQ at the close of trading (New York time) on the day immediately preceding the Expiry Date.

Have any shareholders indicated that they intend to exercise their Rights?

Yes. The Company has been informed by Mr. Robert Friedland that he and entities controlled by him, who collectively hold 86,881,622 Common Shares representing 15.34% of the issued and outstanding Common Shares, intend to fully exercise all of the Rights issued to each of them, subject to financing and an absence of any material adverse change to the Company.

Mr. Friedland has entered into the Friedland Agreements with Citibank, an affiliate of the Lead Dealer Manager, to finance his participation in the Rights Offering. See “RISK FACTORS - Risks Related to this Offering — Hedging transactions undertaken by Citibank in connection with the Cash-Settled Contract may affect the trading price of our Common Shares”.

In addition, under the Heads of Agreement, Rio Tinto, a holder of 229,251,843 Common Shares representing 40.49% of the issued and outstanding Common Shares, has also agreed to exercise all of the Rights issued to it.

The Company, after reasonable inquiry, believes that certain insiders of the Company, other than Mr. Robert Friedland and Rio Tinto, intend to exercise Rights to purchase an aggregate of approximately

576,188 Common Shares. See “DETAILS OF THE RIGHTS OFFERING — Intention of Insiders and Others to Exercise Rights”.

How many Common Shares will be outstanding after the Rights Offering?

566,245,476 Common Shares were outstanding as of December 15, 2010, the most recent practicable date prior to the date of this Prospectus. Assuming the Rights Offering is fully subscribed, we expect approximately 651,182,297 Common Shares will be issued and outstanding upon completion of this Rights Offering, assuming that the maximum number of Common Shares issuable pursuant to the Rights Offering are issued, but not including any Common Shares issuable under the Company’s options or warrants currently outstanding. Additional rights will be issued and additional Common Shares will become issuable pursuant to the exercise of such Rights, if the number of Common Shares outstanding on the Record Date is greater than the number of Common Shares outstanding on the date of this Prospectus. See “CONSOLIDATED CAPITALIZATION”.

What fees or charges will I have to pay if I exercise Rights to purchase Common Shares?

Apart from the Subscription Payment payable in connection with the exercise of your Rights, neither the Company nor the Subscription Agent is charging you any fee or sales commission to issue Rights to you or to issue Common Shares underlying exercised Rights. Notwithstanding the foregoing, payment of any service charge, commission or other fee payable (including those of brokers) in connection with the purchase or sale of Rights (other than the fees for the services to be performed by the Subscription Agent described herein) will be the responsibility of the Subscriber. Subscribers must also pay all stamp, issue, registration or other similar taxes or duties contingent upon the issue or delivery of Common Shares to or for the order of a third party.

What are the Canadian and United States federal income tax consequences of receiving or exercising Rights?

You should consult your tax advisor as to the particular consequences to you of the Rights Offering. A summary of certain material Canadian and United States federal income tax consequences of receiving or exercising the Rights is contained in the sections of this Prospectus entitled “CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS” and “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS”.

To whom should I send my forms and payment?

If you are a Registered Shareholder, then you should send your properly completed Rights Certificate and Subscription Payment to the Subscription Agent by hand delivery, registered mail or courier service to:

CIBC Mellon Trust Company
199 Bay Street
Commerce Court West, Securities Level
Toronto, Ontario M5L 1G9

If your Common Shares are held in the name of a Participant, then you should send a properly completed Beneficial Owner Election Form and Subscription Payment to such Participant in accordance with the instructions you receive from them.

Whom should I contact if I have other questions?

If you have any questions, you should contact the Subscription Agent, CIBC Mellon Trust Company, toll-free at 1-800-387-0825 (in North America) or 1-416-643-5500 (outside North America), or by email at inquiries@cibcmellon.com. For a more complete description of the Rights Offering, see “DETAILS OF THE RIGHTS OFFERING”.

SUMMARY

The following is a summary of the principal features of the Rights Offering and should be read together with, and is qualified in its entirety by, the more detailed information and financial data and statements contained elsewhere or incorporated by reference in this Prospectus. Certain terms used in this summary and in this Prospectus are defined elsewhere in this Prospectus.

Issuer:	Ivanhoe Mines Ltd.

The Offering:	Rights to subscribe for Common Shares. Each Shareholder on the Record Date will receive one Right for each Common Share held. Every 100 Rights held entitle the holder thereof to subscribe for 15 Common Shares at the Subscription Price.

The Rights Offering is not subject to any minimum subscription level.

Record Date:	December 31, 2010 (as at 5:00 p.m. (Toronto time)).

Commencement Date:	January 5, 2011.

Expiry Date:	January 26, 2011.

Expiry Time:	5:00 p.m. (Toronto time) on the Expiry Date. Rights not exercised at or before the Expiry Time on the Expiry Date will be void and of no value and no longer exercisable for any Common Shares.

Subscription Price:	US$13.88 per Common Share or Cdn$13.93 per Common Share, at the election of the Subscriber.

Rights:	Every 100 Rights held entitle the holder thereof to subscribe for 15 Common Shares from the Commencement Date until the Expiry Time on the Expiry Date, upon payment of the Subscription Price. The United States dollar denominated Subscription Price is a price equal to an approximate 46% discount to the weighted average closing price per Common Share on the NYSE over the 20 trading days prior to December 8, 2010, being the date of the Heads of Agreement, and the Canadian dollar denominated Subscription Price is a price equal to the Canadian dollar equivalent of the United States dollar Subscription Price based on the Noon Buying Rate on December 15, 2010. No fractional Common Shares will be issued. See “DETAILS OF THE RIGHTS OFFERING — Issue of Rights and Record Date”.

Standby Commitment or Additional Subscription Privilege:	There is no standby commitment or additional subscription privilege with respect to Common Shares underlying unsubscribed Rights as part of this Rights Offering.

Net Proceeds:	The net proceeds from the issuance of the Common Shares under the Rights Offering are expected to be approximately US$1,154,335,226, assuming exercise of all the Rights based on the number of Common Shares outstanding as of the date of this Prospectus, after payment of the Dealer Manager Fees and deducting expenses and fees payable relating to the Rights Offering, estimated to be approximately US$21,100,000, which is payable by the Company. The proceeds to the Company were calculated using the United States dollar Subscription Price. Actual proceeds to the Company will vary depending on the relative amounts of Subscription Payments received by the Company in United States dollars and Canadian dollars, the exchange rate between United States dollars and Canadian dollars and the number of Common Shares outstanding on the Record Date. See “PLAN OF DISTRIBUTION”.

Use of Proceeds:	Under the Heads of Agreement, the Company is obligated to use (other than US$180 million in the aggregate) the proceeds from the Rights Offering and the proceeds from the exercise of the Outstanding Warrants and the sale of Common Shares underlying the Subscription Right, any other sale of Common Shares or convertible securities to Rio Tinto and the net-after tax proceeds from the sale of the 2% net smelter returns entitlement in respect of the Oyu Tolgoi Project by Oyu Tolgoi LLC (“OT Payment”), to continue to advance development of the Oyu Tolgoi Project. See “USE OF PROCEEDS” and “HEADS OF AGREEMENT WITH RIO TINTO”.

Rationale for the Offering:	The Company is engaging in the Rights Offering in order to raise capital to advance development of the Oyu Tolgoi Project and for general and administrative expenses. The Rights Offering is intended to:

• provide the capital necessary for the Company to maintain its current pace of development at the Oyu Tolgoi Project, which is ahead of the schedule contemplated by the IDP, with initial production expected to commence as early as the fourth quarter of 2012;

• provide a sufficient equity base to permit the Company to raise project financing to reduce the Oyu Tolgoi Project’s risk profile and bring the project to commercial production;

• strengthen the Company’s financial position and, consequently, its ability to protect and enhance value for all Shareholders;

• ensure that each Shareholder, subject to applicable laws, has the opportunity to participate in the Rights Offering pro rata to its existing ownership interest in the Company; and

• enable the Company to honour its commitment to the Government of Mongolia to continue moving the Oyu Tolgoi Project forward.

The Board of Directors has unanimously approved the Rights Offering and the Company believes that the proceeds raised by the Rights Offering will place it in a much stronger position to fund ongoing development of the Oyu Tolgoi Project.

Exercise of Rights:	For each Registered Shareholder in a Prospectus Jurisdiction, we will mail or cause to be mailed to such Shareholder a Rights Certificate evidencing the number of Rights issued to the holder thereof, together with a copy of this Prospectus. In order to exercise the Rights represented by the Rights Certificate, a Prospectus Holder or a Qualified Holder must complete and deliver Form 1 of the Rights Certificate to the Subscription Agent, or follow the guaranteed delivery procedures, in the manner and upon the terms set out in this Prospectus. See “DETAILS OF THE RIGHTS OFFERING — Common Shares Held in Registered Form — How to Complete the Rights Certificate”.

For Common Shares held through a Participant in the book-based system administered by CDS or in the book-based system administered by DTC, a Prospectus Holder or a Qualified Holder may exercise the Rights issued in respect of such Common Shares by: (a) instructing the Participant holding such Rights to exercise all or a specified number of such Rights, and (b) forwarding to such Participant the Subscription Price for each Common Share that such holder wishes to subscribe for in accordance with the terms of this Rights Offering.

Holders that wish to exercise Rights issued in respect of Common Shares held through a Participant should contact such Participant to determine how Rights may be exercised. The entire Subscription Price for any Rights exercised must be paid at the time of subscription and must be received by the Subscription Agent at the Subscription Office prior to the Expiry Time on the Expiry Date. Accordingly, Subscribers must provide the Participant holding their Rights with instructions and the required payment sufficiently in advance of the Expiry Date to permit proper exercise of their Rights. Participants will have an earlier deadline for receipt of instructions and payment. See “DETAILS OF THE RIGHTS OFFERING — Common Shares Held In Book-Entry Form”.

If your Rights are held of record through DTC, you may exercise these Rights through the DTC’s “PSOP” function by instructing DTC to charge your applicable DTC account for the Subscription Payment for the Common Shares and deliver such amount to the Subscription Agent. If Rights are held through a DTC Participant, the holder of such Rights may not be able to exercise such Rights in Canadian dollars and such holder should contact its DTC Participant if it wishes to submit any Subscription Payment in Canadian dollars. The Subscription Agent must receive the required subscription documents, including the Subscription Payment for the Common Shares sufficiently in advance of the Expiry Time on the Expiry Date to permit proper exercise of Rights. See “DETAILS OF THE RIGHTS OFFERING — Common Shares Held In Book-Entry Form — DTC”.

Subscriptions for Common Shares will be irrevocable, subject to Canadian statutory withdrawal rights that arise in certain limited circumstances, such as the filing of an amendment to the Prospectus, and Subscribers will be unable to withdraw their subscriptions for Common Shares once submitted.

Holders in Non-Prospectus Jurisdictions:	Exercise of Rights will be accepted only from holders of Rights resident in a Prospectus Jurisdiction, except where the Company determines that the offering to, and subscription by, a Non-Prospectus Holder is lawful and made in compliance with all securities and other laws applicable in the Non-Prospectus Jurisdiction where such Non-Prospectus Holder is resident. We refer to such Non-Prospectus Holder as a “Qualified Holder”. Registered Shareholders that wish to be recognized as Qualified Holders must contact the Subscription Agent at the earliest possible time, but in no event after 4:30 p.m. (Toronto time) on January 14, 2011, in order to satisfy the Company that such holders are Qualified Holders. From and after January 17, 2011, the Subscription Agent will attempt to sell the Rights of registered Non-Prospectus Holders that have not demonstrated that they are Qualified Holders, on such date or dates and at such price or prices and in such markets as the Subscription Agent determines in its sole discretion. The Subscription Agent will convert or cause to be converted any proceeds denominated in Canadian dollars into U.S. dollars at the prevailing exchange rate on the date of distribution and, after deducting any expenses incurred by the Subscription Agent in connection with such conversion, distribute all proceeds in U.S. dollars to the registered Non-Prospectus Holders on a pro rata basis. See “DETAILS OF THE RIGHTS OFFERING — Non-Prospectus Holders”.

As a condition to a purchase of any Common Shares in the Rights Offering, each Subscriber other than a Qualified Holder will be deemed to have represented and warranted that it is resident in a Prospectus Jurisdiction, and this representation and warranty will be relied upon by us, the Lead Dealer Manager and its affiliates, the Co-Dealer Managers and the Subscription Agent.

We reserve the right to treat as invalid any exercise or purported exercise of any Rights in the Rights Offering that appears to us to have been exercised, effected or dispatched in a manner which may involve a breach of the laws or regulations of any jurisdiction or if we believe, or our agents believe, that the same may violate or be inconsistent with the procedures and terms set out in this Prospectus or in breach of the representation and warranty that a holder exercising its Rights is resident in a Prospectus Jurisdiction, as described herein.

Holders of Rights that reside outside of Canada or the United States and any persons (including any Participants) that have a contractual or legal obligation to forward this document to a jurisdiction outside a Prospectus Jurisdiction should read the section entitled “DETAILS OF THE RIGHTS OFFERING — Non-Prospectus Holders”.

Intention of Insiders to Exercise Rights:	The Company has been informed by Mr. Robert Friedland that he and entities controlled by him, who collectively hold 86,881,622 Common Shares representing 15.34% of the issued and outstanding Common Shares, intend to fully exercise all of the Rights issued to each of them, subject to financing and an absence of any material adverse change to the Company. Mr. Friedland has entered into the Friedland Agreements with Citibank, an affiliate of the Lead Dealer Manager, to finance his participation in the Rights Offering. See “RISK FACTORS — Risks Related to this Offering — Hedging transactions undertaken by Citibank in connection with the Cash-Settled Contract may affect the trading price of our Common Shares”.

In addition, under the Heads of Agreement, Rio Tinto, a holder of 229,251,843 Common Shares representing 40.49% of the issued and outstanding Common Shares, has also agreed to exercise all of the Rights issued to it.

The Company, after reasonable inquiry, believes that certain insiders of the Company, other than Mr. Robert Friedland and Rio Tinto, intend to exercise Rights to purchase an aggregate of approximately 576,188 Common Shares. See “DETAILS OF THE RIGHTS OFFERING — Intention of Insiders and Others to Exercise Rights” and “PLAN OF DISTRIBUTION”.

Dealer Managers:	The Company has engaged Citigroup Global Markets Inc. as the Lead Dealer Manager and each of BMO Nesbitt Burns Inc. and CIBC World Markets Inc. as the Co-Dealer Managers to organize and participate in the solicitation in certain jurisdictions of the exercise of Rights. Affiliates of the Lead Dealer Manager, including Citigroup Global Markets Canada Inc., will solicit the exercise of Rights in certain jurisdictions. The Company has agreed to pay the Lead Dealer Manager the Lead Dealer Manager Fee of US$3,000,000 for acting as Lead Dealer Manager in connection with the Rights Offering and each of the Co-Dealer Managers a fee of $250,000 for acting as Co-Dealer Managers in the Rights Offering. The Dealer Manager Fees are payable at the Closing Date. See “PLAN OF DISTRIBUTION”.

Listing and Trading:	The Company has received conditional approval from the TSX for the listing on the TSX of the Rights and the Common Shares issuable upon the exercise of the Rights. Similar approvals have been received from the NYSE and NASDAQ to admit the Rights for trading and list the Common Shares issuable upon the exercise of Rights. Listing of the Rights and the Common Shares underlying the Rights on the TSX, NYSE and NASDAQ is subject to IVN fulfilling all of the listing requirements of the TSX, NYSE and NASDAQ, respectively. Provided IVN fulfills all such requirements, the Rights will be listed or admitted for trading, as applicable, on the TSX on January 4, 2011, and on the NYSE and NASDAQ on January 6, 2011.

Holders of Rights that do not wish to exercise their Rights may sell or transfer their Rights through usual investment channels, such as investment dealers and brokers, at the expense of the holder. Holders of Rights may elect to exercise only some of their Rights and dispose of the remainder of them. The Subscription Agent will facilitate subdivisions of the Rights until 5:00 p.m. (Toronto time) on January 21, 2011, five days before the scheduled Expiry Date. See “— Common Shares Held in Registered Form — How to Complete the Rights Certificate — Form 3”.

The Rights will be listed for trading on the TSX under the symbol “IVN.RT”, and admitted for trading on the NYSE and NASDAQ under the symbols “IVN RT” and “IVN.R”, respectively.

Risk Factors:	An investment in the Rights and Common Shares is subject to a number of risks, including, among others, the following risks related to the Rights Offering:

• a Shareholder may suffer significant dilution;

• hedging transactions undertaken by Citibank in connection with the Cash-Settled Contract may affect the trading price of our Common Shares;

• no prior trading market for Rights;

• exercises of Rights may not be revoked;

• a large number of Common Shares may be issued and subsequently sold upon the exercise of Rights;

• the sale of Common Shares issued upon exercise of the Rights could encourage short sales by third parties, which could further depress the price of the Common Shares;

• the Subscription Price is not necessarily an indication of value;

• a decline in the market price of the Common Shares may occur;

• holders that wish to exercise Rights need to act promptly and follow subscription instructions; and

• if you elect to exercise your Rights, your proposed acquisition of Common Shares may be subject to notification obligations under the Hart-Scott-Rodino Act.

See “RISK FACTORS” for more details on the risk factors listed above and for those risk factors applicable to the business of the Company.

Subscription Agent and Depository:	CIBC Mellon Trust Company, in its role as Subscription Agent, has been appointed the agent of the Company to receive subscriptions and payments from holders of Rights, to act as depository and to perform certain services relating to the exercise and transfer of Rights. The Subscription Agent can be reached by telephone toll-free at 1-800-387-0825 (in North America), or 1-416-643-5500 (outside North America), or by email at inquiries@cibcmellon.com.

See “DETAILS OF THE RIGHTS OFFERING — Subscription Agent and Depository”.

KEY DATES AND TIMES OF THE RIGHTS OFFERING

Date

Record Date for participation in the Rights Offering	December 31, 2010
Rights will be listed for trading on the TSX	January 4, 2011
Mailing Date of Prospectus and Rights Certificates	January 5, 2011
Commencement Date of Rights Offering	January 6, 2011
Rights will be admitted for trading on the NYSE and NASDAQ	January 6, 2011
Expected Dates of Sale of Rights of Non-Prospectus Holders by Subscription Agent	From January 17, 2010 to Expiry Date
Rights will cease trading on the NYSE and NASDAQ	Close of trading (New York time) on January 25, 2011
Rights will cease trading on the TSX	noon (Toronto time) on January 26, 2011
Expiry Time and Expiry Date	5:00 p.m. (Toronto time) on January 26, 2011
Expected Closing Date of the Rights Offering	February 2, 2011

THE COMPANY

IVN was incorporated under the Company Act (British Columbia) on January 25, 1994 under the name 463212 B.C. Ltd. In February 1994, IVN changed its name to Indochina Goldfields Ltd. In March 1994, IVN increased its authorized capital from 10,000 Common Shares without par value to 100,000,000 Common Shares without par value and altered its authorized capital to create 100,000,000 Preferred Shares without par value. In February 1995, IVN was continued under the Business Corporations Act (Yukon). In July 1997, IVN increased its authorized capital to an unlimited number of Common Shares without par value and an unlimited number of Preferred Shares without par value. In June 1999, IVN changed its name to Ivanhoe Mines Ltd.

IVN’s head office is located at 654 — 999 Canada Place, Vancouver, British Columbia, Canada, V6C 3E1 and its registered office is located at 300 — 204 Black Street, Whitehorse, Yukon, Canada, Y1A 2M9.

The following corporate chart sets forth the name and jurisdiction of incorporation of IVN’s principal subsidiaries and the ownership interest of IVN in each of them.

Our Business

IVN is an international mineral exploration and development company. The Company’s principal mineral resource property is a 66% interest in the Oyu Tolgoi Project, located in Mongolia. The Oyu Tolgoi Project is located in the Aimag (province) of Omnogovi, approximately 550 kilometres south of the capital city of Ulaanbaatar and 80 kilometres north of the border with China. Mineralization on the property consists of porphyry style copper, gold and molybdenum contained in a linear structural trend, termed the OT Trend, with a strike length that extends over 20 kilometres. Mineral resources have been identified in a series of deposits throughout this trend, which from south to north include the Heruga deposit, the Southern Oyu Deposit group, consisting of the Southwest Oyu, South Oyu, Wedge and Central Oyu deposits, and the Hugo Dummett Deposits group, consisting of the Hugo South, Hugo North and Hugo North Extension deposits.

The Company also has two publicly traded subsidiaries: SouthGobi Resources Ltd. (“SGQ”), the shares of which are listed on the TSX and The Hong Kong Stock Exchange, which owns and operates the Ovoot Tolgoi Coal Project in Mongolia, and Ivanhoe Australia Ltd., the shares of which are listed on the Australian Stock Exchange and the TSX, which owns the Cloncurry molybdenum, rhenium, copper, gold and uranium resource properties located in Queensland, Australia. The Company also holds interests in several other mineral resource projects in Asia, including a 50% interest in a gold exploration and development project in Kazakhstan.

Further particulars with respect to our business and mineral resource projects are disclosed under the headings “General Development of the Business” and “Description of the Business” in the AIF and in the other documents incorporated by reference herein.

Recent Developments

The following is a summary of material developments respecting the Company and its business since March 31, 2010, the date of the AIF, including, in particular, the Heads of Agreement entered into by the Company and Rio Tinto.

Shareholder Rights Plan

On April 5, 2010, the Company adopted a shareholder rights plan (the “Shareholder Rights Plan”), which was subsequently amended and restated on April 21, 2010 and approved by the Company’s shareholders on May 7, 2010. The Shareholder Rights Plan is intended to allow shareholders to properly evaluate and assess a takeover bid without facing undue pressure or coercion. Reference is made to the Company’s material change reports dated April 6, 2010 and April 22, 2010, which are incorporated by reference in this Prospectus.

Integrated Development Plan

On May 11, 2010, the Company released a new Integrated Development Plan (the “IDP”) in respect of its Oyu Tolgoi Project. The new IDP is a comprehensive update of the original 2005 Integrated Development Plan and reflects independent analyses of project economics, increased mineral resources and reserves and revised valuation estimates modelled on the basis of the terms of the Oyu Tolgoi Investment Agreement (the “Investment Agreement”) with the Government of Mongolia, which was entered into in October 2009 and took full legal effect on March 31, 2010, following the fulfillment of all conditions precedent to its effectiveness. The IDP contains the first published declaration of underground reserves for the planned Hugo Dummett block-cave mine and estimates average annual production at the Oyu Tolgoi Project should exceed 1.2 billion pounds of copper and 650,000 ounces of gold for the first 10 years. Reference is made to the Company’s material change report dated May 21, 2010, which is incorporated by reference in this Prospectus. The IDP estimated that the initial capital cost to achieve first production from the Oyu Tolgoi Project was US$4.6 billion. In December, 2010, the Board of Directors approved an Oyu Tolgoi Project budget for 2011 based on a revised capital cost estimate to first production of US$5.9 billion.

The fundamental elements of the IDP were completed prior to Rio Tinto having assumed control of the technical committee through which Ivanhoe and Rio Tinto collectively oversee and supervise the development, operation and management of the Oyu Tolgoi Project (the “Technical Committee”). The Technical Committee is comprised of members appointed by each of Ivanhoe and Rio Tinto. In October 2009, Rio Tinto assumed effective control of the Technical Committee through its right under the terms of the Private Placement Agreement to appoint the Technical Committee Chair and the right to appoint two other members of the five-member Technical Committee. Accordingly, Rio Tinto’s members have the right to cast the deciding vote on Technical Committee decisions concerning the development of the Oyu Tolgoi Project.

Although the Technical Committee oversees and supervises the development, operation and management of the Oyu Tolgoi Project, the board of directors of Oyu Tolgoi LLC (“OT LLC”), the Mongolian company that owns the Oyu Tolgoi Project and is developing and will operate the mining complex, must also approve certain development, operational and management matters relating to the project. The board of directors of OT LLC, whose members include appointees from each of the Company, Rio Tinto and the Government of Mongolia, as the holder of a 34% ownership interest in the Oyu Tolgoi Project, has not always agreed with the views of the Technical Committee. Typically, these different views have involved, on the one hand, Rio Tinto’s desire to accelerate and increase Oyu Tolgoi Project development expenditures and, on the other hand, concerns on the part of the Company’s directors on the OT LLC board respecting the availability of adequate funding for these expenditures. Left unresolved, these differences could potentially have resulted in the disruption, delay or suspension of development and operational activity, which in turn could potentially have resulted in significantly increased costs to the Company and adverse effects on its share price.

The transactions contemplated by the Heads of Agreement are intended to address these issues in a number of ways. In relation to day-to-day decisions respecting the development, operation and management of the Oyu Tolgoi Project, the creation of the RT/IVN Operating Committee (as defined below) pursuant to the terms of the Heads of Agreement aims to eliminate the possibility of conflicts between the Technical Committee and the OT LLC board of directors, thereby facilitating timely and efficient implementation of the overall Oyu Tolgoi Project development plan. In contrast to the Technical Committee, where decisions are always carried by a majority vote, certain key matters that fall within the jurisdiction of the RT/IVN Operating Committee must be decided unanimously, which effectively gives the Company a veto with respect to those matters. See “HEADS OF AGREEMENT WITH RIO TINTO — Governance Arrangements”.

Series A Warrant Exercise

On June 29, 2010, Rio Tinto exercised all of the 46,026,522 Series A share purchase warrants it received under the terms of a private placement agreement dated October 18, 2006, as amended November 16, 2006, October 24, 2007, September 21, 2009 (which September 21, 2009 amendment was not ratified by the Company’s shareholders), October 6, 2009 and December 8, 2010 (in accordance with the Heads of Agreement), between the Company and Rio Tinto (the “Private Placement Agreement”), and thereby acquired an additional 46,026,522 Common Shares at a price of US$8.54 per Common Share. The Company received total proceeds from the exercise of the Series A share purchase warrants of approximately US$393.1 million and Rio Tinto’s equity ownership of the Company increased from 22.4% to 29.6% of the Company’s then issued and outstanding Common Shares.

Rio Tinto Arbitration

On July 9, 2010, Rio Tinto notified the Company that it was commencing an arbitration proceeding (the “Arbitration”) under the terms of the Private Placement Agreement, seeking a series of declarations to the effect that the operation of the Shareholder Rights Plan interferes with certain of Rio Tinto’s contractual rights under the Private Placement Agreement. The Company’s position is that nothing in the Private Placement Agreement prohibits the Company from implementing the Shareholder Rights Plan and that nothing in the Shareholder Rights Plan breaches any of Rio Tinto’s existing contractual rights under the Private Placement Agreement. Rio Tinto and Ivanhoe agreed to the appointment of an arbitrator and to a schedule for the hearing and for related pre-hearing procedural steps in the Arbitration hearing. The Arbitration was scheduled to be held between January 18 and February 5, 2011.

On October 26, 2010, the Company announced that it delivered a statement of defence and initiated a counter-claim as part of the Arbitration. The statement of defence rejects Rio Tinto’s assertions that the Shareholder Rights Plan breached Rio Tinto’s contractual rights under the Private Placement Agreement. The counter-claim contends that Rio Tinto has breached its covenants in the Private Placement Agreement not to engage in activities that could affect control of the Company without the Company’s permission.

On November 9, 2010, Rio Tinto delivered a statement of defence to the counterclaim which rejected the Company’s assertions that it had breached any of its covenants under the Private Placement Agreement.

Under the Heads of Agreement, Rio Tinto and Ivanhoe have agreed that the Arbitration will continue except that there will be a six (6) month suspension period commencing from December 8, 2010, the date of the Heads of Agreement (the “Tolling Period”), subject to earlier termination of such period in the event that a formal take-over bid for the Company is announced or commenced or either party takes any action that the other party reasonably believes prejudices its rights. When the Tolling Period expires or is earlier terminated, Rio Tinto and Ivanhoe will, within 14 days thereafter, consult with one another and the arbitrator assigned to the Arbitration and agree upon a new timetable for the Arbitration. Failing agreement within 14 days of the end of the Tolling Period, either party may request that the arbitrator to set a new timetable for the Arbitration, which timetable must provide for a decision on the arbitration within four (4) months of the expiration, or earlier termination, of the Tolling Period. See “HEADS OF AGREEMENT WITH RIO TINTO — Reservation of Legal Rights and Arbitration”.

Strategic Purchaser Covenant

On July 13, 2010, as part of the Company’s continual evaluation of strategic and financing opportunities, the Company notified Rio Tinto that it was electing to terminate the “Strategic Purchaser Covenant” under the Private Placement Agreement. The Strategic Purchaser Covenant restricted the Company’s ability to issue Common Shares or securities convertible into or exercisable to acquire Common Shares to “strategic purchasers” (i.e., persons other than retail investors and certain eligible institutional investors). As a consequence of the Company’s election to terminate this restriction, if the Company proposed to issue any Common Shares or securities convertible into or exercisable for Common Shares to any person in a transaction where Rio Tinto’s right of first offer under the Private Placement Agreement (the “Right of First Offer”) applied, and if Rio Tinto’s exercise of its Right of First Offer resulted in Rio Tinto’s equity ownership of the Company exceeding the contractual standstill limit provided for in the Private Placement Agreement, such standstill limit and all of the other standstill restrictions applicable to Rio Tinto under the Private Placement Agreement would terminate.

Conversion of Credit Facility

On September 13, 2010, the convertible credit facility entered into between Rio Tinto and the Company in October 2007 was, by its terms, automatically converted into Common Shares. The US$350 million principal amount plus approximately US$50.8 million in accrued and unpaid interest was converted into 40,083,206 Common Shares at a conversion price of US$10.00 per Common Share. As a result, Rio Tinto’s equity ownership of the Company increased from 29.6% to 34.9% of the Company’s issued and outstanding Common Shares as of September 13, 2010.

Board of Directors

On September 16, 2010, the Company announced the appointment of Michael Gordon and Dan Westbrook as non-executive, Rio Tinto-nominated, independent members of the Board of Directors. The Company also announced the appointment of Robert B. Holland as a non-executive, independent member of the Board of Directors and the retirement of Robert Hanson from the Board of Directors on November 5, 2010. These appointments to, and resignations from, the Board of Directors increased the total number of Rio Tinto appointees to the Board of Directors to four. Under the terms of the Private Placement Agreement, Rio Tinto is entitled to nominate its proportionate share of members of the Board of Directors based on its shareholding. Rio Tinto’s current shareholdings entitle it to appoint a further two directors. Upon having acquired forty-five percent (45%) of the Company’s outstanding Common Shares, Rio Tinto will be entitled to appoint an additional director, thereby giving Rio Tinto the right to appoint seven of the Company’s 14 directors. Under the Heads of Agreement, Rio Tinto has agreed that it will not exercise its voting rights for the election of directors of the Company such that Rio Tinto’s representation at the Board of Directors exceeds its proportional entitlements currently provided for in the Private Placement Agreement or to elect any individual (other than those individuals who are currently directors of the Company) until the expiry or earlier termination of the Standstill Cap. For other provisions of the Heads of Agreement relating to Rio Tinto’s rights and obligations with respect to the Board of Directors, see “HEADS OF AGREEMENT WITH RIO TINTO — Board of Directors of Ivanhoe”.

Oyu Tolgoi Project Exploration

On September 28, 2010, the Company announced the results of drill hole OTD1510 in the area known as Heruga North, located between the Heruga deposit and the Southern Oyu deposits of the Oyu Tolgoi Project property. OTD1510 intercepted almost one kilometre of near-continuous gold and copper mineralization, making it the longest exploration drill intercept of gold and copper mineralization recorded since the Company began drilling at the Oyu Tolgoi Project in 2000.

OTD1510 intercepted 112 metres grading 1.36 grams of gold per tonne (g/t) and 0.34% copper, with a copper equivalent (“CuEq”) grade of 1.21%, at a down-hole depth of between 2,286 and 2,398 metres. The intercept included 20 metres grading 3.78 g/t gold and 0.64% copper, with a CuEq grade of 3.06%, at a down-hole depth of between 2,376 and 2,396 metres, and six metres of 8.4 g/t gold and 0.66% copper, with a CuEq grade of 6.05%, at a down-hole depth of between 2,388 and 2,394 metres. Individual two-metre samples near the bottom of hole OTD1510 returned gold assays of approximately 10 grams per tonne, among the highest gold grades ever drilled at the Oyu Tolgoi Project. Over the entire 938-metre intercept, OTD1510 averaged 0.42 g/t gold and 0.46% copper, with a CuEq grade of 0.76%, at a down-hole depth of between 1,460 and 2,398 metres (true depth below surface of between approximately 1,200 and 1,885 metres).

The Company’s deep diamond drilling first identified mineralization in the Heruga North zone in December 2008. Since the initial discovery, the Company has completed approximately 43,500 metres of wide-spaced diamond drilling into the Heruga North zone. Although there has been insufficient drilling to date to define a mineral resource, the Company believes that the Heruga North zone may host mineralization of a similar tonnage and grade to that previously identified in the adjacent Heruga zone. As of October 2009, the Heruga Deposit had an estimated inferred resource of 970 million tonnes grading 0.48% copper, 0.48 g/t gold and 140 parts per million molybdenum, for a copper equivalent grade of 0.86%, using a 0.60% copper equivalent cut-off grade. See page 53 of the AIF for details of the Heruga resource estimate. Mineral resources are not mineral reserves until they have demonstrated economic viability based on a feasibility study or pre-feasibility study.

Dr. David Crane, R.P. Geo., the Exploration Manager for OT LLC, a member of the Australian Institute of Geoscientists and a qualified person as required by National Instrument 43-101, supervised the preparation of the scientific and technical information in this subsection entitled “Oyu Tolgoi Project Exploration”.

Project Financing Activities

As part of the Company’s efforts to arrange the necessary funding for the Oyu Tolgoi Project, the Company is continuing discussions with a group of international financial institutions on a separate debt-financing package for the project, with funding targeted for the first half of 2011. Under the Heads of Agreement, Rio Tinto has agreed to work jointly with the Company in securing the debt-financing package for the project. The proposed multi-billion-dollar package is being considered by a core lending group of five international financial institutions: the European Bank for Reconstruction and Development, the International Finance Corporation, Export Development Canada, BNP Paribas and Standard Chartered.

Anti-Dilution Warrant Exercise

On October 5, 2010, Rio Tinto exercised a portion of its anti-dilution warrants it received under the Private Placement Agreement and thereby acquired 720,203 Common Shares at a price of Cdn$3.15 per Common Share. Rio Tinto continues to hold an additional 720,203 anti-dilution warrants underlying the Series B Warrants (the “Type B, Series 1 Warrants”).

New Management Appointees

On October 18, 2010, the Company announced that Mr. Robert Friedland assumed the duties and title of Chief Executive Officer of the Company as part of a series of organizational changes that also resulted in the establishment of the Office of the Chairman. President John Macken relinquished the position of Chief Executive Officer that he has held since 2006. Mr. Macken continues to be involved in construction of the Oyu Tolgoi Project.

Other Recent Developments

The Company also announced on October 18, 2010 that a number of potential options have been presented to the Company by industry leaders, on an unsolicited basis, since it announced in January 2010 that the Lead Dealer Manager and Hatch Corporate Finance were working with the Company in exploring opportunities to further enhance value from development successes at its various projects. However, no agreements have been reached with any party and there is no assurance that the Company will pursue or conclude any transaction with such a third party.

Heads of Agreement

On December 8, 2010, the Company and Rio Tinto entered into the Heads of Agreement. For a description of the material elements of the Heads of Agreement, see “HEADS OF AGREEMENTS WITH RIO TINTO”.

Series B Warrant Exercise

On December 15, 2010, pursuant to the terms of the Heads of Agreement, Rio Tinto exercised 33,783,784 Series B Warrants it received under the Private Placement Agreement and has thereby acquired an additional 33,783,784 Common Shares at a price of US$8.88 per Common Share. The Company received total proceeds from the exercise of the Series B Warrants of approximately US$300 million. On December 15, 2010, Rio Tinto also acquired 10,000,000 Common Shares from Robert Friedland at a price of US$25.344 per Common Share. As a result of the exercise of the Series B Warrants and the acquisition from Robert Friedland of the RMF Purchased Shares, Rio Tinto’s equity ownership of the Company increased from 34.83% to 40.49% of the Company’s then issued and outstanding Common Shares. Rio Tinto continues to hold (i) 12,242,738 Series B Warrants, (ii) 35,000,000 Series C share purchase warrants (the “Series C Warrants”) it received in connection with the terms of the credit agreement between the Company and Rio Tinto dated October 24, 2007, and (iii) 720,203 Type B, Series 1 Warrants of the Company it received pursuant to certain anti-dilution protections under the Private Placement Agreement. Rio Tinto has also entered into a separate agreement to purchase, upon the completion of the Rights Offering, a further 10,000,000 Common Shares (subject to the anti-dilution adjustment to take into account the Rights Offering) from Citibank N.A. See “HEADS OF AGREEMENTS WITH RIO TINTO”.

Budget Approval

The Board of Directors approved a US$2.3 billion capital budget for 2011 (the “2011 Budget”) in respect of the Oyu Tolgoi Project. The 2011 Budget is based on a revised capital cost estimate to first production of US$5.9 billion, of which US$1.4 billion has already been incurred and approximately US$4.5 billion will be required to be incurred between 2011 and 2013 to complete the 100,000-tonne-per day first phase of the Oyu Tolgoi Project.

HEADS OF AGREEMENT WITH RIO TINTO

On December 8, 2010, the Company and Rio Tinto entered into the Heads of Agreement. The Heads of Agreement is a comprehensive agreement that contemplates a number of transactions respecting the financing and management of the Oyu Tolgoi Project, certain amendments to the Private Placement Agreement and other matters. The financing commitments made by Rio Tinto pursuant to the terms of the Heads of Agreement, as detailed below, have addressed the uncertainty that previously existed with respect how the Oyu Tolgoi Project would be financed and provides the Company with more secure access to a source of funding than it previously enjoyed, thus facilitating the timely ongoing development of the Oyu Tolgoi Project. The following is a summary of the material terms of the Heads of Agreement and is qualified in its entirety with reference to the Heads of Agreement, a copy of which is available under the Company’s profile on SEDAR, at www.sedar.com and which has been filed as an exhibit to the Company’s registration statement on Form F-10 of which this Prospectus forms a part, and which is available on the SEC’s website at www.sec.gov.

Material Terms and Conditions of the Heads of Agreement

Rights Offering

The Company and Rio Tinto have agreed upon the material economic parameters which the Rights Offering is being made, including (i) the issuance of Rights sufficient to generate proceeds of up to US$1.0 to US$1.2 billion, (ii) the price payable by holders of Rights to acquire one Common Share, such price being at a discount in the range of 40% to 50% to the volume weighted average price of a Common Share on the NYSE during the twenty (20) trading days immediately before December 8, 2010, and (iii) the absence of a minimum subscription condition. In addition, Rio Tinto has agreed to publicly support the Rights Offering and to exercise all Rights issued to it. See “DETAILS OF THE RIGHTS OFFERING — Intention of Insiders and Others to Exercise Rights”.

Outstanding Warrants

Rio Tinto agreed to, and has, exercised a sufficient number of Series B Warrants to subscribe for and purchase at least 33,783,784 Common Shares at an exercise price of US$8.88 per Common Share for gross proceeds of at least US$300 million. In addition, Rio Tinto has also agreed to exercise all of its remaining unexercised Series B Warrants, Series C Warrants and its anti-dilution warrants (collectively, the “Outstanding Warrants”) by January 18, 2012, subject to earlier expiry and/or exercise including as described under the heading below entitled “Funding Requests”.

The terms of the Outstanding Warrants will be amended to change the existing mechanism for adjusting the number of Common Shares acquirable upon the exercise of the Outstanding Warrants in the event of a “common share reorganization”, a “rights offering” or a “special distribution” that results in an adjustment in the exercise price of such Outstanding Warrants to eliminate any possibility of dilution as a result of a Rights Offering.

Common Share Purchase and Sale

Rio Tinto has entered into separate agreements with Mr. Robert Friedland and Citibank N.A. to purchase Common Shares. Rio Tinto has agreed to purchase 10,000,000 outstanding Common Shares from Mr. Friedland (the “RMF Purchased Shares”) to be delivered prior to the Record Date. Rio Tinto has also agreed to purchase a further 10,000,000 Common Shares (subject to anti-dilution adjustment to take into account the Rights Offering) from Citibank (the “Citi Purchased Shares”) to be delivered after the Closing Date. The purchase price for the RMF Purchased Shares was US$25.344, being an amount equal to the simple average of the closing price of the Common Shares on the NYSE on the twenty (20) trading days preceding the date of the Heads of Agreement. The purchase price to be paid by Rio Tinto for the first 10,000,000 of the Citi Purchased Shares will also be US$25.344 and the purchase price for the balance of the Citi Purchased Shares (reflecting the anti-dilution adjustment to take into account the Rights Offering), will be equal to the Subscription Price.

Subscription Right

In consideration for a subscription price of US$1,000, the Company issued to Rio Tinto a subscription right (the “Subscription Right”) exercisable from time to time to subscribe for a number Common Shares. The Company is not required to issue any Common Shares to Rio Tinto pursuant to the exercise of the Subscription Right if, as a result of such issuance, Rio Tinto would own or control more than a number of Common Shares equal to (A) 49.0% of the then issued and outstanding Common Shares, less (B) the amount, if any, by which 3.7 million exceeds the number of Common Shares acquired by Rio Tinto and all persons with whom Rio Tinto is acting jointly or in concert from any person, other than the RMF Purchased Shares, the Citi Purchased Shares or any Common Shares otherwise acquired from the Company.

The price per Common Share acquired by Rio Tinto under the Subscription Right will be equal to the volume weighted average price of the Common Shares on the TSX on the five (5) trading days immediately before the applicable date of exercise.

The Subscription Right further limits Rio Tinto from acquiring, in any six month period, pursuant to the Subscription Right, Common Shares representing more than 10% of the number of Common Shares outstanding as of the beginning of any such six month period.

The Subscription Right will terminate on January 18, 2012, unless terminated earlier in connection with an exercise by Rio Tinto of its Right of First Offer that has the effect of terminating the Standstill Cap (as defined below).

Use of Proceeds

Under the Heads of Agreement, the Company is obligated to use (other than US$180 million in the aggregate) the proceeds from the Rights Offering and the proceeds from the exercise of the Outstanding Warrants and the sale of Common Shares underlying the Subscription Right, any other sale of Common Shares or convertible securities to Rio Tinto and the net after-tax proceeds from the sale of the OT Payment, to continue to advance development of the Oyu Tolgoi Project.

The Company may not use the proceeds from the sale of any of its assets that are unrelated to the Oyu Tolgoi Project (“Non-OT Assets”) to acquire any new assets or to fund any existing projects other than the development of the Oyu Tolgoi Project and the Company’s Altynalmas gold project in Kazakhstan. Notwithstanding the foregoing, the Company may use the proceeds from the sale of Non-OT Assets for general corporate purposes including the payment of taxes and corporate expenses.

Standstill

The share purchase limitations imposed on Rio Tinto under the Private Placement Agreement have been replaced by a new hard cap limitation (the “Standstill Cap”), whereby Rio Tinto will not acquire any Common Shares or securities convertible into or exercisable for Common Shares if such acquisition would result in Rio Tinto owning more than 49.0% of the outstanding Common Shares assuming the full exercise of the Outstanding Warrants.

The only exceptions to the Standstill Cap are acquisitions pursuant to Rio Tinto’s exercise of the Right of First Offer and its existing right of first refusal with respect to the Common Shares owned directly and indirectly by Mr. Robert Friedland under the terms of a shareholders’ agreement (the “Friedland Rio Agreement”) dated October 18, 2006, as amended.

The Standstill Cap will remain in effect until January 18, 2012, subject to earlier termination in the event that (i) Rio Tinto exercises its Right of First Offer and as a result owns more than 49% of the Company’s outstanding Common Shares, (ii) the Company commits a significant breach of the OT Governance Agreement (as defined below) or (iii) the Company appoints to the Board of Directors any individual who is not a Rio Tinto nominee in accordance with Rio Tinto’s director nomination rights under the Private Placement Agreement or a current director of the Company.

Project Finance

The Company and Rio Tinto have agreed to act together diligently and in good faith to negotiate a comprehensive project financing for the Oyu Tolgoi Project (the “OT Project Financing”) acceptable to both the Company and Rio Tinto, each acting reasonably, of US$3.6 billion, unless the parties otherwise agree to some other amount, from a primary group of lenders.

The parties have further agreed that the final terms of the OT Project Financing remain subject to the approval of the Board of Directors, the OT LLC board of directors and the Technical Committee. See “THE COMPANY — Recent Developments — Project Finance Activities”.

Interim Funding

Rio Tinto has agreed to immediately make available to the Company a non-revolving interim funding facility of US$1.8 billion (the “Interim Funding Facility”), pursuant to a credit agreement for the Interim Funding Facility (the “OT Interim Funding Agreement”), which will be drawn down to fund ongoing Oyu Tolgoi Project expenditures if and to the extent that funds from an OT Project Financing or from other sources are not available in a timely manner.

Draw-downs under the Interim Funding Facility will be available, subject to satisfaction of all applicable conditions precedent, from the date of the OT Interim Funding Agreement until the earliest of: (i) disbursement in full of the maximum amount available under such facility; (ii) OT Project Financing having become available by virtue of binding definitive loan agreements having been entered into with the project lenders and the conditions precedent to the first drawdown under such agreements having been satisfied or waived; or (iii) December 31, 2012.

If the OT Project Financing is obtained, the Interim Funding Facility will be repaid from the proceeds of the OT Project Financing. In any event, the Interim Funding Facility will mature, and all principal, interest and other amounts thereunder will be finally due and payable, no later than December 31, 2013.

The Interim Funding Facility will bear interest at a rate equal to the daily weighted average of: (i) the interest rate charged from time to time on the on-lending of advances made under the Interim Funding Facility to OT LLC by its shareholders or otherwise; (ii) the rate at which dividends are paid from time to time by OT LLC on preferred shares in the capital of OT LLC which are purchased with funds advanced under the Interim Funding Facility; and (iii) the rate(s) at which dividends, interest or other periodic payments are made from time to time to any provider of funds to OT LLC which derive from advances made under the Interim Funding Facility.

Rio Tinto’s obligation to advance funding under the Interim Funding Facility is conditional upon, among other things:

•	receipt by Rio Tinto of a funding request evidencing the necessity for a drawdown of funds for ongoing Oyu Tolgoi Project expenditures;

•	receipt by Rio Tinto of certain documents and financial statements of the Company and certain of its subsidiaries and evidence that all necessary corporate authorizations have been obtained by the Company and such subsidiaries;

•	the Company having executed all necessary loan and security documentation;

•	registrations under applicable personal property security legislation having been made;

•	all material consents, waivers, permits, orders and approvals having been obtained;

•	no events or circumstances having a material adverse effect on the Company having occurred;

•	no event of default or event which, with the giving of notice or the lapse of time or both, would constitute an event of default having occurred; and

•	the OT Project Financing not having become available for drawdown.

The Company has given a series of positive and negative covenants to Rio Tinto in respect of the Interim Funding Facility regarding its own conduct and that of certain of its subsidiaries including, but not limited to (and subject to certain exceptions), the following:

•	no encumbrance of any of the Oyu Tolgoi Project’s assets or properties or the revenues or cash flows derived therefrom;

•	no direct or indirect transfer of the revenues or cash flows derived from the Oyu Tolgoi Project to any third party;

•	no off-take contracts or marketing contracts with respect to the Oyu Tolgoi Project unless approved by Rio Tinto;

•	no direct or indirect transfer of the whole or any part of the Oyu Tolgoi Project’s assets or properties to any third party;

•	pay or cause to be paid when due all amounts in respect of principal, interest and any other amounts owing under the Interim Funding Facility;

•	no encumbrances on present or future assets to secure any indebtedness of the Company or of any other person, other than indebtedness created under the Interim Funding Facility or specifically permitted debt (including any OT Project Financing);

•	no indebtedness other than the Interim Funding Facility or specifically permitted debt (including any OT Project Financing);

•	comply with applicable law;

•	observe and perform all material obligations, covenants, terms and conditions under any material contract, mortgage, debenture, indenture, lease, licence, agreement or other instrument;

•	maintain insurance; and

•	not amend constitutional documents, enter into a merger, amalgamation or arrangement or effect an acquisition with a value in excess of US$5,000,000, or enter into any transaction whereby all or substantially all of the assets, property, effects or undertaking of Company or any material subsidiary would become the property of any other person.

The following is a summary of certain material events of default under the Interim Funding Facility:

•	the Company fails to pay when due any amount payable by it under the Interim Funding Facility;

•	the Company or any of its subsidiaries breaches or fails to perform or observe, in any material respect, any obligation, covenant or provision contained in any agreement between the Company or any of its subsidiaries and any member of the Rio Tinto Group (as defined in the Private Placement Agreement);

•	a change of control of the Company occurs, other than a change of control in favour of Rio Tinto;

•	any representation or warranty made or given by the Company or any of its subsidiaries under certain documents to which one or more of them is a party is materially inaccurate or misleading;

•	third party indebtedness exceeding certain thresholds is not paid when due or is accelerated or otherwise becomes due and payable;

•	a specified insolvency event occurs in respect of the Company or any of its material subsidiaries;

•	any material agreement to which the Company or any of its subsidiaries and any member of the Rio Tinto Group are parties is or becomes void or unenforceable against the Company or any of such subsidiaries or is terminated or repudiated;

•	expropriation, nationalization or seizure of any material assets in respect of the Oyu Tolgoi Project;

•	occurrence of any declared or undeclared war, civil war, riot, insurrection, sabotage or similar event which makes performance of contractual obligations under material agreements impracticable or unreasonably hazardous or causes destruction or physical damage to the Oyu Tolgoi Project facilities that renders their continued construction or operation impracticable;

•	any litigation, arbitration or administrative proceeding against the Company or a material subsidiary reasonably likely to have an adverse outcome and such outcome would be reasonably expected to have a material adverse effect on the Company;

•	de-listing or suspension of trading of the Common Shares from the TSX, the NYSE or the NASDAQ or the Company ceasing to be a “reporting issuer” in a province of Canada; or

•	in the opinion of Rio Tinto, acting reasonably, an event occurs that has, or is likely to have, a material adverse effect on the Company.

The terms and conditions governing the Interim Funding Facility are reflected in Schedule D to the Heads of Agreement, which will be superseded and replaced by a credit agreement based on the terms and conditions set out in Schedule D to the Heads of Agreement.

Funding Requests

If and when the Company requires further funds for the development of the OT Project, it will notify Rio Tinto. Rio Tinto will, after receiving each such notice, exercise a sufficient number of the remaining Outstanding Warrants, if any, to generate proceeds sufficient to fund expenditures as set out in each such notice.

If and when the Company requires further funds for the development of the OT Project and all Outstanding Warrants have been exercised, the Company may request a drawdown under the Interim Funding Facility, and subject to the availability of funds in the Interim Funding Facility and other terms and conditions, Rio Tinto, or its affiliate extending the Interim Facility, will deliver the requested funds to the Rio Tinto Manager (as defined below).

Governance Arrangements

Those subsidiaries of the Company (collectively, the “OT Holdcos”) that own the Company’s 66% interest in OT LLC will (i) appoint all of the directors of OT LLC reserved for the OT Holdcos under the Shareholders’ Agreement dated October 6, 2009 among the OT Holdcos, OT LLC and Erdenes MGL LLC (the “OT Shareholders’ Agreement”) based on the instructions of Rio Tinto, as to three directors, and the Company, as to the remaining three directors, and (ii) exercise all of the OT Holdcos’ rights under the OT Shareholders’ Agreement in accordance with instructions given by the RT/IVN Operating Committee (as defined below).

The Company and Rio Tinto will instruct their nominee directors of OT LLC to participate and to vote at OT LLC board meetings as a bloc in accordance with the instructions received from a newly formed governance body created under the Heads of Agreement (the “OT Operating Committee”).

Four directors of OT LLC appointed by OT Holdco (two from each of Rio Tinto and the Company) will be the members of the OT Operating Committee. Rio Tinto will be entitled to appoint one of its two directors on the RT/IVN Operating Committee as the chairman.

All decisions of the OT Operating Committee, other than decisions in respect of certain defined fundamental matters (“Special Matters”) will require a majority vote of the members with a casting vote of the chairman in the case of a tie. Decisions in respect of a Special Matter will require a unanimous vote of the members of the OT Operating Committee.

Special Matters include:

•	amendments to the OT Shareholders’ Agreement or the Investment Agreement;

•	certain related party transactions entered into by OT LLC that are not on arm’s length commercial terms;

•	alteration to the number of directors that each of the Company and/or Rio Tinto can appoint to the OT LLC board;

•	changes to the dividend distribution policy of OT LLC;

•	increased capital expenditures resulting from certain scope changes in respect of the OT Project unless Rio Tinto provides funding in respect of such increased expenditure;

•	a merger or reorganization of OT LLC;

•	the sale or transfer by OT LLC of all or any part of its assets other than a sale or transfer in the ordinary course of business of the Oyu Tolgoi Project;

•	the issuance of debt in excess of a specified amount subject to certain agreed exceptions;

•	the pledge or encumbrance of a substantial amount of OT LLC’s assets subject to certain agreed exceptions;

•	any issuance of securities or other action that would cause the OT Holdcos’ aggregate percentage holding of common shares in OT LLC to decrease;

•	an amendment to the constitution of OT LLC;

•	the admission of additional shareholders of OT LLC; and

•	any change to the board voting structure of OT LLC.

Rio Tinto may from time to time prepare a feasibility study for an expansion or modification of the currently envisaged Oyu Tolgoi Project development plan and the approval of the expansion or modification as proposed in the feasibility study will not constitute a Special Matter provided that no feasibility study may be presented which (i) requires material incremental capital expenditure (US$200 million or more) to be spent before January 1, 2013, (ii) envisages the construction of a 50 megawatt or greater power plant commencing before January 1, 2015, or (iii) envisages the construction of a smelter, unless such capital expenditure is funded by Rio Tinto on the same terms, with certain exceptions, as agreed in respect of funding for scope changes that qualify as Special Matters.

The terms and conditions governing the RT/IVN Operating Committee are reflected in Schedule E to the Heads of Agreement, which will be superseded and replaced by a governance agreement based on the terms and conditions set out in Schedule E to the Heads of Agreement (the “OT Governance Agreement”).

If the Company breaches certain material terms of the OT Governance Agreement, Rio Tinto will be released from the Standstill Cap and will be entitled to one-half of the Company’s 50% entitlement to the Management Services Payment (as defined in the OT Shareholders’ Agreement). If Rio Tinto breaches certain material terms of the OT Governance Agreement, the CAAA Covenants (as defined below), the covenants under the Interim Funding Facility, Rio Tinto’s Right of First Offer and the No-Sale Covenant (as defined below) will terminate.

OT Project Management and Exploration

A Rio Tinto affiliate (the “Rio Tinto Manager”) will be appointed to manage the Oyu Tolgoi Project pursuant to an agreement (the “OT Management Agreement”) acceptable to the board of directors of OT LLC. The terms and conditions of the OT Management Agreement to be presented to the board of directors of OT LLC are reflected in Schedule F to the Heads of Agreement.

The Rio Tinto Manager will perform its obligations and exercise its powers under the OT Management Agreement:

•	in a manner that is fair and reasonable and in the best interests of OT LLC;

•	in a good, workmanlike and efficient manner, with the degree of care, consistent with and applying suitable engineering, mining and processing methods and practices, in each case in accordance with the practice adopted by the Rio Tinto Group for large scale mining projects (which practice must accord at least with good industry practice); and

•	in compliance with the terms and provisions of applicable laws and all other licences, permits, contracts, and other agreements pertaining to the Oyu Tolgoi Project, including the Investment Agreement and the OT Shareholders Agreement.

The Rio Tinto Manager will not have any liability to OT LLC in relation to or arising out of the performance of the Rio Tinto Manager’s obligations under the OT Management Agreement, except in cases of Gross Fault of the Rio Tinto Manager. “Gross Fault” means (a) fraud or wilful and intentional misconduct by the Rio Tinto Manager or (b) any act or omission by the Rio Tinto Manager which amounts to a wanton or reckless disregard for or violation of the rights or safety of others, but shall be deemed not to include any act or omission done or omitted to be done, if resulting (x) from the express direction of the board of directors of OT LLC, (y) with the knowledge and concurrence of directors of the OT LLC board who are not nominees of the Rio Tinto Group, or (z) from an action taken in good faith by the Rio Tinto Manager to protect life, health or property.

If the Rio Tinto Manager commits Gross Fault twice in any 12 month period that, if capable of remedy, has not been remedied within 60 days after being required in writing to do so, or if incapable of remedy, fails to pay agreed compensation, or in the absence of agreement, compensation determined pursuant to arbitration, the chairman of the RT/IVN Operating Committee will call a meeting to discuss what, if any, action should be taken in relation to the changing of the Rio Tinto Manager including the removal of the Rio Tinto Manager responsible for the relevant breach and the selection of a new Rio Tinto Manager. In the event that the RT/IVN Operating Committee determines for the removal and replacement of the Rio Tinto Manager, they may also instruct Rio Tinto that any relevant personnel employed by the Rio Tinto Manager who was responsible for the relevant breach will not be employed by the new Rio Tinto Manager.

OT LLC may terminate the OT Management Agreement if:

•	an order is made or a resolution is passed for the winding-up of the Rio Tinto Manager or if the Rio Tinto Manager is unable to pay its debts, or stops or suspends or threatens to stop or suspend payment of its debts, as they fall due, which in any of such cases causes the Rio Tinto Manager to be unable to perform its obligations hereunder;

•	the Rio Tinto Group disposes of a sufficient number of Common Shares such that it ceases to hold a combined direct and/or indirect beneficial ownership interest in OT LLC of more than 10%; or

•	the Rio Tinto Manager ceases to be a wholly owned member of the Rio Tinto Group and the situation is not remedied within 60 days after being required in writing to do so.

Subject to approval by the board of directors of OT LLC of the OT Management Agreement, exploration within the areas covered by the Oyu Tolgoi Project licenses, but outside of the “Core Area” of the Oyu Tolgoi Project, will be managed by a designated subsidiary of the Company (on a non-exclusive basis) by way of sub-contract with the Rio Tinto Manager (the “OT Exploration Agreement”). The Company, or a designated subsidiary, will be responsible for preparing exploration programs and budgets but Rio Tinto will have the right to approve any exploration expenditures in excess of US$30 million per year. The terms and conditions of the OT Exploration Agreement are reflected in Schedule G to the Heads of Agreement.

Board of Directors of Ivanhoe

Rio Tinto has agreed that it will not exercise its voting rights for the election of directors of the Company such that Rio Tinto’s representation at the Board of Directors exceeds its proportional entitlements currently provided for in the Private Placement Agreement or to elect any individual (other than those individuals who are currently directors of the Company) until the expiry or termination of the Standstill Cap or earlier if the Company commits a significant breach of the OT Governance Agreement.

Rio Tinto will not be obliged to vote in favour of any individual who is not currently a director of the Company, and if the Company nominates any such individual for election by the Company’s shareholders, Rio Tinto will have the right to nominate and vote for another individual of its choosing to run against the individual nominated by the Company in such election.

If and when Rio Tinto acquires beneficial ownership of more than fifty percent (50%) of the outstanding Common Shares (an “Ivanhoe Change of Control”) or upon termination of the Standstill Cap (whichever is earlier): (i) one incumbent Company director (selected by the Company’s incumbent senior management and acceptable to Rio Tinto) who is independent but who was not nominated by Rio Tinto pursuant to its rights under the Private Placement Agreement; and (ii) two incumbent Company directors (selected by Mr. Robert Friedland and acceptable to Rio Tinto), conditional upon Mr. Friedland continuing to own at least 10% of the outstanding Common Shares, may remain as directors of the Company (on a board of 14 directors), and in each case, Rio Tinto will exercise its voting power to vote in favour of the election of such directors from time to time until the earlier of January 18, 2014 and the date the Company ceases to be a reporting issuer.

In addition, if and when an Ivanhoe Change of Control occurs or upon termination of the Standstill Cap (whichever is earlier), at least 8 of the 14 directors will be independent directors until January 18, 2014.

Reservation of Legal Rights and Arbitration

Rio Tinto and the Company will continue the Arbitration upon completion of the Tolling Period, subject to earlier termination. The Tolling Period will expire immediately in the event a formal take-over bid for the Company is announced or commenced or either party takes any action that the other party reasonably believes prejudices its rights.

Rio Tinto will not challenge, as a breach of Rio Tinto’s rights under the Private Placement Agreement and the Friedland Rio Agreement, respectively, the Rights Offering or the Friedland Agreements. The Company and Rio Tinto further agreed that Rio Tinto’s agreement to participate in the Rights Offering will not be construed as determinative of any party’s rights or obligations under the Private Placement Agreement or the Friedland Rio Agreement in respect of any other transaction or matter including, without limitation, in respect of the Shareholders Rights Plan and future rights offerings nor as an admission by either party that a particular transaction is permitted or not permitted under the Private Placement Agreement or the Friedland Rio Agreement, as applicable.

Other Oyu Tolgoi Project Matters

The Company agrees, subject to certain exceptions set out in the Heads of Agreement, not to directly or indirectly sell, transfer or otherwise dispose of or encumber any interest in the Oyu Tolgoi Project without Rio Tinto’s consent before January 18, 2014 (the “No-Sale Covenant”).

The Company and Rio Tinto will form a working group to study and consider proposals for power, infrastructure and smelting for the Oyu Tolgoi Project.

Subject to Rio Tinto’s consent, not to be unreasonably withheld, the Company will have the right to sell the OT Payment to a third party without regard to Rio Tinto’s right of first refusal under the Private Placement Agreement with respect to such sale provided that the Company receives gross proceeds of at least US$600 million of which at least two-thirds of such proceeds are received in cash.

Ancillary Agreements

The Company will enter into an acknowledgement agreement with Rio Tinto Alcan pursuant to which the Company and Rio Tinto Alcan will acknowledge and agree that each of the covenants of the Company (the “CAAA Covenants”) in the Contract Assignment Arrangement Agreement dated August 13, 2008 between Rio Tinto Alcan, OT LLC and the Company will expire on January 18, 2012.

Mr. Robert Friedland and Rio Tinto will amend the Friedland Rio Agreement to extend the term of such agreement to January 18, 2012.

Rio Tinto and the Company will enter into a name rights agreement (the “Name Rights Agreement”) with Ivanhoe Capital Corp. (“ICC”), a company wholly-owned by Mr. Robert Friedland, which will give ICC the right to require the Company to convene a meeting of its shareholders seeking a resolution to change its name to a name other than “Ivanhoe” if and when there is an Ivanhoe Change of Control in favour of Rio Tinto or the Board of Directors consists of a majority of directors nominated by Rio Tinto through the exercise of its voting power or otherwise. In such circumstances, ICC can also require the Company to withdraw from the current cost-sharing arrangements that exist among the Company, ICC and other companies in respect of the Vancouver office facilities and shared employees.

Purpose and Business Reasons

In October 2006, pursuant to the terms of the Private Placement Agreement, the Company and Rio Tinto formed the Technical Committee through which the parties agreed to collectively oversee and supervise the development, operation and management of the Oyu Tolgoi Project. The Technical Committee is comprised of members appointed by each of Rio Tinto and the Company. In October 2009, Rio Tinto assumed effective control of the Technical Committee through its right, under the terms of the Private Placement Agreement, to appoint the Chair of the Technical Committee. Accordingly, Rio Tinto’s members have the right to cast the deciding vote on Technical Committee decisions concerning the development of the Oyu Tolgoi Project.

Although the Technical Committee oversees and supervises the development, operation and management of the Oyu Tolgoi Project, the board of directors of OT LLC must also approve certain development, operational and management matters relating to the project. The board of directors of OT LLC, whose members include appointees from each of the Company, Rio Tinto and the Government of Mongolia, as the holder of a 34% ownership interest in the Oyu Tolgoi Project, has not always agreed with the views of the Technical Committee. Typically, these differences of view have involved, on the one hand, Rio Tinto’s desire to accelerate and increase Oyu Tolgoi Project development expenditures and, on the other hand, concerns on the part of the OT LLC board of directors respecting the availability of adequate funding for these expenditures. Left unresolved, these differences could potentially have resulted in the disruption, delay or suspension of development and operational activity, which in turn could potentially have resulted in significantly increased costs to the Company and adverse effects on its share price.

The transactions contemplated by the Heads of Agreement are intended to address these issues in a number of ways. In relation to day-to-day decisions respecting the development, operation and management of the Oyu Tolgoi Project, the creation of the RT/IVN Operating Committee pursuant to the terms of the Heads of Agreement aims to eliminate the possibility of conflicts between the Technical Committee and the OT LLC board of directors, thereby facilitating timely and efficient implementation of the overall Oyu Tolgoi Project development plan. In contrast to the Technical Committee, where decisions are always carried by a majority vote, certain key matters that fall within the jurisdiction of the RT/IVN Operating Committee must be decided unanimously, which effectively gives the Company a veto with respect to those matters.

The financing commitments made by Rio Tinto pursuant to the terms of the Heads of Agreement, as detailed below, have addressed the uncertainty that previously existed with respect how the Oyu Tolgoi Project would be financed and provides the Company with more secure access to a source of funding than it previously enjoyed, thus facilitating the timely ongoing development of the Oyu Tolgoi Project.

Anticipated Effect of the Transaction

Since 2009, Rio Tinto has effectively controlled decision-making on the Technical Committee and, since 2007, has had the right to select the Managing Director and the Chief Financial Officer of OT LLC. Rio Tinto’s assumption of management control of the OT Project through the OT Governance Agreement and the OT Management Agreement augments the rights Rio Tinto has exercised, since 2009, through its decision-making power on the Technical Committee. The Company retains its right to participate in, and maintain representation on, the Technical Committee, the RT/IVN Operating Committee and the board of directors of OT LLC. Except in respect of certain defined fundamental decisions at the RT/IVN Operating Committee level, in respect of which the Company can exercise a veto, Rio Tinto can now exercise the same degree of decision-

making power on the RT/IVN Operating Committee and the board of directors of OT LLC as it has since 2009 on the Technical Committee.

The financing transactions contemplated by the Heads of Agreement, upon full implementation and utilization, are expected to generate total cash of approximately US$3.8 billion. This includes proceeds of the Rights Offering, the exercise by Rio Tinto of the Outstanding Warrants and the Interim Funding Facility but does not include the exercise by Rio Tinto of the Subscription Right (which is within Rio Tinto’s discretion and, therefore, may not generate any proceeds). If the Company and Rio Tinto are successful in their cooperative efforts to obtain the OT Project Financing (which is anticipated to be a long-term, limited-recourse, project financing package of up to US$3.6 billion), the Company will have another US$1.8 billion available for Oyu Tolgoi Project development expenditures, after repayment from the proceeds of the OT Project Financing of the Interim Funding Facility.

If and when the OT Project Financing is obtained, the total financial resources available to the Company to finance the Oyu Tolgoi Project, including foreseen expansions and associated investments, would be up to US$5.9 billion (or up to US$6.5 billion assuming an additional US$600 million of proceeds from future exercises of the Subscription Right).

Ivanhoe Board of Directors Approval of Heads of Agreement

The Board of Directors met on November 22, 2010 and again on December 7, 2010 to review and consider the proposed terms of the Heads of Agreement. Mr. Robert Friedland declared his interest in the transactions contemplated by the Heads of Agreement by reason of his intended sale to Rio Tinto of the RMF Purchased Shares and advised the Board of Directors that he would abstain from any vote with respect to matters relating to the approval of the Heads of Agreement.

The Board of Directors noted that, under Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions (“MI 61-101”), the transactions contemplated by the Heads of Agreement are “related party transactions” insofar as Rio Tinto is, by reason of its shareholding, a related party of the Company. Under MI 61-101, related party transactions are, with certain limited exceptions, subject to formal valuation and minority approval requirements unless exemptions from those requirements are available.

The Board of Directors concluded that the Interim Funding Facility is not subject to the formal valuation requirement and is exempt from the minority approval requirement of MI 61-101 on the basis that the terms and conditions of the Interim Funding Facility are reasonable commercial terms that are not less advantageous to the Company than if the Interim Funding Facility were obtained from a person dealing at arm’s length with the Company.

The Board of Directors also concluded that all of the transactions contemplated by the Heads of Agreement, other than the Interim Funding Facility and the Rights Offering (which is not a transaction to which the formal valuation and minority approval requirements of MI 61-101 apply) (the “Other HOA Transactions”) are exempt from the formal valuation and minority approval requirements of MI 61-101 based on a good faith determination by the Board of Directors that the aggregate fair market value of all such Other HOA Transactions (including the OT Governance Agreement and the OT Management Agreement, the fair market values of which are not readily determinable) does not exceed US$3.75 billion, being 25% of the Company’s US$15 billion market capitalization.

The Board of Directors further deliberated upon the advantages and disadvantages to the Company of the transactions contemplated by the Heads of Agreement and concluded that entering into the Heads of Agreement was in the best interests of the Company. Accordingly, the Board of Directors voted unanimously to approve the Heads of Agreement.

INTENTION OF INSIDERS TO EXERCISE RIGHTS

The Company has been informed by Mr. Robert Friedland that he and entities controlled by him, who collectively hold 86,881,622 Common Shares representing 15.34% of the issued and outstanding Common Shares, intend to fully exercise all of the Rights issued to each of them, subject to financing and an absence of any material adverse change to the Company. Mr. Friedland has entered into the Friedland Agreements, which consist of the Loan Agreement, subject to certain conditions precedent, with Citibank, an affiliate of the Lead Dealer Manager and the Cash-Settled Contract with Citibank, which provides a collar with reference to approximately 12 million Common Shares, subject to certain adjustments pursuant to the Cash-Settled Contract. Each of the Friedland Agreements is a separate transaction from the Rights Offering entered into by Citibank and Mr. Friedland. The Friedland Agreements will facilitate the participation of Mr. Friedland in the Rights Offering. See “RISK FACTORS — Risks Related to this Offering — Hedging transactions undertaken by Citibank in connection with the Cash-Settled Contract may affect the trading price of our Common Shares”.

In addition, under the Heads of Agreement, Rio Tinto, a holder of 229,251,843 Common Shares representing 40.49% of the issued and outstanding Common Shares, has also agreed, among other things, to exercise all Rights issued to it, publically support the Rights Offering and not challenge the Rights Offering or the Friedland Agreements as a breach of its rights under the Private Placement Agreement and the Friedland Rio Agreement, respectively. Notwithstanding Rio Tinto’s exercise of Rights, under the Heads of Agreement, each of Rio Tinto and Ivanhoe has agreed that Rio Tinto’s participation in the Rights Offering will not be construed as determinative of any party’s rights or obligations under the Private Placement Agreement or the Friedland Rio Agreement in respect of any other transaction or matter including, without limitation, in respect of the Shareholders Rights Plan and future rights offerings nor as an admission by either party that a particular transaction is permitted or not permitted under the Private Placement Agreement or the Friedland Rio Agreement, as applicable.

The Company, after reasonable inquiry, believes that certain insiders of the Company, other than Mr. Robert Friedland and Rio Tinto, intend to exercise Rights to purchase an aggregate of approximately 576,188 Common Shares. The information as to the intentions of our insiders is not within our knowledge and has been furnished by the respective insiders. No assurance can be given by us that the respective insiders will subscribe for Common Shares in the amounts set out above or at all.

RATIONALE FOR THE RIGHTS OFFERING

The Company is contemplating the Rights Offering in order to raise capital to advance development of the Oyu Tolgoi Project and for general and administrative expenses. The Rights Offering is intended to:

•	provide the capital necessary for the Company to maintain its current pace of development at the Oyu Tolgoi Project, which is ahead of the schedule contemplated by the IDP, with initial production expected to commence as early as the fourth quarter of 2012;

•	provide a sufficient equity base to permit the Company to raise project financing to reduce the Oyu Tolgoi Project’s risk profile and bring the project to commercial production;

•	strengthen the Company’s financial position and, consequently, its ability to protect and enhance value for all Shareholders;

•	ensure that each Shareholder, subject to applicable laws, has the opportunity to participate in the Rights Offering pro rata to its existing ownership interest in the Company; and

•	enable the Company to honour its commitment to the Government of Mongolia to continue moving the Oyu Tolgoi Project forward.

The Board of Directors has unanimously approved the Rights Offering and the Company believes that the proceeds raised by the Rights Offering will place it in a much stronger position to fund ongoing development of the Oyu Tolgoi Project.

USE OF PROCEEDS

The net proceeds from the issuance of the Common Shares under the Rights Offering are expected to be approximately US$1,154,335,226, assuming exercise of all the Rights based on the number of Common Shares outstanding as of the date of this Prospectus, after payment of the Dealer Manager Fees and deducting expenses and fees payable relating to the Rights Offering, estimated to be approximately US$21,100,000, which is payable by the Company. The proceeds to the Company were calculated using the United States dollar Subscription Price. Actual proceeds to the Company will vary depending on the relative amounts of Subscription Payments received by the Company in United States dollars and Canadian dollars, the exchange rate between United States dollars and Canadian dollars and the number of Common Shares outstanding on the Record Date.

Under the Heads of Agreement, the Company is obligated to use (other than US$180 million in the aggregate) the proceeds from the Rights Offering and the proceeds from the exercise of the Outstanding Warrants and the sale of Common Shares underlying the Subscription Right, any other sale of Common Shares or convertible securities to Rio Tinto and the net after tax proceeds from the sale of the OT Payment, to continue to advance development of the Oyu Tolgoi Project.

The proceeds from the Rights Offering, in conjunction with (i) approximately US$300 million of available cash and cash equivalents as of December 31, 2010 (projected available cash position as of December 31, 2010 — excludes cash associated with SGQ and Ivanhoe Australia Ltd.), (ii) approximately US$300 million in proceeds received from Rio Tinto pursuant to its exercise of 33,783,784 Series B Warrants, (iii) approximately US$500 million to be received from Rio Tinto pursuant to the exercise of the remaining Outstanding Warrants, and (iv) amounts obtained pursuant to the OT Project Financing, and to the extent such financing is not secured, amounts drawn down under the Interim Funding Facility, are expected to fund the majority of the Oyu Tolgoi Project’s initial capital cost. The Company began full-scale construction of the Oyu Tolgoi Project in the second quarter of 2010, and initial production is expected as early as the fourth quarter of 2012. Notwithstanding the forgoing, there is no assurance that the Company will be able to raise the capital necessary to fund the Oyu Tolgoi Project’s initial capital costs. Upon exercise, the Outstanding Warrants held by Rio Tinto will account for a portion of the development cost of the Oyu Tolgoi Project; however, they will be insufficient to fund the entire development cost.

DETAILS OF THE RIGHTS OFFERING

Issue of Rights and Record Date

All Shareholders as at 5:00 p.m. (Toronto time) on the Record Date of December 31, 2010 will be issued Rights to subscribe for Common Shares pursuant to the Rights Offering. A Shareholder is entitled to receive one Right for each Common Share held.

Only a Prospectus Holder or a Qualified Holder may exercise Rights. For every 100 Rights held, a Prospectus Holder or a Qualified Holder will be entitled to subscribe for 15 Common Shares from the Commencement Date until the Expiry Time on the Expiry Date, at the Subscription Price. The United States dollar denominated Subscription Price is a price equal to an approximate 46% discount to the weighted average closing price per Common Share on the NYSE over the 20 trading days prior to December 8, 2010, being the date of the Heads of Agreement, and the Canadian dollar denominated Subscription Price is a price equal to the Canadian dollar equivalent of the United States dollar Subscription Price based on the Noon Buying Rate on December 15, 2010. Rights not exercised prior to the Expiry Time on the Expiry Date will be void and of no value and no longer exercisable for any Common Shares.

At the Commencement Date, the Rights will be evidenced by Rights Certificates registered in the name of the Shareholder entitled thereto. Each Registered Shareholder, other than a Non-Prospectus Holder, will receive a Rights Certificate evidencing the total number of Rights to which such Shareholder is entitled. Subject to certain exceptions described herein, Rights Certificates may not be held directly by, and subscriptions for Common Shares will not be accepted from, Non-Prospectus Holders. See “— Non-Prospectus Holders” below.

Shareholders that hold their Common Shares through a Participant will not receive physical certificates evidencing their ownership of Rights. Instead, on the Record Date, a global Rights Certificate representing the total number of Rights to which all such Shareholders are entitled pursuant to the terms of the Rights Offering will be issued in registered form to, and in the name of, CDS or DTC (or one of their respective nominees), as the case may be, and will be delivered to CDS or DTC, as the case may be. The Company expects that each such Shareholder will receive a confirmation of the number of Rights issued to it from its respective Participant in accordance with the practices and procedures of that Participant. Each of CDS and DTC will be responsible for establishing and maintaining book-entry accounts for Participants holding Rights. See “— Common Shares Held In Book-Entry Form” below.

Only subscriptions for whole Common Shares will be accepted. No fractional Common Shares will be issued. There is no standby commitment or additional subscription privilege with respect to Common Shares underlying unsubscribed Rights as part of this Rights Offering.

The Rights Offering is not subject to any minimum subscription level.

Rights are transferable. A Right does not entitle the holder thereof to any rights whatsoever as a securityholder of the Company other than to subscribe for and purchase Common Shares as described herein.

This Prospectus qualifies the distribution of the Rights and the Common Shares issuable upon the exercise of the Rights only in the Prospectus Jurisdictions, except where the subscription by a holder of Rights in a Non-Prospectus Jurisdiction is lawfully made by a Qualified Holder in compliance with all securities and other laws applicable in the Non-Prospectus Jurisdiction where such person is resident. Registered Shareholders that wish to be recognized as Qualified Holders must contact the Subscription Agent at the earliest possible time, but in no event after 4:30 p.m. (Toronto time) on January 14, 2011, in order to satisfy the Company that such holders are Qualified Holders. From and after January 17, 2011, the Subscription Agent will attempt to sell the Rights of registered Non-Prospectus Holders that have not demonstrated that they are Qualified Holders, on such date or dates and at such price or prices and in such markets as the Subscription Agent determines in its sole discretion. The Subscription Agent will convert or cause to be converted any proceeds denominated in Canadian dollars into U.S. dollars at the prevailing exchange rate on the date of distribution, and, net of any expenses incurred by the Subscription Agent in connection with such conversion, distribute all proceeds in U.S. dollars to the registered Non-Prospectus Holders on a pro rata basis. See “— Non-Prospectus Holders” below.

Shareholders Resident in the United States

We have filed with the SEC a Registration Statement on Form F-10 under the U.S. Securities Act, and expect to make certain other filings with the SEC, the NYSE and NASDAQ so that the Rights and the Common Shares issuable upon the exercise of the Rights issued to Shareholders that are U.S. residents and are not affiliates of the Company will not be subject to transfer restrictions under U.S. securities law.

Dilution to Existing Shareholders

If a Shareholder wishes to retain its current percentage ownership, and assuming all the Rights are exercised, a Shareholder should exercise all of the Rights issued to such Shareholder. If a Shareholder does not exercise its Rights and the Rights Offering is completed, such Shareholder’s percentage interest in the Company may be substantially diluted upon the exercise of Rights by other Shareholders and the corresponding issuance of Common Shares.

Expiry of Rights

The Rights will expire at the Expiry Time of 5:00 p.m. (Toronto time) on the Expiry Date of January 26, 2011. Rights not exercised prior to the Expiry Time on the Expiry Date will be void and of no value and will no longer be exercisable for any Common Shares.

Fees Payable by Subscribers

Apart from the Subscription Payment payable in connection with the exercise of your Rights, there will be no fee or sales commission charged by us or the Subscription Agent on the issuance of Rights to Shareholders or upon the exercise of Rights. Notwithstanding the foregoing, payment of any service charge, commission or other fee payable (including those of brokers) in connection with the purchase or sale of Rights (other than the fees for the services to be performed by the Subscription Agent referred to under “— Subscription Agent” below) will be the responsibility of the Subscriber. Subscribers must also pay all stamp, issue, registration or other similar taxes or duties contingent upon the issue or delivery of Common Shares to or for the order of a third party.

Rights

100 Rights are required to be exercised by a Subscriber to subscribe for 15 Common Shares. Where the exercise of Rights would otherwise entitle a Subscriber to fractional Common Shares, the Subscriber’s entitlement will be reduced to the next lowest whole number of Common Shares. No fractional Common Shares will be issued.

Rights will be eligible for exercise at any time from the Commencement Date to the Expiry Time on the Expiry Date. If a Prospectus Holder or a Qualified Holder wants to exercise some but not all of the Rights represented by a Rights Certificate and such holder wishes to retain the ability to exercise the balance of the unexercised Rights represented by a Rights Certificate, such holder must first complete and submit to the Subscription Agent Form 3 on the Rights Certificate in order to divide the Rights and be issued two separate Right Certificates: one certificate representing the number of Rights that the holder wishes to exercise in the first instance (which should then be completed and delivered to the Subscription Agent) and a second certificate representing the balance of unexercised Rights available for future exercise prior to the Expiry Time on the Expiry Date. For information on how to exercise Rights, see “— Common Shares Held in Book-Entry Form” and “— Common Shares Held in Registered Form” below.

Prospectus Holders and Qualified Holders of Rights that are unsure how to exercise their Rights should contact the Subscription Agent, the Company or their respective Participant. See “ — Enquiries” below.

Deemed Representation and Warranty of Each Subscriber

As a condition to a purchase of any Common Shares in the Rights Offering, each Subscriber other than a Qualified Holder will be deemed to have represented and warranted that it is resident in a Prospectus Jurisdiction, and this representation and warranty will be relied upon by us, the Lead Dealer Manager, its affiliates, the Co-Dealer Managers and the Subscription Agent.

Subscription Agent and Depository

CIBC Mellon Trust Company, in its role as Subscription Agent, has been appointed to (i) receive subscriptions for Common Shares and Subscription Payments directly from Registered Shareholders or indirectly through Participants, and (ii) act as depository and to perform certain services relating to the exercise and transfer of Rights. Completed Rights Certificates Subscription Payments under the Rights Offering should be delivered by hand delivery, registered mail or courier service to:

CIBC Mellon Trust Company
199 Bay Street
Commerce Court West, Securities Level
Toronto, Ontario M5L 1G9

The Subscription Agent can be reached toll-free at 1-800-387-0825 (in North America) or 1-416-643-5500 (outside North America), or by email at inquiries@cibcmellon.com.

Common Shares Held In Book-Entry Form

Shareholders that hold their Common Shares through a Participant will not receive physical certificates evidencing their ownership of Rights. Instead, on the Record Date, one or more global Rights Certificates representing the total number of Rights to which all such Shareholders are entitled pursuant to the terms of the Rights Offering will be issued in registered form to, and in the name of, CDS or DTC (or one of their respective nominees), as the case may be, and will be delivered to CDS or DTC, as the case may be. The Company expects that each such Shareholder will receive a confirmation of the number of Rights issued to it from its respective Participant in accordance with the practices and procedures of that Participant. Each of CDS and DTC will be responsible for establishing and maintaining book-entry accounts for Participants holding Rights.

For Common Shares held through a Participant, a Prospectus Holder or a Qualified Holder may exercise the Rights issued in respect of such Common Shares by: (a) delivering to the Participant a properly completed form required by your Participant to effect the exercise of your Rights, and (b) forwarding to such Participant the Subscription Price for each Common Share that such holder wishes to subscribe for in accordance with the terms of this Rights Offering.

Subscriptions for Common Shares made through a Participant will be irrevocable, subject to Canadian statutory withdrawal rights in certain limited circumstances, such as the filing of an amendment to the Prospectus, and Subscribers will be unable to withdraw their subscriptions for Common Shares once submitted.

Holders that wish to exercise Rights issued in respect of Common Shares held through a CDS Participant or a DTC Participant should contact such CDS Participant or DTC Participant to determine how Rights may be exercised. The entire Subscription Price for any Rights exercised must be paid at the time of subscription and must be received by the Subscription Agent at the Subscription Office prior to the Expiry Time on the Expiry Date. Accordingly, Subscribers must provide the CDS Participant or DTC Participant holding their Rights with the Beneficial Owner Election Form and the corresponding Subscription Payment sufficiently in advance of the Expiry Time on the Expiry Date to permit proper exercise of their Rights. Participants will have an earlier deadline for receipt of the Beneficial Owner Election Form and corresponding Subscription Payment.

None of the Company, the Lead Dealer Manager, its affiliates, the Co-Dealer Managers or the Subscription Agent will have any liability for: (a) the records maintained by CDS or DTC or by CDS Participants or DTC Participants relating to the Rights or the book-entry accounts maintained by them; (b) maintaining, supervising or reviewing any records relating to such Rights; or (c) any advice or representations made or given by CDS or DTC or by CDS Participants or DTC Participants with respect to the rules and regulations of CDS or DTC, respectively, or any action to be taken by CDS or DTC or by CDS Participants or DTC Participants, as the case may be. The ability of a person having an interest in Rights held through a Participant to pledge such interest or otherwise take action with respect to such interest (other than through a Participant) may be limited due to the lack of a physical Rights Certificate. Holders of Rights must arrange sales or transfers of Rights through their Participant. See “— Sale or Transfer of Rights”.

CDS

The Subscription Price for Rights held through a CDS Participant is payable, at the election of the Subscriber, in either Canadian dollars or U.S. dollars by way of wire transfer, cheque, bank draft or money order payable to the CDS Participant, by direct debit from the Subscriber’s brokerage account or by electronic funds transfer or other similar payment mechanism.

DTC

If Rights are held of record through DTC, a holder may exercise its Rights through the DTC’s “PSOP” function by instructing DTC to charge his or her applicable DTC account for the Subscription Payment for the Common Shares and deliver such amount to the Subscription Agent. If Rights are held through a DTC Participant, the holder of such Rights may not be able to exercise such Rights in Canadian dollars and such holder should contact its DTC Participant if it wishes to submit any Subscription Payment in Canadian dollars. The Subscription Agent must receive the required subscription documents, including the Subscription Payment for the Common Shares sufficiently in advance of the Expiry Time on the Expiry Date to permit proper exercise of Rights. Participants will have an earlier deadline for receipt of instructions and payment.

Common Shares Held in Registered Form

Registered Shareholders in a Prospectus Jurisdiction will be mailed a copy of this Prospectus and a Rights Certificate representing the total number of Rights each such Shareholder is entitled to receive. In order to exercise Rights represented by the Rights Certificate, Subscribers must complete and deliver the Rights Certificate in accordance with the instructions set out below.

Rights not exercised by the Expiry Time on the Expiry Date will be void and of no value and will no longer be exercisable for any Common Shares. The Subscription Price for Rights exercised by Subscribers is payable, at the election of the Subscriber, in either Canadian dollars or U.S. dollars by way of wire transfer, certified cheque, bank draft or money order payable to the Subscription Agent.

How to Complete the Rights Certificate

1.	Form 1 — Subscription. Every 100 Rights entitle the holder thereof to subscribe for 15 Common Shares. The maximum number of Rights that may be exercised pursuant to the Rights Offering is shown in the box on the upper right-hand corner of the face of the Rights Certificate. If a Prospectus Holder or a Qualified Holder wants to exercise some but not all of the Rights represented by a Rights Certificate and such holder wishes to retain the ability to exercise the balance of the unexercised Rights represented by a Rights Certificate, such holder must first complete and submit to the Subscription Agent Form 3 on the Rights Certificate in order to divide the Rights and be issued two separate Right Certificates: one certificate representing the number of Rights that the holder wishes to exercise in the first instance (which should then be completed and delivered to the Subscription Agent) and a second certificate representing the balance of unexercised Rights available for future exercise prior to the Expiry Time on the Expiry Date.

Only subscriptions for whole Common Shares will be accepted. Where the exercise of Rights would otherwise entitle the holder of Rights to fractional Common Shares, the holder’s entitlement will be reduced to the next lowest whole number of Common Shares. See “- No Fractional Common Shares; No Fractional Cents”.

Completion of Form 1 on the Rights Certificate constitutes a representation by the holder thereof that the holder, other than in the case of a Qualified Holder, is not a resident of a Non-Prospectus Jurisdiction or an agent of a person that is a resident of a Non-Prospectus Jurisdiction.

2.	Form 2 — Transfer of Rights. Only a holder of Rights that wishes to transfer the Rights represented by a Rights Certificate should complete and sign Form 2 on the Rights Certificate. To complete a transfer, a holder of Rights must complete Form 2 on the Rights Certificate and have its signature guaranteed by one of the following methods:

•	Holders in Canada and the United States: A Medallion Guarantee obtained from a member of an acceptable Medallion Guarantee Program (STAMP, SEMP or MSP). Many banks, credit unions, savings associations and broker dealers are members of a Medallion Guarantee Program. The guarantor must affix a stamp in the space above bearing the actual words “Medallion Guaranteed”.

•	Holders in Canada: In addition to a Medallion Guarantee, holders in Canada may obtain a Signature Guarantee from a major Canadian Schedule I bank that is not a member of a Medallion Guarantee Program. The guarantor must affix a stamp in the space above bearing the actual words “Signature Guaranteed”.

•	Holders outside Canada and the United States: Must obtain a guarantee from a local financial institution that has a corresponding affiliate in Canada or the United States that is a member of an acceptable Medallion Guarantee Program. The corresponding affiliate must overguarantee the guarantee provided by the local financial institution.

It is not necessary for a transferee to obtain a new Rights Certificate to exercise the Rights, but the signatures of the transferee on Form 1 must correspond in every particular with the name of the transferee (or the bearer if no transferee is specified) as the absolute owner of the Rights Certificate for all purposes. If Form 2 is completed, the Company and the Subscription Agent will treat the transferee as the absolute owner of the Rights Certificate for all purposes and will not be affected by notice to the contrary.

3.	Form 3 — Dividing or Combining. Only a holder of Rights that wishes to divide or combine the Rights represented by a Rights Certificate should complete and sign Form 3 on the Rights Certificate. Rights Certificates need not be endorsed if the new Rights Certificate(s) will be issued in the same name. The Subscription Agent will then issue a new Rights Certificate in such denominations (totalling the same number of Rights as represented by the Rights Certificate(s) being divided or combined) as are required by the Rights Certificate holder. Rights Certificates must be surrendered for division or combination in sufficient time prior to the Expiry Time to permit the new Rights Certificates to be issued to and used by the Rights Certificate holder. The Subscription Agent will facilitate subdivisions of the Rights until 5:00 p.m. (Toronto time) on January 21, 2011, five days prior to the scheduled Expiry Date.

4.	Payment. The Subscription Price per Common Share is payable, at the election of the Subscriber, in either Canadian or U.S. dollars by way of wire transfer, certified cheque, bank draft or money order payable to the order of “CIBC Mellon Trust Company”.

5.	Delivery. Holders of Rights that exercise their Rights for Common Shares must complete and mail the enclosed Rights Certificate to the Subscription Agent, together with payment of the Subscription Price, in the enclosed return envelope. The completed Rights Certificate and payment of the Subscription Price must be received by the Subscription Agent, unless the guaranteed delivery procedures described below are followed, by no later than the Expiry Time on the Expiry Date. If mailing, registered mail is recommended. Sufficient time should be allowed to avoid late delivery.

The signature of the holder of a Rights Certificate must correspond in every particular with the name that appears on the face of the Rights Certificate. Signatures by a trustee, executor, administrator, guardian, attorney, officer of a company or any person acting in a fiduciary or representative capacity should be accompanied by evidence of authority satisfactory to the Subscription Agent.

Subscriptions for Common Shares will be irrevocable, subject to Canadian statutory withdrawal rights in certain limited circumstances, such as the filing of an amendment to the Prospectus, and Subscribers will be unable to withdraw their subscriptions for Common Shares once submitted.

Guaranteed Delivery Procedures

If you wish to exercise your Rights and you are a Registered Holder that is a Prospectus Holder or a Qualified Holder, but you do not have sufficient time to deliver the Rights Certificate evidencing your Rights to the Subscription Agent before the Expiry Time on the Expiry Date, you may exercise your Rights by complying with the following guaranteed delivery procedures:

•	provide your payment in full of the Subscription Price for each Common Share subscribed for to the Subscription Agent before the Expiry Time on the Expiry Date;

•	deliver a notice of guaranteed delivery to the Subscription Agent at or before the Expiry Time on the Expiry Date; and

•	deliver the properly completed Rights Certificate evidencing the Rights being exercised, with any required signature guarantee as described herein, to the Subscription Agent, within three business days after the Expiry Date.

Your notice of guaranteed delivery must be substantially in the form provided to you with your Rights Certificate. Your notice of guaranteed delivery must come from a Prospectus Holder or a Qualified Holder, as applicable. In your notice of guaranteed delivery you must state:

•	your name;

•	the number of Rights represented by your Rights Certificate, the number of Common Shares you are subscribing for pursuant to your Rights; and

•	your guarantee that you will deliver to the Subscription Agent any Rights Certificates evidencing the Rights you are exercising within three business days after the Expiry Date.

You may deliver the notice of guaranteed delivery to the Subscription Agent in the same manner as the Rights Certificate at the addresses set forth above under “DETAILS OF THE RIGHTS OFFERING — Subscription Agent and Depositary”.

The Subscription Agent will send you additional copies of the form of notice of guaranteed delivery if you need them. You may call the Subscription Agent toll-free at 1-800-387-0825 (in North America) or 1-416-643-5500 (outside North America).

If you wish to exercise your Rights and you are a Prospectus Holder or a Qualified Holder holding Rights through a Participant, but you are not able to deliver the Rights according to the practices and procedures of that Participant such that the Subscription Agent receives your Rights before the Expiry Time on the Expiry Date, you may be able to exercise your Rights by complying with that Participant’s guaranteed delivery procedures. Please contact the Participant through which you hold your Rights well in advance of the Expiry Time on the Expiry Date for more information regarding its guaranteed delivery procedures.

Undeliverable Rights

Rights Certificates returned to the Subscription Agent as undeliverable will be held by the Subscription Agent until the Expiry Time on the Expiry Date, after which time the Rights represented by such Rights Certificate will be void and of no value and no longer be exercisable for any Common Shares. As a result, the Subscription Agent will not sell or attempt to sell such undelivered Rights and no proceeds of sale will be credited to holders of such Rights.

Sale or Transfer of Rights

A holder of Rights in registered form may sell or transfer some or all of such Rights to any person that is not a Non-Prospectus Holder. A holder of Rights in registered form that wishes to sell or transfer some or all of its Rights must complete Form 2 on the Rights Certificate and have its signature guaranteed in accordance with the procedures outlined above. Holders that hold their Rights either through a CDS Participant or DTC Participant must arrange purchases or transfers of Rights through their CDS Participant or DTC Participant, respectively. See “— Common Shares Held in Book Entry Form” and “— Common Shares Held in Registered Form — How to Complete the Rights Certificate” above.

The Company has received conditional approval from the TSX for the listing on the TSX of the Rights and the Common Shares issuable upon the exercise of the Rights. Similar approvals have been received from NYSE and NASDAQ to admit the Rights for trading and list the Common Shares issuable upon the exercise of Rights. Listing of the Rights and the Common Shares underlying the Rights on the TSX, NYSE and NASDAQ is subject to IVN fulfilling all of the listing requirements of the TSX, NYSE and NASDAQ, respectively. Provided IVN fulfills all such requirements, the Rights will be listed or admitted for trading, as applicable, on the TSX on January 4, 2011 and on the NYSE and NASDAQ on January 6, 2011. Holders that do not wish to exercise their Rights may sell or transfer their Rights through the usual investment channels, such as investment dealers and brokers, at the holder’s own expense. The Rights will cease trading on the TSX at noon (Toronto time) on the Expiry Date, and on the NYSE and NASDAQ at the close of trading (New York time) on the day immediately preceding the Expiry Date. The Company has filed with the SEC a Registration Statement on Form F-10 under the U.S. Securities Act, and expects to make other certain filings with the SEC, the NYSE and NASDAQ so that the Rights and the Common Shares issuable upon the exercise of the Rights issued to Shareholders that are U.S. residents and are not affiliates of the Company will not be subject to transfer restrictions under U.S. securities law.

Persons interested in selling or purchasing Rights should be aware that the exercise of Rights by holders that are located in Non-Prospectus Jurisdictions will not be permitted unless the person exercising the Rights meets the conditions and satisfies the procedures described under “— Non-Prospectus Holders” below.

Non-Prospectus Holders

Holders of Rights that reside outside of Canada or the United States and any persons (including any Participants) that have a contractual or legal obligation to forward this document to a jurisdiction outside a Prospectus Jurisdiction should read this section.

This Prospectus covers the distribution of the Offered Securities in the Prospectus Jurisdictions only. Rights Certificates will not be sent to any holders of Rights with addresses of record in a Non-Prospectus Jurisdiction and, except as described herein, Rights may not be exercised by or on behalf of any holder of Rights with addresses of record in a Non-Prospectus Jurisdiction. Instead, Non-Prospectus Holders will be sent a copy of this Prospectus together with a letter advising them that their Rights Certificates will be held by the Subscription Agent as agent for the benefit of all such Non-Prospectus Holders. The letter will also set out the conditions required to be met, and procedures that must be followed, in order for Non-Prospectus Holders to participate in the Rights Offering.

Notwithstanding any of the foregoing, subscriptions from Qualified Holders will be accepted. The Company has confirmed that Rio Tinto and Robert Friedland are Qualified Holders. Shareholders that have not received Rights Certificates but are resident in a Prospectus Jurisdiction or that wish to be recognized as Qualified Holders must contact the Subscription Agent at the earliest possible time and, in any event, prior to 4:30 pm (Toronto time) on January 14, 2011. Rights of Shareholders with addresses of record in a Non-Prospectus Jurisdiction will be held by the Subscription Agent until 4:30 p.m. (Toronto time) on January 17, 2011 in order to provide such holders with the opportunity to satisfy the Company that: (i) the holder is resident in a Prospectus Jurisdiction, or (ii) the exercise of their Rights will not be in violation of securities and other laws applicable in the Non-Prospectus Jurisdiction where such person is resident. After such time and until the Expiry Date, the Subscription Agent will attempt to sell the Rights of such registered Non-Prospectus Holders on such date or dates and at such price or prices and in such markets as the Subscription Agent determines in its sole discretion. The Subscription Agent will convert or cause to be converted any proceeds denominated in Canadian dollars into U.S. dollars at the prevailing exchange rate on the date of distribution, and, net of any expenses incurred by the Subscription Agent in connection with such conversion, distribute all proceeds in U.S. dollars to the registered Non-Prospectus Holders on a pro rata basis.

No charge will be made for the sale of Rights on behalf of Non-Prospectus Holders by the Subscription Agent except for a proportionate share of any brokerage commissions incurred by the Subscription Agent and the costs of or incurred by the Subscription Agent in connection with the sale of the Rights. The proceeds from the sale of Rights by the Subscription Agent (net of brokerage fees and selling expenses and, if applicable, costs incurred and Canadian withholding taxes) will be divided on a pro rata basis among registered Non-Prospectus Holders and delivered to such Non-Prospectus Holders as soon as reasonably practicable, provided that amounts of less than US$10.00 will not be remitted. The Subscription Agent will act in its capacity as agent of the registered Non-Prospectus Holders on a best efforts basis only, and none of the Company, the Lead Dealer Manager, its affiliates, the Co-Dealer Managers or the Subscription Agent accept any liability for the price obtained on the sale of Rights or the inability of the Subscription Agent to sell the Rights. None of the Company, the Lead Dealer Manager, its affiliates, the Co-Dealer Managers or the Subscription Agent will be subject to any liability for or in connection with the sale of, or failure to sell, any Rights on behalf of Non-Prospectus Holders. There is a risk that the proceeds to be received from the sale of Rights issued in respect of Common Shares held by Non-Prospectus Holders would not exceed the costs of or incurred by the Subscription Agent in connection with the sale of such Rights, in which case no sale of Rights will occur and no proceeds will be remitted to Non-Prospectus Holders.

Holders of Rights that are not resident in Canada or the United States should be aware that the acquisition and disposition of any of the Offered Securities may have tax consequences in the jurisdiction in which they reside which are not described in this Prospectus. Such holders should consult their own tax advisors about the specific tax consequences of acquiring, holding and disposing of the Offered Securities.

Common Share Certificates

Common Shares issued in connection with the Rights Offering will be registered in the name of the person to whom the Rights Certificate was issued or to whom the Rights have been properly and duly transferred. The certificates representing such Common Shares will be delivered by mail to the address of the Subscriber as it appears on the Rights Certificate, unless otherwise directed, or to the address of the transferee, if any, indicated on the appropriate form on the Rights Certificate as soon as practicable after the Expiry Date. Except as otherwise described under “— Non-Prospectus Holders” above, Common Shares will not be issued to or on behalf of any holder of Rights with addresses of record in a Non-Prospectus Jurisdiction, other than Qualified Holders that exercise their Rights.

Holders of Rights that hold their Rights through a CDS Participant or through a DTC Participant will not receive physical certificates evidencing their ownership of Common Shares issued upon the exercise of Rights. At the Closing Date, one or more global certificates representing such Common Shares will be issued in registered form to, and in the name of, CDS, DTC or their respective nominees as applicable.

Enquiries

If you have any questions, you should contact the Subscription Agent, CIBC Mellon Trust Company, toll-free at 1-800-387-0825 (in North America) or 1-416-643-5500 (outside North America), or by email at inquiries@cibcmellon.com.

Validity and Rejection of Subscriptions

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any subscription will be determined by us in our sole discretion, which determination will be final and binding. All subscriptions are irrevocable, subject to Canadian statutory withdrawal rights in certain limited circumstances, such as the filing of an amendment to the Prospectus. Subject to applicable laws and the rules of the TSX, NYSE and NASDAQ, we reserve the absolute right to reject any subscription if such subscription is not in proper form or if the acceptance thereof or the issue of Common Shares upon the exercise of the Rights could be deemed unlawful. We also reserve the right to waive any defect with regard to any particular subscription. Neither we, the Lead Dealer Manager, its affiliates, the Co-Dealer Managers nor the Subscription

Agent will be under any duty to give any notification of any defect or irregularity in such subscriptions, nor will either of us incur any liability for failure to give such notification.

We reserve the right to treat as invalid any exercise or purported exercise of any Rights in the Rights Offering that appears to us to have been exercised, effected or dispatched in a manner which may involve a breach of the laws or regulations of any jurisdiction or if we believe, or our agents believe, that the same may violate or be inconsistent with the procedures and terms set out in this Prospectus.

No Fractional Common Shares; No Fractional Cents

We will not issue fractional Common Shares upon the exercise of the Rights. Where the exercise of Rights would otherwise entitle a holder thereof to fractional Common Shares, the holder’s entitlement will be reduced to the next lowest whole number of Common Shares. Where the exercise of Rights would result in the payment of a fractional cent in respect of the aggregate Subscription Price, the aggregate Subscription Price payable by such holder will be rounded up to the next whole cent.

Reservation of Common Shares

We will, at all times, reserve sufficient unissued Common Shares to permit the exercise of all of the Rights.

SHAREHOLDER RIGHTS PLAN

The Shareholder Rights Plan is intended to allow shareholders to properly evaluate and assess a takeover bid without facing undue pressure or coercion. The Shareholder Rights Plan provides the Board of Directors with additional time to consider any takeover bid and, if applicable, to explore alternative transactions that would maximize value for shareholders. It is intended to prevent any shareholder from increasing its holdings beyond 20% — or, in the case of Rio Tinto, beyond the level agreed by Ivanhoe and Rio Tinto pursuant to the terms of the Private Placement Agreement — without making an offer to all other shareholders.

Rio Tinto will not become an “Acquiring Person” (as defined in the Shareholder Rights Plan) as a result of any of the transactions contemplated by the Heads of Agreement including (i) the receipt and exercise of Rights by Rio Tinto pursuant to the Rights Offering, (ii) the acquisition and exercise from time to time of the Subscription Right, (iii) the amendment of the Outstanding Warrants, and (iv) the acquisition of the RMF Purchased Shares and the Citi Purchased Shares.

The Rights Offering is a “Pro Rata Acquisition” under the Shareholder Rights Plan. Accordingly, a person acquiring and exercising Rights pursuant to the Rights Offering will not thereby become an “Acquiring Person” (as defined in the Shareholder Rights Plan) and trigger the effects of the Shareholder Rights Plan as long as that person does not thereby acquire a greater percentage of the total number of Common Shares issuable under the Rights Offering than the person’s percentage of the total number of issued and outstanding Common Shares that such person owned immediately prior to the Record Date.

CONSOLIDATED CAPITALIZATION

The following table sets forth IVN’s capitalization as at September 30, 2010. IVN’s capitalization is presented on an actual basis, and as adjusted for the (i) exercise of 720,203 anti-dilution warrants underlying the Series A Warrants, (ii) exercise of 33,783,784 Series B Warrants, (iii) availability of the Interim Funding Facility, and (iv) Rights Offering, assuming the Rights are exercised in full. The capitalization table should be read in conjunction with IVN’s interim consolidated financial statements as at and for the period ended September 30, 2010, which are incorporated by reference in this Prospectus. Other than as specifically referred to in the capitalization table below, other transactions referred to in the Heads of Agreement are not reflected in the capitalization table. See “HEADS OF AGREEMENT” for more information on the transactions contemplated by Heads of Agreement.

			Outstanding as at
			September 30, 2010 after
			Giving Effect to the
			(i) Exercise of 720,203
			Anti-Dilution Warrants
			Underlying the Series A
			Warrants, (ii) Exercise
			of 33,783,784 Series B
			Warrants, (iii) Availability
			of the Interim Funding
	Outstanding as at		Facility, and (iv) Rights
	September 30,		Offering, Assuming the Rights
	2010		are Exercised in Full(1)
	(Stated in thousands of U.S. dollars)

Cash and cash equivalents(2)	$1,440,119		$2,894,974

Credit Facilities
Convertible credit facility, including current portion(3)	237,612		237,612
Amounts due under credit facilities, including current portion(4)	55,757		55,757
Interim Funding Facility(5)	—		—

Total Credit Facilities	293,369		293,369

Equity
Share capital
Authorized
Unlimited number of preferred shares without par value
Unlimited number of common shares without par value
Issued and outstanding 529,460,654 common shares	2,997,636		4,459,103
Share purchase warrants	18,443	(6)	11,831
Additional paid-in capital(7)	1,302,994		1,302,994
Accumulated other comprehensive income	1,626		1,626
Deficit	(2,048,936)		(2,048,936)

Total Ivanhoe Mines Ltd. Equity	2,271,763		3,726,618

Noncontrolling Interests	15,230		15,230

Total Equity	2,286,993		3,741,848

Total Capitalization	$2,580,362		$4,035,217

(1)	The unaudited pro forma capitalization as at September 30, 2010 gives effect to the (i) exercise of 720,203 anti-dilution warrants underlying the Series A Warrants, (ii) exercise of 33,783,784 Series B Warrants by Rio Tinto, (iii) availability of the Interim Funding Facility, and (iv) assumption of full subscription under the Rights Offering and the issuance of US$1,154,335,226 in Common Shares pursuant to the exercise of all Rights (assuming the issuance of the maximum number of Rights based on the number of Common Shares outstanding as of the date of this Prospectus), after the payment of the Dealer Manager Fees and deducting expenses and fees payable relating to the Rights Offering, estimated to be approximately US$21,100,000, which is payable by the Company. The proceeds to IVN were calculated using the

United States dollar Subscription Price. Actual proceeds to IVN will vary depending on the relative amounts of Subscription Payments received by IVN in United States dollars and Canadian dollars, the exchange rate between United States dollars and Canadian dollars and the number of Common Shares outstanding on the Record Date.

(2)	Cash and cash equivalents at September 30, 2010 included SGQ’s balance of US$613.5 million and Ivanhoe Australia Ltd.’s balance of US$174.4 million, which are not available for IVN’s general corporate purposes.

(3)	See Note 9 to the Interim Financial Statements, which are incorporated by reference herein, for further information regarding the convertible credit facility issued to China Investment Corporation.

(4)	See Note 8 to the Interim Financial Statements, which are incorporated by reference herein, for information regarding amounts due under credit facilities.

(5)	See “HEADS OF AGREEMENT — Interim Funding” for information regarding the Interim Funding Facility.

(6)	Consists of Common Share purchase warrants held by Rio Tinto to purchase up to: (i) 46,026,522 Common Shares at prices between US$8.88 and US$9.02 per Common Share, (ii) 35,000,000 Common Shares at US$10.00 per Common Share, and (iii) 1,440,406 Common Shares at a price of Cdn$3.15 per Common Share. The number of Common Shares issuable under the Common Share purchase warrants will be adjusted as a result of the Rights Offering. See “— Options and Warrants to Purchase Common Shares”.

(7)	Includes 18,437,070 incentive stock options outstanding. Each option is exercisable to purchase a Common Share at prices ranging from Cdn$2.82 to Cdn$19.18 per Common Share. The number of Common Shares issuable under the Common Share purchase warrants will be adjusted as a result of the Rights Offering. See “— Options and Warrants to Purchase Common Shares”.

DESCRIPTION OF SHARE CAPITAL

The authorized share capital of IVN consists of an unlimited number of Common Shares without par value and an unlimited number of Preferred Shares without par value. As at December 15, 2010 there were 566,245,476 Common Shares and no Preferred Shares issued and outstanding. Rights and restrictions in respect of the Common Shares and the Preferred Shares are set out in our articles of continuance, our by-laws and in the Business Corporations Act (Yukon) and its regulations. In addition, as of December 15, 2010, we have issued and outstanding options to acquire 18,437,070 Common Shares pursuant to our Employees’ and Directors’ Equity Incentive Plan. Rio Tinto continues to hold (i) 12,242,738 Series B Warrants, (ii) 35,000,000 Series C Warrants, and (iii) 720,203 Type B, Series 1 Warrants.

Common Shares

The holders of Common Shares are entitled to one vote per Common Share at all meetings of Shareholders except meetings at which only holders of another specified class or series of shares of the Company are entitled to vote separately as a class or series. Subject to the prior rights of the holders of Preferred Shares, the holders of Common Shares are entitled to receive dividends as and when declared by the Board of Directors, and to receive a pro rata share of the remaining property and assets of the Company in the event of liquidation, dissolution or winding up of the Company. The Common Shares carry no pre-emptive, redemption, purchase or conversion rights. Neither the Business Corporations Act (Yukon) nor the constating documents of the Company impose restrictions on the transfer of Common Shares on the register of the Company, provided that the Company receives the certificate representing the Common Shares to be transferred together with a duly endorsed instrument of transfer and payment of any fees and taxes which may be prescribed by the Board of Directors from time to time. There are no sinking fund provisions in relation to the Common Shares and they are not liable to further calls or to assessment by the Company. The Business Corporations Act (Yukon) provides that the rights and provisions attached to any class of shares may not be modified, amended or varied unless consented to by special resolution passed by a majority of not less than two-thirds of the votes cast in person or by proxy by holders of shares of that class.

Preferred Shares

The Preferred Shares are issuable in one or more series, each consisting of such number of Preferred Shares as may be fixed by the Board of Directors. The Board of Directors may from time to time, by resolution passed before the issue of any Preferred Shares of any particular series, alter the constating documents of the Company to determine the designation of the Preferred Shares of that series and to fix the number of Preferred Shares therein and alter the constating documents to create, define and attach special rights and restrictions to the shares of that series, including, without limitation, the following: (i) the nature, rate or amount of dividends and the dates, places and currencies of payment thereof; (ii) the consideration for, and the terms and conditions of, any purchase of the Preferred Shares for cancellation or redemption; (iii) conversion or exchange rights; (iv) the terms and conditions of any share purchase plan or sinking fund; and (v) voting rights and restrictions.

Registered holders of any Preferred Shares or Common Shares are entitled, at their option, to a certificate representing their shares of the Company.

Options and Warrants to Purchase Common Shares

The Rights Offering is a corporate transaction that will affect the Company’s issued share capital and its outstanding equity securities that are convertible into, exchangeable for or exercisable to acquire unissued share capital (“Convertible Securities”). The Convertible Securities contain certain anti-dilution adjustment provisions that are intended to ensure that a holder of Convertible Securities is entitled to acquire equivalent share capital after the occurrence of a relevant corporate transaction, such as the Rights Offering. Information provided in this Prospectus with respect to the number of Convertible Securities issued and outstanding is given without giving effect to any anti-dilution adjustment provisions described above.

PRIOR SALES

The following table summarizes issuances of Common Shares and securities convertible into Common Shares within the twelve (12) months prior to the date of this Prospectus. “C/S” refers to Common Shares and the price per security represents the issue price per Common Share. “S/O” refers to incentive stock options issued under the Company’s Employees’ and Directors’ Equity Incentive Plan, each exercisable to purchase one (1) Common Share and the price per security represents the exercise price per Common Share. “B/O” refers to bonus shares issued as awards of fully paid Common Shares to eligible participants as and when determined to be warranted on the basis of past performance.

Issuance	Issuance	Number	Price Per
Date	Type	Issued	C/S
2009

December 16	S/O exercise	5,625	Cdn$	2.82
December 16	S/O exercise	10,000	Cdn$	7.93
December 16	S/O exercise	12,500	Cdn$	8.35
December 16	S/O exercise	3,000	Cdn$	9.73
December 16	S/O exercise	37,500	Cdn$	13.71
December 18	S/O exercise	1,200	Cdn$	8.35
December 21	S/O exercise	250	Cdn$	8.35
December 22	S/O exercise	5,000	Cdn$	10.75
December 23	S/O exercise	2,000	Cdn$	7.03
December 23	S/O exercise	3,000	Cdn$	7.93
December 23	S/O exercise	2,550	Cdn$	8.35
December 24	S/O exercise	700	Cdn$	2.82
December 24	S/O exercise	4,800	Cdn$	10.87
December 30	S/O exercise	11,250	Cdn$	2.82
December 30	S/O exercise	2,500	Cdn$	8.35
December 30	S/O exercise	5,000	Cdn$	9.73
December 30	S/O exercise	12,500	Cdn$	13.71
2010
January 4	S/O exercise	300	Cdn$	7.03
January 4	S/O exercise	1,500	Cdn$	7.93
January 4	S/O exercise	12,500	Cdn$	8.35
January 5	S/O exercise	10,000	Cdn$	6.76
January 5	S/O exercise	4,600	Cdn$	7.03
January 5	S/O exercise	1,250	Cdn$	8.35
January 5	S/O exercise	1,000	Cdn$	9.73
January 6	S/O exercise	6,700	Cdn$	8.20
January 8	S/O exercise	5,625	Cdn$	2.82
January 8	S/O exercise	10,000	Cdn$	8.20
January 8	S/O exercise	700	Cdn$	8.35
January 8	S/O exercise	100,000	Cdn$	8.41
January 8	S/O exercise	16,875	Cdn$	9.64
January 8	S/O exercise	19,000	Cdn$	9.73
January 8	S/O exercise	30,000	Cdn$	13.29
January 11	S/O exercise	35,250	Cdn$	2.82
January 11	S/O exercise	5,000	Cdn$	8.35
January 11	S/O exercise	27,500	Cdn$	9.73
January 12	S/O exercise	12,500	Cdn$	8.35
January 12	S/O exercise	31,000	Cdn$	9.73
January 12	S/O exercise	15,000	Cnd$	10.56
January 14	S/O exercise	5,000	Cdn$	7.93
January 14	S/O exercise	24,000	Cdn$	9.73
January 19	S/O exercise	7,000	Cdn$	7.93
January 20	S/O exercise	13,000	Cdn$	9.73
January 25	S/O exercise	14,500	Cdn$	9.73
January 26	S/O exercise	5,000	Cdn$	2.82
January 26	S/O exercise	62,500	Cdn$	8.35
February 11	S/O exercise	23,000	Cdn$	7.93
February 11	S/O exercise	3,750	Cdn$	8.35
February 16	S/O exercise	20,000	Cdn$	7.93
February 16	S/O exercise	8,000	Cdn$	9.73
February 16	S/O exercise	2,400	Cdn$	10.87
February 17	S/O exercise	800	Cdn$	7.03
February 17	S/O exercise	4,000	Cdn$	7.93
February 19	S/O exercise	7,500	Cdn$	2.82
February 19	S/O exercise	20,000	Cdn$	7.93
February 19	S/O exercise	37,500	Cdn$	8.35
February 25	S/O exercise	12,500	Cdn$	8.35
February 26	S/O exercise	300	Cdn$	7.03
February 26	S/O exercise	26,450	Cdn$	8.35
February 26	S/O exercise	20,000	Cdn$	10.56
March 18	C/S issuance	15,000,000 (1)	Cdn$	16.31
March 30	S/O exercise	25,000	Cdn$	8.96
March 31	S/O exercise	25,000	Cdn$	8.96
April 7	S/O exercise	1,250	Cdn$	8.35
April 8	S/O exercise	2,700	Cdn$	7.03
April 8	S/O exercise	1,500	Cdn$	7.93
April 8	S/O exercise	750	Cdn$	8.35
April 9	S/O exercise	50,000	Cdn$	3.47
April 9	S/O exercise	3,750	Cdn$	8.35
April 9	S/O exercise	60,000	Cdn$	9.20
April 12	S/O exercise	3,750	Cdn$	2.82
April 12	S/O exercise	6,000	Cdn$	6.98
April 12	S/O exercise	10,300	Cdn$	7.03
April 14	S/O exercise	5,625	Cdn$	2.82
April 14	S/O exercise	12,500	Cdn$	8.35
April 14	S/O exercise	40,000	Cdn$	8.96

Issuance	Issuance	Number		Price Per
Date	Type	Issued		C/S
2010

April 14	S/O exercise	12,500		Cdn$	13.71
April 15	S/O exercise	15,000		Cdn$	7.93
April 15	S/O exercise	10,000		Cdn$	9.73
April 19	S/O exercise	25,000		Cdn$	4.17
April 21	S/O exercise	10,000		Cdn$	7.93
April 22	S/O exercise	12,500		Cdn$	8.35
April 30	S/O exercise	4,500		Cdn$	2.82
April 30	S/O exercise	25,000		Cdn$	9.37
May 21	S/O exercise	37,500		Cdn$	8.20
May 25	B/O issuance	261,900			N/A
May 25	S/O exercise	50,000		Cdn.$	8.26
May 27	S/O exercise	25,000		Cdn$	7.03
May 31	S/O exercise	25,000		Cdn$	4.17
June 11	S/O exercise	1,500		Cdn$	7.93
June 15	S/O exercise	5,000		Cdn$	7.93
June 18	S/O exercise	1,875		Cdn$	8.20
June 21	S/O exercise	56,500		Cdn$	8.20
June 23	S/O exercise	900		Cdn$	7.03
June 28	S/O exercise	1,600		Cdn$	7.03
June 29	C/S issuance	46,026,522	(3)	US$	8.54
June 30	S/O exercise	50,000		Cdn$	6.32
July 13	S/O exercise	1,500		Cdn$	7.03
July 13	S/O exercise	2,000		Cdn$	9.73
July 14	S/O exercise	200		Cdn$	7.03
July 14	S/O exercise	16,500		Cdn$	7.93
July 14	S/O exercise	10,000		Cdn$	10.56
July 15	S/O exercise	7,000		Cdn$	7.03
July 16	S/O exercise	3,000		Cdn$	7.03
July 20	S/O exercise	1,875		Cdn$	2.82
July 20	S/O exercise	1,000		Cdn$	7.03
July 20	S/O exercise	17,500		Cdn$	7.93
July 20	S/O exercise	1,000		Cdn$	8.20
July 21	S/O exercise	7,500		Cdn$	8.20
July 21	S/O exercise	7,200		Cdn$	10.87
July 22	S/O exercise	6,000		Cdn$	6.76
July 22	S/O exercise	33,500		Cdn$	7.03
July 22	S/O exercise	15,000		Cdn$	8.20
July 23	S/O exercise	2,700		Cdn$	2.82
July 23	S/O exercise	1,400		Cdn$	7.03
July 23	S/O exercise	1,500		Cdn$	7.93
July 23	S/O exercise	6,300		Cdn$	8.35
July 23	S/O exercise	55,750		Cdn$	8.77
July 23	S/O exercise	16,000		Cdn$	10.56
July 23	S/O exercise	10,000		Cdn$	12.16
July 23	S/O exercise	12,500		Cdn$	13.71
July 26	S/O exercise	5,625		Cdn$	2.82
July 26	S/O exercise	2,500		Cdn$	7.93
July 26	S/O exercise	1,250		Cdn$	8.35
July 27	S/O exercise	4,875		Cdn$	2.82
July 27	S/O exercise	125,000		Cdn$	3.47
July 27	S/O exercise	300		Cdn$	7.03
July 27	S/O exercise	77,800		Cdn$	8.20
July 27	S/O exercise	125,000		Cdn$	11.69
July 28	S/O exercise	2,000		Cdn$	8.35
July 29	S/O exercise	1,875		Cdn$	2.82
July 29	S/O exercise	2,000		Cdn$	7.93
July 29	S/O exercise	6,250		Cdn$	8.35
July 29	S/O exercise	9,500		Cdn$	9.73
July 29	S/O exercise	12,500		Cdn$	13.71
July 29	S/O exercise	10,000		Cdn$	16.79
July 30	S/O exercise	22,500		Cdn$	2.82
July 30	S/O exercise	2,500		Cdn$	7.03
July 30	S/O exercise	2,000		Cdn$	7.93
July 30	S/O exercise	10,000		Cdn$	8.20
August 23	S/O exercise	18,750		Cdn$	2.82
August 23	S/O exercise	5,000		Cdn$	7.93
August 23	S/O exercise	2,500		Cdn$	8.20
August 23	S/O exercise	12,500		Cdn$	8.35
August 30	S/O exercise	25,000		Cdn$	7.03
August 30	S/O exercise	10,000		Cdn$	12.16
August 31	S/O exercise	15,000		Cdn$	2.82
August 31	S/O exercise	500		Cdn$	7.03
August 31	S/O exercise	10,000		Cdn$	8.35
August 31	S/O exercise	37,500		Cdn$	8.77
August 31	S/O exercise	20,000		Cdn$	9.73
August 31	S/O exercise	17,500		Cdn$	10.56
September 2	S/O exercise	25,200		Cdn$	7.03
September 2	S/O exercise	40,000		Cdn$	9.73
September 3	S/O exercise	50,000		Cdn$	7.01
September 3	S/O exercise	4,000		Cdn$	7.03
September 3	S/O exercise	2,500		Cdn$	8.35
September 3	S/O exercise	10,000		Cdn$	8.96
September 7	S/O exercise	25,000		Cdn$	7.03
September 7	S/O exercise	20,000		Cdn$	9.73
September 7	S/O exercise	37,500		Cdn$	13.71
September 13	C/S issuance	40,083,206	(3)	US$	10.00
September 14	S/O exercise	12,500		Cdn$	8.35
September 16	S/O exercise	2,000		Cdn$	6.98
September 17	S/O exercise	20,000		Cdn$	7.93
September 17	S/O exercise	4,700		Cdn$	9.73
September 17	S/O exercise	50,000		Cdn$	13.71
September 20	S/O exercise	1,900		Cdn$	7.03

Issuance	Issuance	Number	Price Per
Date	Type	Issued	C/S
2010

September 20	S/O exercise	7,500	Cdn$	7.93
September 20	S/O exercise	1,000	Cdn$	8.20
September 21	S/O exercise	1,300	Cdn$	8.35
September 21	S/O exercise	15,000	Cdn$	9.73
September 22	S/O exercise	2,500	Cdn$	7.93
September 22	S/O exercise	26,500	Cdn$	8.35
September 24	S/O exercise	400	Cdn$	7.03
September 27	S/O exercise	5,800	Cdn$	8.35
September 27	S/O exercise	5,000	Cdn$	10.75
September 30	S/O exercise	25,000	Cdn$	13.71
September 30	S/O exercise	15,500	Cdn$	9.73
September 30	S/O exercise	20,000	Cdn$	10.56
September 30	S/O exercise	19,550	Cdn$	8.35
September 30	S/O exercise	6,000	Cdn$	2.82
October 5	C/S issuance	720,203 (4)	Cdn$	3.15
October 6	B/O issuance	125,000		N/A
October 13	S/O exercise	125,000	Cdn$	3.47
October 18	S/O exercise	5,000	Cdn$	7.93
October 20	S/O exercise	12,500	Cdn$	13.76
October 20	S/O exercise	12,500	Cdn$	8.35
October 20	S/O exercise	6,200	Cdn$	13.76
October 20	S/O exercise	18,750	Cdn$	8.35
October 20	S/O exercise	15,000	Cdn$	13.76
October 20	S/O exercise	1,250	Cdn$	13.76
October 20	S/O exercise	1,250	Cdn$	8.35
October 20	S/O exercise	1,250	Cdn$	13.76
October 20	S/O exercise	1,000	Cdn$	7.03
October 20	S/O exercise	750	Cdn$	13.76
October 20	S/O exercise	4,000	Cdn$	13.76
October 20	S/O exercise	12,500	Cdn$	13.76
October 20	S/O exercise	12,500	Cdn$	8.35
October 20	S/O exercise	66,000	Cdn$	9.73
October 20	S/O exercise	75,000	Cdn$	13.71
October 20	S/O exercise	75,000	Cdn$	8.35
October 20	S/O exercise	37,500	Cdn$	13.76
October 22	S/O exercise	25,000	Cdn$	10.56
October 22	S/O exercise	25,000	Cdn$	13.35
October 22	S/O exercise	25,000	Cdn$	9.64
October 22	S/O exercise	50,000	Cdn$	8.20
October 22	S/O exercise	7,500	Cdn$	8.35
October 22	S/O exercise	17,600	Cdn$	8.35
October 26	S/O exercise	6,250	Cdn$	8.35
October 26	S/O exercise	18,500	Cdn$	8.20
October 26	S/O exercise	19,500	Cdn$	8.35
October 26	S/O exercise	12,500	Cdn$	13.76
October 26	S/O exercise	19,900	Cdn$	8.55
October 26	S/O exercise	37,500	Cdn$	13.76
October 26	S/O exercise	10,000	Cdn$	7.03
October 26	S/O exercise	12,500	Cdn$	13.71
October 26	S/O exercise	25,000	Cdn$	8.35
October 26	S/O exercise	1,875	Cdn$	2.82
October 28	S/O exercise	2,500	Cdn$	7.93
October 28	S/O exercise	700	Cdn$	13.76
October 29	S/O exercise	37,500	Cdn$	13.76
October 29	S/O exercise	37,500	Cdn$	8.35
October 29	S/O exercise	1,250	Cdn$	8.35
October 29	S/O exercise	1,250	Cdn$	13.76
October 29	S/O exercise	2,500	Cdn$	8.35
October 29	S/O exercise	700	Cdn$	13.76
October 29	S/O exercise	10,000	Cdn$	13.76
October 29	S/O exercise	10,000	Cdn$	8.35
October 29	S/O exercise	12,500	Cdn$	8.35
October 29	S/O exercise	500	Cdn$	8.35
November 12	B/O issuance	413,200		N/A
November 15	B/O issuance	169,489		N/A
November 15	S/O exercise	12,500	Cdn$	13.71
November 15	S/O exercise	12,500	Cdn$	13.76
November 15	S/O exercise	11,250	Cdn$	2.82
November 15	S/O exercise	1,200	Cdn$	13.76
November 16	S/O exercise	700	Cdn$	13.76
November 16	S/O exercise	37,500	Cdn$	2.82
November 16	S/O exercise	37,500	Cdn$	13.71
November 16	B/O issuance	64,310		N/A
November 17	S/O exercise	4,000	Cdn$	7.03
November 17	S/O exercise	3,000	Cdn$	13.76
November 17	S/O exercise	750	Cdn$	8.20
November 17	B/O issuance	32,233		N/A
November 18	B/O issuance	14,954		N/A
November 18	S/O exercise	15,000	Cdn$	9.74
November 18	S/O exercise	5,000	Cdn$	7.93
November 18	Option grant	25,000	Cdn$	26.04
November 19	B/O issuance	16,167		N/A
November 19	S/O exercise	2,500	Cdn$	13.76
November 19	S/O exercise	12,500	Cdn$	13.76
November 23	B/O issuance	5,000		N/A
November 24	B/O issuance	27,000		N/A
November 24	S/O exercise	2,500	Cdn$	13.76
November 24	S/O exercise	700	Cdn$	2.82
November 24	S/O exercise	5,250	Cdn$	2.82
November 24	S/O exercise	6,250	Cdn$	13.76
November 26	S/O exercise	12,500	Cdn$	8.35
November 26	S/O exercise	12,500	Cdn$	13.76

Issuance	Issuance	Number	Price Per
Date	Type	Issued	C/S
2010

November 26	B/O issuance	2,500		N/A
November 29	B/O issuance	14,175		N/A
November 30	S/O exercise	2,500	Cdn$	8.35
November 30	S/O exercise	15,000	Cdn$	2.82
November 30	S/O exercise	6,000	Cdn$	7.93
November 30	B/O issuance	54,800		N/A
December 1	S/O exercise	4,875	Cdn$	2.82
December 1	S/O exercise	6,250	Cdn$	13.76
December 1	S/O exercise	15,000	Cdn$	2.82
December 2	S/O exercise	25,000	Cdn$	13.76
December 2	S/O exercise	4,500	Cdn$	2.82
December 3	S/O exercise	25,000	Cdn$	7.01
December 3	S/O exercise	18,750	Cdn$	13.71
December 3	S/O exercise	5,625	Cdn$	2.82
December 3	S/O exercise	1,250	Cdn$	8.20
December 6	B/O issuance	4,000		N/A
December 6	S/O exercise	1,250	Cdn$	13.76
December 6	S/O exercise	1,875	Cdn$	2.82
December 6	S/O exercise	1,000	Cdn$	13.76
December 7	S/O exercise	25,000	Cdn$	13.71
December 7	S/O exercise	7,500	Cdn$	2.82
December 7	S/O exercise	6,250	Cdn$	13.76
December 7	S/O exercise	6,000	Cdn$	2.82
December 7	B/O issuance	6,500		N/A
December 10	S/O exercise	4,500	Cdn$	2.82
December 10	S/O exercise	5,000	Cdn$	7.03
December 10	B/O issuance	9,000		N/A
December 15	B/O issuance	5,000		N/A
December 15	C/S issuance	33,783,784 (5)	US$	8.88
December 15	S/O issuance	10,000	US$	8.35
December 15	S/O issuance	2,437	US$	13.76

Notes:

(1)	15,000,000 Common Shares were issued to Rio Tinto in satisfaction of the purchase price for certain key mining and milling equipment for the Oyu Tolgoi Project.

(2)	46,026,522 Common Shares were issued to Rio Tinto upon its exercise of the Series A Warrants granted to it under the Private Placement Agreement. Each Series A Warrant was exercisable to acquire one Common Share in exchange for the payment of US$8.54.

(3)	40,083,206 Common Shares were issued to Rio Tinto upon the conversion of Rio Tinto’s maturing convertible credit facility. On September 13, 2010, the Rio Tinto convertible credit facility’s US$350.0 million outstanding principal plus accrued interest of US$50.8 million was converted at a price of US$10 per Common Share.

(4)	720,203 Common Shares were issued to Rio Tinto upon its exercise of a portion of the first series of anti-dilution warrants granted to it under the Private Placement Agreement. Each anti-dilution warrant entitled Rio Tinto to acquire one Common Share in exchange for the payment of Cdn$3.15.

(5)	33,783,784 Common Shares were issued to Rio Tinto upon its exercise of 33,783,784 Series B Warrants granted to it under the Private Placement Agreement. Each Series B Warrant was exercisable to acquire one Common Share in exchange for the payment of US$8.88.

The table above does not reflect the issuance of rights in respect of each of the outstanding Common Shares as of April 5, 2010 pursuant to the Shareholder Rights Plan. Such rights will become exercisable after the Separation Time (as defined in the Shareholder Rights Plan). The initial exercise price under each right in order to acquire a Common Share is five times the Market Price at the Separation Time (as each of those terms is defined in the Shareholder Rights Plan).

The following incentive stock options were granted during the twelve (12) months preceding the date of this Prospectus pursuant to the Company’s Employees’ and Directors’ Equity Incentive Plan. Each stock option is exercisable to purchase one (1) Common Share.

	Number of
Date of Issue	Options	Exercise Price

February 11, 2010	500,000	Cdn$	14.41
March 1, 2010	250,000	Cdn$	16.59
May 7, 2010	450,000	Cdn$	15.25
August 18, 2010	12,500	Cdn$	17.70
September 16, 2010	100,000	Cdn$	19.18
November 18, 2010	25,000	Cdn$	26.04

The following table sets forth the number of Common Shares which were granted during the twelve (12) months preceding the date of this Prospectus pursuant to the Company’s Employee Share Purchase Plan (the “SPP”). Pursuant to the SPP, participating employees have authorized the Company to deduct from their respective salaries an amount, not to exceed seven percent (7%) of their net salary for the purchase of Common Shares. The Company credits participating employees with an additional amount equal to fifty percent (50%) of each such participant’s contributions. On March 31, June 30, September 30 and December 31 in each calendar year, the Company issues to each participating employee that number of fully paid and non-assessable Common Shares which is equal to the aggregate amount of each respective employees’ contributions together with the Company’s contributions divided by the weighted average price of the Common Shares on the TSX for the 90-day period immediately preceding the date of issuance.

	Number of
Date of Issue	C/S Issued	Issue Price

January 6, 2010	10,853	Cdn$	13.36
April 6, 2010	8,842	Cdn$	16.32
July 5, 2010	9,279	Cdn$	15.89
October 1, 2010	7,870	Cdn$	18.70

PRICE RANGE AND TRADING VOLUME

Our outstanding Common Shares are listed for trading in Canada on the TSX and in the United States on the NYSE and NASDAQ, under the trading symbol “IVN”. The following table sets forth the high and low sale prices of the Common Shares and their monthly trading volumes as reported on the TSX for the periods indicated.

TSX

	High	Low	Volume
	Cdn$	Cdn$

2009
December	$15.85	$12.26	22,164,728
2010
January	$18.49	$14.69	18,746,900
February	$16.81	$13.46	20,937,360
March	$17.91	$15.75	15,103,178
April	$18.99	$16.02	30,044,372
May	$16.83	$13.15	28,688,482
June	$16.33	$13.59	22,565,072
July	$18.69	$13.63	29,269,250
August	$19.12	$17.13	17,413,796
September	$25.71	$18.44	19,296,112
October	$26.63	$23.20	21,150,902
November	$27.66	$23.61	19,301,248

On December 15, 2010, the closing price of the Common Shares on the TSX was Cdn$24.62 per Common Share (US$24.53, based on the Noon Buying Rate on December 15, 2010).

NYSE/NASDAQ

	High	Low	Volume
	US$	US$

2009
December	$15.19	$11.64	36,612,592
2010
January	$17.93	$13.73	38,149,128
February	$15.97	$12.60	34,279,404
March	$17.66	$15.33	30,511,836
April	$18.94	$15.76	35,886,492
May	$16.37	$12.15	57,728,620
June	$16.05	$12.85	31,305,166
July	$18.01	$12.39	54,581,976
August	$18.74	$16.07	27,289,152
September	$25.06	$17.82	55,085,236
October	$26.14	$22.55	42,230,772
November	$27.60	$23.07	36,747,172

On December 15, 2010, the closing price of the Common Shares on the NYSE and NASDAQ was US$24.36 per Common Share (Cdn$24.45, based on the Noon Buying Rate on December 15, 2010).

PRINCIPAL HOLDERS OF SECURITIES

As of the date of this Prospectus, to our knowledge, no person beneficially owns, directly or indirectly, or exercises control or direction over, more than ten percent of our issued Common Shares, except as follows:

	Number of Common
	Shares Beneficially	Approximate
	Owned, or Controlled or	Percentage of
	Directed, Directly or	Total Outstanding
	Indirectly(1)	Common Shares

Rio Tinto(2)	239,251,843	42.25%
Robert M. Friedland(3)(4)	86,881,622	15.34%

(1)	Based on information provided by the Shareholders identified above.

(2)	Common Shares held by Rio Tinto include the RMF Purchased Shares , the Citi Purchased Shares, which will be acquired on the Closing Date, and the 33,783,784 Common Shares acquired upon the partial exercise of the Series B Warrants, but do not include share purchase warrants exercisable to acquire up to an aggregate of 47,962,941 Common Shares at prices between Cdn$3.15 per Common Share and US$10.00 per Common Share held by Rio Tinto. If all of the foregoing securities are exercised to acquire all of the underlying unissued Common Shares, Rio Tinto would hold approximately 46.76% of IVN’s issued and outstanding Common Shares, before giving effect to the Rights Offering.

(3)	The Company has been informed by Mr. Robert Friedland that he and entities controlled by him, who collectively hold 86,881,622 Common Shares representing 15.34% of the issued and outstanding Common Shares, intend to fully exercise all of the Rights issued to each of them, subject to financing and an absence of any material adverse change to the Company. See “INTENTION OF INSIDERS TO EXERCISE RIGHTS”.

(4)	Common Shares are held directly (19,810,801 shares) and indirectly through Newstar Securities SRL (30,818,992 shares) and Goldamere Holdings SRL (36,251,829 shares), each company beneficially wholly owned and controlled by Mr. Friedland. Common Shares held by Mr. Friedland do not include 1,750,000 unissued Common Shares issuable upon the exercise of incentive stock options held by Mr. Friedland, 812,500 of which are currently vested and exercisable.

The information as to the intentions of our insiders is not within our knowledge and has been furnished by the respective insiders. No assurance can be given by us that the respective insiders will subscribe for Common Shares pursuant to the Rights Offering in the amounts indicated in this Prospectus or at all.

PLAN OF DISTRIBUTION

Each Shareholder on the Record Date will receive one Right for every Common Share held. Every 100 Rights entitle the holder thereof, subject to the limitations set out below, to subscribe for 15 Common Shares upon payment of the Subscription Price for each Common Share for which the holder is subscribing. The Company has determined that the Subscription Price per Common Share will be equal to Cdn$13.93 or US$13.88, at the election of the Subscriber.

The Subscription Price was approved by the Board of Directors, having regard to the Heads of Agreement, and was priced to encourage holders of Rights to exercise their Rights and does not necessarily bear any relationship to the book value of the Company’s assets, past operations, cash flows, losses, financial condition or any other established criteria for value. Holders of Rights should not consider the Subscription Price as an indication of the Company’s value. See “RISK FACTORS — Risks Related to the Rights Offering — The Subscription Price is not necessarily an indication of value”.

We have retained Citigroup Global Markets Inc. to act, either directly or through affiliates, including Citigroup Global Markets Canada Inc., as Lead Dealer Manager and each of BMO Nesbitt Burns Inc. and CIBC World Markets Inc. as Co-Dealer Managers in connection with this Rights Offering pursuant to an Amended and Restated Dealer Manager Agreement dated as of December 10, 2010. None of the Dealer Managers will underwrite this Rights Offering and none has any obligation to purchase, or procure purchases of, the Rights or the underlying Common Shares offered hereby or otherwise act in any capacity whatsoever as an underwriter. In addition, Citigroup Global Markets Canada Inc., an affiliate of the Lead Dealer Manager, is registered only in the provinces of Ontario and Quebec, and accordingly will not perform any services on behalf of the Company in connection with the Rights Offering that would require it to be or become registered in any other province or territory of Canada.

The Lead Dealer Manager is earning the Lead Dealer Manager Fee, which is equal to US$3,000,000, in connection with the Rights Offering and is payable on the Closing Date. Each of the Co-Dealer Managers is earning a portion of the Co-Dealer Manager Fee equal to US$250,000 in connection with the Rights Offering, and these fees are also payable on the Closing Date. The Company has also agreed to reimburse the Dealer Managers for costs and expenses relating to the Rights Offering if the Rights Offering is not completed. The Company estimates that its total expenses in connection with the Rights Offering will be approximately US$21.1 million, not including the Dealer Manager Fees. The Company has also agreed to indemnify the Dealer Managers with respect to certain liabilities that may arise in connection with the Rights Offering, including liabilities under U.S. and Canadian securities laws.

The Lead Dealer Manager and certain of its affiliates have provided, currently are providing and may in the future provide various investment banking, financial advisory, commercial lending and other services to the Company and/or its affiliates. These include certain loans to and related transactions with Mr. Robert Friedland under the Friedland Agreements and certain advisory services to the Company for which Citigroup Global Markets Inc. will receive an amount equal to a minimum of 1.5% and a maximum of 2.0%, subject to the aggregate level of participation of Prospectus Holders and Qualified Holders in the Rights Offering, of the Subscription Payments received by the Company pursuant to the Rights Offering (payable in United States dollars), less the US$3,000,000 Lead Dealer Manager Fee.

None of the Lead Dealer Manager, its affiliates, or the Co-Dealer Managers have prepared any report or opinion constituting a recommendation or advice to the Company or to its Shareholders in connection with the Rights Offering, nor has any of the Dealer Managers prepared an opinion as to the fairness of the Subscription Price or the terms of this Rights Offering. None of the Lead Dealer Manager, its affiliates, or the Co-Dealer Managers expresses any opinion or makes any recommendation to the Shareholders or to the holders of Rights as to the purchase by any person of any of our Common Shares or Rights. Also, none of the Lead Dealer Manager, its affiliates, or the Co-Dealer Managers expresses any opinion as to the prices at which the Rights, or the underlying Common Shares upon exercise of the Rights, may trade if and when they are issued or at any future time.

Other than the Dealer Managers, the Company has not employed any brokers, dealers or underwriters in connection with the solicitation of exercise of Rights, and, except as described herein, no fee or sales commissions, fees or discounts will be paid in connection with this Rights Offering. Certain of our employees may solicit responses from the holders of the Rights in connection with this Rights Offering, but such employees will not receive any commissions or compensation for such services other than their normal employment compensation.

In the ordinary course of each of their various business activities, the Dealer Managers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of the Company.

General Offering Restrictions

This Prospectus qualifies for distribution under applicable Canadian securities laws the Offered Securities in each of the provinces and territories of Canada. This Prospectus also covers the offer and sale of the Offered Securities within the United States under the U.S. Securities Act.

The Offered Securities have not been qualified under the securities laws of any jurisdiction other than the Prospectus Jurisdictions. Except as described herein, Rights may not be exercised by or on behalf of a Non-Prospectus Holder. This Prospectus is not, and under no circumstances is to be construed as, an offering of any of the Offered Securities for sale in any Non-Prospectus Jurisdiction or a solicitation therein of an offer to buy any securities. Rights Certificates will not be sent to any Shareholder with an address of record in a Non-Prospectus Jurisdiction. Instead, such Non-Prospectus Holders will be sent a letter advising them that their Rights Certificates will be held by the Subscription Agent, which will hold such Rights as agent for the benefit of all such Non-Prospectus Holders. See “DETAILS OF THE RIGHTS OFFERING — Non-Prospectus Holders”.

No action has been or will be taken in any jurisdiction other than in the Prospectus Jurisdictions, where action for that purpose is required, which would permit a public offering of the Offered Securities or the possession, circulation or distribution of this Prospectus or any material relating to this Rights Offering except as set forth herein. Accordingly, the Offered Securities may not be offered, sold or delivered, directly or indirectly, and neither this Prospectus nor any other offering material or advertisements in connection with this Rights Offering may be distributed or published, in or from any country or jurisdiction, except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any Offered Securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any Offered Securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than EUR43,000,000 and (3) an annual net turnover of more than EUR50,000,000, as shown in its last annual or consolidated accounts;

(c) by the Dealer Managers to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3(2) of the Prospectus Directive,

provided that no such offer of Offered Securities shall require the Company or the Dealer Managers to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Offered Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the Rights Offer and any Offered Securities to be offered so as to enable an investor to decide to purchase any Offered Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The European Economic Area selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (2000) (“FSMA”)) in connection with the issue or sale of the Offered Securities may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Company. Without limitation to the other restrictions referred to herein, this prospectus is directed only at (i) persons outside the United Kingdom, (ii) persons having professional experience in matters relating to investments that fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or (iii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005. Without limitation to the other restrictions referred to herein, any investment or investment activity to which this Prospectus relates is available only to, and will be engaged in only with, such persons, and persons within the United Kingdom that receive this communication (other than persons that fall within (2) or (3) above) should not rely or act upon this communication.

Australia

Holders of Rights that reside in Australia must contact the Subscription Agent in order to be recognized as Qualified Holders. This Prospectus will not be lodged with the Australian Securities and Investments Commission (“ASIC”) and no Australian disclosure document will be lodged or filed with ASIC for the Rights Offering. The Rights Offering is made in Australia (as a Non-Prospectus Jurisdiction) without disclosure to investors under Part 6D.2 of the Australian Corporations Act 2001 in reliance on certain disclosure exemptions.

Qualified Holders that reside in Australia may exercise their Rights if they are “sophisticated investors” as defined in section 708(8) of the Corporations Act, if they are “professional investors” as defined in section 708(11) of the Corporations Act, or if the Rights Offering may be extended to them under other exemptions either in section 708 of the Corporations Act or made by instrument or Class Order under ASIC prospectus relief policy (e.g., “small scale offerings” or people associated with the Company or its related bodies). To the extent necessary, only the original holder of Rights may exercise its Rights and private transfers of Rights by Australian holders are not permitted.

Offers of Common Shares for sale in Australia within 12 months of their issue under the Rights Offering may be restricted under the Corporations Act and intending Subscribers should observe such restrictions.

Indonesia

The offering of the Offered Securities will not be conducted in a manner which constitutes a public offering of securities under applicable laws and regulations of the Republic of Indonesia. The Offered Securities have not been filed with the Indonesian Securities Commission.

Stock Exchange Approvals

The Company has received conditional approval from the TSX for the listing on the TSX of the Rights and the Common Shares issuable upon the exercise of the Rights. Similar approvals have been received from NYSE and NASDAQ to admit the Rights for trading and list the Common Shares issuable upon the exercise of Rights. Listing of the Rights and the Common Shares underlying the Rights on the TSX, NYSE and NASDAQ is subject to IVN fulfilling all of the listing requirements of the TSX, NYSE and NASDAQ, respectively. Provided IVN fulfills all such requirements, the Rights will be listed or admitted for trading, as applicable, on the TSX on January 4, 2011 and on the NYSE and NASDAQ on January 6, 2011. The Rights will cease trading on the TSX at noon (Toronto time) on the Expiry Date, and on the NYSE and NASDAQ at the close of trading (New York time) on the day immediately preceding the Expiry Date.

RELATIONSHIPS BETWEEN THE COMPANY AND THE DEALER MANAGERS

Citigroup Global Markets Inc., as Lead Dealer Manager, and certain of its affiliates have in the past and may in the future provide commercial banking, investment banking and financial advisory or other services to the Company and/or its affiliates.

In particular, the Lead Dealer Manager has been engaged by the Company to provide certain financial advisory services and investment banking services and continues to provide such services. In addition, an affiliate of the Lead Dealer Manager is entering into financing arrangements with Mr. Robert Friedland, the Chief Executive Officer of the Company, in connection with his intention to exercise the Rights issued to him and the entities controlled by him. See “INTENTION OF INSIDERS TO EXERCISE RIGHTS” for details of this arrangement. Accordingly, the Company may be considered a “connected issuer” (as such term is defined in National Instrument 33-105 — Underwriting Conflicts) of the Lead Dealer Manager and its affiliates.

Other than the payment of the Dealer Manager Fees and the variable fee for advisory services disclosed above in “PLAN OF DISTRIBUTION”, the Dealer Managers will not receive any other compensation from the Company from the completion of this Rights Offering. Certain affiliates of the Lead Dealer Manager will receive fees, interest and other compensation from Mr. Friedland in connection with the entering into of the Friedland Agreements. The decision to undertake the Rights Offering was made by the Company, and the terms and conditions of the Rights Offering were determined by the Company.

As compensation for certain advisory services that an affiliate of one of the Co-Dealer Managers, CIBC World Markets Inc., provided to the Company in connection with the Private Placement Agreement, that affiliate will receive a fee of approximately US$2 million upon the exercise of Series B Warrants. See “HEADS OF AGREEMENT WITH RIO TINTO — Outstanding Warrants”. The Company will not pay that fee with proceeds it receives from the Rights Offering. In addition, an affiliate of CIBC World Markets Inc. has extended a demand facility in the amount of Cdn$500,000 to the Company pursuant to customary commercial terms. Further, CIBC Mellon Trust Company, an affiliate of CIBC World Markets Inc., is the Company’s registrar and transfer agent and is acting as the Subscription Agent for the Rights Offering, and in each case is being paid customary fees and expenses by the Company as compensation for its services. See “AUDITORS, REGISTRAR AND TRANSFER AGENT AND SUBSCRIPTION AGENT”.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Goodmans LLP, Canadian tax counsel to the Company, the following is a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (the “Tax Act”) generally applicable to holders of Rights acquired pursuant to this

Prospectus and Common Shares acquired on the exercise of Rights who, for the purposes of the Tax Act and at all relevant times, hold such Rights and Common Shares as capital property, are not affiliated with the Company, and deal with the Company at arm’s length (“Holders”). A Right or Common Share will generally be capital property to a Holder unless it is held in the course of carrying on a business of trading in or dealing in securities, or it has been acquired in a transaction or transactions considered to be an adventure or concern in the nature of trade. Canadian Holders (as described below) whose Common Shares do not otherwise qualify as capital property may in certain circumstances make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have their Common Shares and every “Canadian security” (as defined in the Tax Act) owned by such Canadian Holder in the taxation year of the election and in all subsequent taxation years deemed to be capital property.

This summary does not apply to a Holder: (i) that is a “financial institution” for purposes of section 142.2 of the Tax Act, (ii) that is a “specified financial institution” as defined for purposes of the Tax Act, (iii) to which the “functional currency” reporting rules in section 261 of the Tax Act apply, or (iv) an interest in which is a tax shelter investment for the purpose of the Tax Act. Such Holders should consult their own tax advisors.

This summary is based on the current provisions of the Tax Act, all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) (“Tax Proposals”) before the date of this Prospectus, and the current published administrative policies and assessing practices of the Canada Revenue Agency (“CRA”). No assurance can be given that the Tax Proposals will be enacted in the form proposed or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except as mentioned above, does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Accordingly, Holders should consult their own tax advisors about the specific tax consequences to them of acquiring, holding and disposing of Rights or Common Shares.

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Rights and Common Shares must be expressed in Canadian dollars (including adjusted cost base, proceeds of disposition and dividends). For purposes of the Tax Act, amounts denominated in a foreign currency generally must be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada at noon on the date such amounts arose, or such other rate of exchange as is acceptable to the CRA.

Residents of Canada

The following portion of the summary is generally applicable to a Holder who, at all relevant times for purposes of the Tax Act, is or is deemed to be resident in Canada (a “Canadian Holder”).

Distribution of Rights

A Canadian Holder that receives a Right pursuant to the Rights Offering will not be required to include the value of such Right in computing the Canadian Holder’s income for purposes of the Tax Act.

Disposition of Rights

A Canadian Holder that disposes of or is deemed to dispose of a Right (otherwise than by exercise of the Right) will generally realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the Right exceed (or are exceeded by) the aggregate of the Canadian Holder’s adjusted cost base thereof and any reasonable costs of disposition. Rights received by a Canadian Holder pursuant to this Rights Offering will have an adjusted cost base of nil. The cost of Rights acquired by a Canadian Holder otherwise than pursuant to this Rights Offering will be averaged with the adjusted cost base of all other Rights held by that Canadian Holder as capital property immediately prior to such acquisition for the purposes of determining the adjusted cost base to that Canadian Holder of each Right so held. The tax treatment of any capital gain (or capital loss) realized on the disposition of a Right (otherwise than by the exercise of a Right) is described below under “Certain Canadian Federal Income Tax Considerations — Residents of Canada — Treatment of Capital Gains and Capital Losses”.

Exercise of Rights

The exercise of a Right will not be a disposition for purposes of the Tax Act, with the result that no gain or loss will be realized by a Canadian Holder upon the exercise of a Right. The adjusted cost base, if any, of the Right so exercised will be added in computing the cost of the Common Shares acquired upon the exercise of the Right.

Expiry of Rights

The expiry or termination of an unexercised Right will result in a capital loss to the Canadian Holder equal to the adjusted cost base, if any, of the Right immediately before its expiry or termination. Any such capital loss will be subject to the treatment described below under “Certain Canadian Federal Income Tax Considerations — Residents of Canada — Treatment of Capital Gains and Capital Losses”.

Common Shares

Common Shares acquired by a Canadian Holder upon the exercise of a Right will have a cost equal to the aggregate of the Subscription Price paid for such Common Shares and the adjusted cost base to such holder of the Right so exercised. Common Shares otherwise purchased by a Canadian Holder will have a cost to the Canadian Holder equal to such purchase price, together with any reasonable acquisition costs. For the purposes of determining the adjusted cost base to a Canadian Holder of any Common Shares acquired by a Canadian Holder, the cost of each such Common Share must be averaged with the adjusted cost base to the Canadian Holder of all other Common Shares held as capital property by the Canadian Holder immediately prior to such acquisition.

Dividends received or deemed to be received on Common Shares by a Canadian Holder that is an individual (other than certain trusts) will be included in computing the individual’s income and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received by an individual from a taxable Canadian corporation. Taxable dividends received or deemed to be received by such individual which are designated by the Company as “eligible dividends” in accordance with the Tax Act will be entitled to enhanced gross-up and dividend tax credit rules under the Tax Act.

Dividends received or deemed to be received on Common Shares by a Canadian Holder that is a corporation will be included in computing the corporation’s income and will generally be deductible in computing the taxable income of the corporation. A corporation that is a “private corporation” or a “subject corporation” for purposes of the Tax Act may be liable to pay a refundable tax of 33 1/3% on dividends received or deemed to be received to the extent such dividends are deductible in computing the corporation’s taxable income.

Disposition of Common Shares

On a disposition or a deemed disposition of a Common Share (other than to IVN), a Canadian Holder will generally realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the Common Share exceed (or are exceeded by) the aggregate of the Canadian Holder’s adjusted cost base thereof and any reasonable costs of disposition. The tax treatment of any such capital gain (or capital loss) is described under the following heading.

Treatment of Capital Gains and Capital Losses

One-half of the amount of any capital gain (a “taxable capital gain”) realized by a Canadian Holder in a taxation year must be included in computing the Canadian Holder’s income in that year, and one-half of the amount of any capital loss (an “allowable capital loss”) realized by a Canadian Holder in a taxation year generally must be deducted from taxable capital gains realized by the Canadian Holder in that year. Allowable capital losses in excess of taxable capital gains may generally be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following taxation year against taxable capital gains realized in such years to the extent and under the circumstances described in the Tax Act.

The amount of any capital loss realized on the disposition or deemed disposition of a Common Share by a Canadian Holder that is a corporation may be reduced by the amount of dividends received or deemed to have been received by it on the Common Share to the extent and in the circumstances prescribed by the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Common Shares. Canadian Holders to whom these rules may be relevant should consult their own tax advisors.

A Canadian Holder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable for a refundable tax of 6 2/3% on certain investment income, including taxable capital gains.

Alternative Minimum Tax

Individuals, including certain trusts, are subject to an alternative minimum tax. Generally, dividends received or deemed to be received on the Common Shares and capital gains may increase a Canadian Holder’s liability for alternative minimum tax. Canadian Holders should consult their own tax advisors with respect to alternative minimum tax.

Eligibility for Investment

Provided that the Rights and Common Shares are listed on a designated stock exchange under the Tax Act (which includes the TSX), the Rights and the Common Shares issuable on the exercise of Rights, if issued on the date hereof, would be qualified investments under the Tax Act for a trust governed by a registered retirement savings plan, registered retirement income fund, registered education savings plan, registered disability savings plan, deferred profit sharing plan and a tax-free savings account (a “TFSA”). Notwithstanding that the Rights and Common Shares may be qualified investments for a trust governed by a TFSA, the holder of a TFSA will be subject to a penalty tax in respect of the Rights and Common Shares, if such Rights and Common Shares are a “prohibited investments” (as defined in the Tax Act) for the TFSA. The Rights and Common Shares will not be a “prohibited investment” for a trust governed by a TFSA provided that the holder of the TFSA deals at arm’s length with IVN for purposes of the Tax Act and does not have a significant interest (within the meaning of the Tax Act) in IVN or in any person or partnership with which IVN does not deal at arm’s length for purposes of the Tax Act.

Non-Residents of Canada

The following portion of the summary is generally applicable to a Holder who, at all relevant times for purposes of the Tax Act, is neither resident nor deemed to be resident in Canada (including as a consequence of an applicable income tax treaty or convention) and does not use or hold, and is not deemed to use or hold Rights or Common Shares in connection with carrying on a business in Canada (a “Non-Resident Holder”). Special rules which are not discussed in this summary, may apply to a non-resident insurer carrying on business in Canada and elsewhere.

The issuance of Rights to a Non-Resident Holder will not be subject to Canadian withholding tax and no other tax will be payable under the Tax Act by a Non-Resident Holder in respect of the receipt of Rights. The cost of Rights acquired under the Rights Offering will be nil. For the purpose of determining the adjusted cost base of each Right held by the Non-Resident Holder, the cost of Rights so acquired must be averaged with the adjusted cost base to the Non-Resident Holder of all other Rights held as capital property immediately prior to such acquisition.

The exercise of Rights by a Non-Resident Holder will not constitute a disposition of Rights for purposes of the Tax Act and, consequently, no gain or loss will be realized upon the exercise of the Rights.

Upon the expiry of an unexercised Right, a Non-Resident Holder will realize a capital loss equal to the adjusted cost base of the Right, if any, to the Non-Resident Holder. The ability of a Non-Resident Holder to utilize any capital loss realized will depend upon whether the unexercised Rights constituted “taxable Canadian property” of the Non-Resident Holder for the purposes of the Tax Act and the detailed rules in the Tax Act with respect to the Canadian taxation of non-residents.

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized on a disposition (including a disposition of securities held in a book-entry system on behalf of Non-Prospectus Holders) of Rights or Common Shares unless the Rights or Common Shares disposed of constitute “taxable Canadian property” of the Non-Resident Holder and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention.

The Rights will generally not constitute “taxable Canadian property” of such Non-Resident Holder unless, (a) the Rights are exercisable for or entitle the Non-Resident Holder to receive 25% or more of Common Shares of the Company and at any time during the five-year period immediately preceding their disposition, more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of (i) real or immovable property situated in Canada, (ii) Canadian resource properties, (iii) timber resource properties, and (iv) options in respect of, or interests in (or, for civil law purposes, rights in), property described in any of (i) to (iii), or (b) the Common Shares held by such Non-Resident Holder constitute “taxable Canadian property”.

Generally, a Common Share will not be taxable Canadian property to a Non-Resident Holder at a particular time provided that either: (a) at no time during the 60-month period preceding the particular time did such Common Share derive more than 50% of its fair market value directly or indirectly from one or any combination of: (i) real or immovable properties situated in Canada, (ii) Canadian resource properties, (iii) timber resource properties (as such terms are defined in the Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, property described in (i) to (iii), whether or not the property exists; or (b) such Common Share is listed on a designated stock exchange (which currently includes the TSX) at that time and at no time during the 60-month period ending at that time did the Non-Resident Holder, persons not dealing at arm’s length with such Non-Resident Holder or the Non-Resident Holder together with all such persons, own 25% or more of the issued shares of any class or series of the capital stock of the Corporation. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, Common Shares could be deemed to be a taxable Canadian property.

Non-Resident Holders whose Rights or Common Shares constitute “taxable Canadian property” should consult their own tax advisors for advice having regard to their particular circumstances.

Dividends on Common Shares paid or credited, or deemed to be paid or credit to a Non-Resident Holder will be subject to a non-resident withholding tax under the Tax Act at a rate of 25%, subject to reduction under the provisions of an applicable income tax treaty or convention.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain United States federal income tax consequences to United States Holders, as defined below, of the acquisition, ownership, exercise, lapse and disposition of Rights issued pursuant to this Rights Offering and the ownership and disposition of Common Shares received upon exercise of such Rights. This discussion is based on existing provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), final and temporary Treasury Regulations promulgated thereunder, administrative pronouncements or practice, judicial decisions, and interpretations of the foregoing, all as of the date hereof. Future legislative, judicial or administrative modifications, revocations or interpretations, which may or may not be retroactive, may result in United States federal income tax consequences significantly different from those discussed herein. This discussion is not binding on the United States Internal Revenue Service (the “IRS”). No ruling has been or will be sought or obtained from the IRS with respect to any of the United States federal income tax consequences discussed herein. There can be no assurance that the IRS will not challenge any of the conclusions described herein or that a United States court will not sustain such challenge.

As used herein, a “United States Holder” is any beneficial owner of a Common Share or Right that is (i) a citizen or individual resident of the United States as determined for United States federal income tax purposes; (ii) a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any of its political subdivisions; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; and (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (b) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. If a pass-through entity, including a partnership or other entity taxable as a partnership for United States federal income tax purposes, holds a Common Share or a Right, the United States federal income tax treatment of an owner or partner generally will depend upon the status of such owner or partner and upon the activities of the pass-through entity. A United States person that is an owner or partner of a pass-through entity holding a Common Share or a Right is urged to consult its own tax advisor.

This discussion does not address any United States federal alternative minimum tax, United States federal estate, gift, or other non-income tax; or state, local or non-United States tax consequences of the acquisition, ownership and disposition of a Common Share or a Right. In addition, this discussion does not address the United States federal income tax consequences to certain categories of United States Holders subject to special rules, including United States Holders that are (i) banks, financial institutions or insurance companies; (ii) regulated investment companies or real estate investment trusts; (iii) brokers or dealers in securities or currencies or traders in securities that elect to use a mark-to-market method of accounting; (iv) tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax-deferred accounts; (v) holders that hold a Common Share or Right as part of a hedge, straddle, conversion transaction or a synthetic security or other integrated transaction; (vi) holders that have a “functional currency” other than the United States dollar; (vii) holders that own directly, indirectly or constructively 10 percent or more of the voting power of the Company; and (viii) United States expatriates.

This discussion assumes that Common Shares are held as capital assets (generally, property held for investment), within the meaning of Section 1221 of the Code, in the hands of a United States Holder at all relevant times.

A UNITED STATES HOLDER OF COMMON SHARES AND/OR RIGHTS IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE APPLICATION OF UNITED STATES FEDERAL TAX LAWS TO ITS PARTICULAR SITUATION AND ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, NON-UNITED STATES OR OTHER TAXING JURISDICTION.

Consequences of the Ownership, Disposition, and Lapse of Rights

Receipt of Rights

The distribution of the Rights should be treated as a non-taxable distribution under Section 305(a) of the Code. This position is not binding on the IRS, or the courts, however. If this position is finally determined by the IRS or a court to be incorrect, the fair market value of the Rights would be taxable to holders of Common Shares as a dividend to the extent of the holder’s pro rata share of the Company’s current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. The remaining discussion assumes that holders of Common Shares in respect of which Rights are received will not be subject to United States federal income tax on the receipt of a Right.

If the aggregate fair market value of the Rights at the time they are distributed to United States Holders of Common Shares is less than 15% of the aggregate fair market value of our Common Shares at such time, the tax basis of the Rights received by a United States Holder will be zero unless such holder elects to allocate a portion of his or her tax basis of previously owned Common Shares to the Rights issued pursuant to this Rights Offering. However, if the aggregate fair market value of the Rights at the time they are distributed to United States Holders of Common Shares is 15% or more of the aggregate fair market value of the Company’s Common Shares at such time, or if a United States Holder elects to allocate a portion of his or her tax basis of previously owned Common Shares to the Rights issued in this Rights Offering, then such holder’s tax basis in previously owned Common Shares will be allocated between such Common Shares and the Rights based upon the relative fair market value of such Common Shares and the Rights as of the date of the distribution of the Rights. Thus, if such an allocation is made and the Rights are later exercised, the tax basis in the Common Shares originally owned will be reduced by an amount equal to the tax basis allocated to the Rights and the basis in the new Common Shares will be increased by the tax basis allocated to these Common Shares. This election is irrevocable if made and would apply to all of the Rights received pursuant to the Rights Offering. The election must be made in a statement attached to a United States Holder’s Federal income tax return for the taxable year in which the Rights are distributed.

Notwithstanding the foregoing, pursuant to applicable Treasury Regulations, basis will be allocated to a Right only if it is exercised or disposed of. If a holder allows a Right to lapse unexercised, no basis will be allocated to such Right.

The holding period for the Rights received in the Rights Offering by a United States Holder of Common Shares will include the holding period for the Common Shares with respect to which the Rights were received.

Exercise of Rights

A United States Holder will generally not recognize gain or loss on the exercise of a Right and related receipt of a Common Share. A United States Holder’s initial tax basis in the Common Share received on the exercise of a Right should be equal to the sum of (a) such United States Holder’s tax basis in such Right, if any, plus (b) the exercise price paid by such United States Holder on the exercise of such Right. A United States Holder’s holding period for the Common Share received on the exercise of a Right will begin on the day that such Right is exercised by such United States Holder.

A United States Holder that exercises Rights received in this Rights Offering after disposing of the Common Shares with respect to which the Rights were received is urged to consult a tax advisor regarding the potential application of the “wash sale” rules under Section 1091 of the Code.

Disposition of Rights

A United States Holder will recognize gain or loss on the sale or other taxable disposition of a Right in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such United States Holder’s tax basis, if any, in the Right sold or otherwise disposed of. Subject to the discussion under “Passive Foreign Investment Company (PFIC) Considerations” below, any such gain or loss generally will be capital gain or loss, and will short term or long term depending on whether the Rights are treated as having been held for more than one year under the special holding period rule described above under “Receipt of Rights”. Long-term capital gains of a non-corporate taxpayer are generally subject to taxation at preferential rates. The deductibility of capital losses is subject to various limitations.

Lapse of Rights

Upon the lapse or expiration of a Right, a United States Holder should recognize no loss, and the tax basis of the Common Shares in respect of which the Rights were received will equal their tax basis before receipt of the Rights.

Consequences of the Ownership and Disposition of Common Shares received upon Exercise of a Right

Distributions on Common Shares

Subject to the discussion under “Passive Foreign Investment Company (PFIC) Considerations” below, the gross amount of any distribution paid by the Company will generally be subject to United States federal income tax as dividend income to the extent paid out of the Company’s current or accumulated earnings and profits, as determined under United States federal income tax principles. Such amount will be includable in gross income by a United States Holder as ordinary income on the date such United States Holder actually or constructively receives the distribution. Dividends paid by the Company will not be eligible for the dividends received deduction generally allowed to corporations.

Certain dividends received by non-corporate United States Holders from a “qualified foreign corporation” may be eligible for reduced rates of taxation (“qualified dividends”). Under current law, the preferential rates applicable to qualified dividends apply only to those received prior to January 1, 2011; H.R. 4853, the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010, if enacted in its current form, would extend the preferential rates on qualified dividends through the end of 2012. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States that the United States Treasury Department determines to be satisfactory for these purposes and that includes an exchange of information provision. The United States Treasury has determined that the income tax convention between the United States and Canada (the “Tax Convention”) meets these requirements, and the Company believes it is eligible for the benefits of the Tax Convention. Dividends received by United States investors from a foreign corporation that was a PFIC (as defined below) in either the taxable year of the distribution or the preceding taxable year will not constitute qualified dividends. As discussed below in “Passive Foreign Investment Company (PFIC) Considerations,” the Company believes that it is not a PFIC for U.S. federal income tax purposes and does not expect to become a PFIC in the future.

The limitations on foreign taxes eligible for credit are calculated separately with respect to specific classes of income. For foreign tax credit purposes, dividends received by a United States Holder with respect to shares of a foreign corporation generally constitute foreign-source income and are treated as “passive category” or “general category” income. Subject to certain limitations, any Canadian tax withheld with respect to distributions made on the Common Shares may be treated as foreign taxes eligible for credit against a United States Holder’s United States federal income tax liability. Alternatively, a United States Holder may, subject to applicable limitations, elect to deduct the otherwise creditable Canadian withholding taxes for United States federal income tax purposes. The rules governing the foreign tax credit are complex and their application depends on each taxpayer’s particular circumstances. Accordingly, United States Holders are urged to consult their own tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

To the extent that a distribution exceeds the amount of the Company’s current or accumulated earnings and profits, as determined under United States federal income tax principles, it will be treated first as a tax-free return of capital, causing a reduction in the United States Holder’s adjusted basis in the Common Shares held by such United States Holder (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by such United States Holder upon a subsequent disposition of the Common Shares), with any amount that exceeds the adjusted basis being taxed as a capital gain recognized on a sale or exchange (as discussed under “Sale, Exchange or Other Taxable Disposition of Common Shares and Rights” below).

The gross amount of distributions paid in any foreign currency will be included by each United States Holder in gross income in a United States dollar amount calculated by reference to the exchange rate in effect on the day the distributions are paid, regardless of whether the payment is in fact converted into United States dollars. If the foreign currency is converted into United States dollars on the date of the payment, the United States Holder should not be required to recognize any foreign currency gain or loss with respect to the receipt of the foreign currency distributions. If instead the foreign currency is converted at a later date, any currency gains or losses resulting from the conversion of the foreign currency will be treated as United States source ordinary income or loss.

Sale, Exchange, or Other Taxable Disposition of Common Shares

Upon a sale or other taxable disposition of Common Shares, and subject to the discussion below under “Passive Foreign Investment Company (PFIC) Considerations”, a United States Holder should recognize capital gain or loss in an amount equal to the difference between the amount realized and the United States Holder’s adjusted tax basis in the Common Shares.

Long term capital gains recognized by non-corporate United States Holders are generally subject to United States federal income tax at preferential rates. Capital gain or loss will constitute long-term capital gain or loss if the United States Holder’s holding period for the Common Shares exceeds one year. The deductibility of capital losses is subject to various limitations.

Passive Foreign Investment Company (PFIC) Considerations

Special and generally unfavourable United States federal income tax rules may apply to a United States Holder if its holding period in its Common Shares, Rights or both includes any period during a taxable year of the Company in which the Company is a passive foreign investment company (a “PFIC”). A non-United States corporation is a PFIC for each taxable year in which (i) 75% or more of its gross income is passive income or (ii) 50% or more of the average value of its assets are assets that either produce or are held for the production of passive income. Special rules apply where a non-United States corporation owns, directly or indirectly, at least 25% by value of the stock of another corporation (the “lower-tier corporation”). For purposes of determining whether the Company is a PFIC, it will be treated as if it held its proportionate share of the assets of any lower-tier corporation and received directly its proportionate share of the income of any lower-tier corporation.

Based on the value of its assets and the scope of its current and projected operations, the Company believes that it is not a PFIC for U.S. federal income tax purposes, and does not expect to become a PFIC in the future. However, the determination of the Company’s PFIC status for any year is very fact-specific, and is dependent on continued operations by SGQ (which is currently the Company’s sole source of active income), the values of the Company’s resources and reserves, legal and political risk, and other factors beyond the Company’s control, see generally “RISK FACTORS — Risks Related to the Business”. Accordingly, there can be no assurance in this regard, and it is possible that the Company may become a PFIC in the current taxable year or in future years. If the Company is classified as a PFIC in any year during which a United States Holder holds Common Shares, the Company will generally continue to be treated as a PFIC to such holder in all succeeding years, regardless of whether the Company continues to meet the income or asset test discussed above.

If a United States Holder does not make a timely qualified electing fund (“QEF”) or mark-to-market election (a “Non-Electing Holder”) and the Company is a PFIC, then special taxation rules will apply to (i) gains realized on the disposition of such United States Holder’s Common Shares and (ii) certain “excess distributions” (generally, distributions received in the current taxable year that are in excess of 125% of the average distributions received during the three preceding years or, if shorter, such United States Holder’s holding period) by the Company. Pursuant to these rules, a Non-Electing Holder generally would be required to pro rate all gains realized on the disposition of any of its Common Shares and all excess distributions on its Common Shares over its entire holding period. All gains or excess distributions allocated to prior years of a United States Holder (other than any year before the first taxable year of the Company during such United States Holder’s holding period for which it was a PFIC) would be taxed at the highest tax rate for each such prior year applicable to ordinary income. A Non-Electing Holder also would be liable for interest on the foregoing tax liability for each such prior year calculated as if such liability had been due with respect to each such prior year but had not been paid until the taxable year within which the gains or excess distributions have occurred. The balance of the gain or the excess distribution would be treated as ordinary income in the year of the disposition or distribution, and no interest charge would be incurred with respect to such balance. Neither the QEF nor the mark-to-market election is available with respect to Rights, and therefore, the rules described above generally apply to gain realized on the disposition of Rights.

If the Company were a PFIC and the Company’s Common Shares were considered “marketable stock” for purposes of the PFIC rules, a United States Holder may avoid the imposition of the additional tax and interest described above by making a mark-to-market election in the first year of its holding period in such PFIC’s shares. The Common Shares will be marketable stock if they are regularly traded on a qualifying exchange that is either (i) a national securities exchange which is registered with the Securities and Exchange Commission or the national market system established pursuant to the Exchange Act, or (ii) any exchange or other market that the United States Treasury Department determines is adequate. The Company believes that the TSX meets this test, and accordingly, provided that the Common Shares are regularly traded on the TSX, a United States Holder should be able to make a mark-to-market election with respect to the Common Shares if the Company is classified as a PFIC. If a United States Holder chooses to make a mark-to-market election, such United States Holder must include in ordinary income for each taxable year for which the election is in effect, and during which the Company is a PFIC, an amount equal to the excess, if any, of the fair market value of its Common Shares as of the close of the taxable year over its adjusted tax basis in the Common Shares. In addition, the United States Holder may claim an ordinary loss deduction for the excess, if any, of its adjusted tax basis in the Common Shares over the fair market value of the Common Shares at the close of the taxable year, but only to the extent of any prior net mark-to-market gains. United States Holders are urged to consult their own tax advisors as to the consequences of marking a mark-to-market election.

Under the Code, a United States Holder of shares of a PFIC may also make a QEF election with respect to shares of the PFIC. United States Holders should consult with their tax advisor as to the availability and consequences of the QEF election. In particular, an election to treat the Company as a QEF will not be available if the Company does not provide the information necessary to make such an election. It is not expected that a United States Holder will be able to make a QEF election because the Company does not intend to provide United States Holders with the information necessary to make a QEF election.

Recently Enacted Legislation

Recently enacted United States legislation requires each United States person that directly or indirectly owns an interest in a PFIC to file an annual report with the IRS and failure to file such report could result in the imposition of penalties on such United States person.

For taxable years beginning after December 31, 2012, United States Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, dividends on, and capital gains from the sale or other taxable disposition of, the Common Shares and Rights, subject to certain limitations and exceptions.

New United States return disclosure obligations (and related penalties for failure to disclose) have also been imposed on United States individuals that hold certain specified foreign financial assets in excess of $50,000. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also may include the Common Shares and Rights.

United States Holders are urged to consult their own tax advisors regarding the possible implications of the recently enacted legislation described above.

United States Information Reporting and Backup Withholding Tax

Under United States federal income tax law and regulations, certain categories of United States Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. Penalties for failure to file certain of these information returns are substantial. United States Holders of Common Shares and/or Rights should consult with their own tax advisors regarding the requirements of filing information returns.

Dividends on Common Shares and proceeds from the sale or other disposition of Common Shares and/or Rights that are paid in the United States or by a United States-related financial intermediary will be subject to United States information reporting rules, unless a United States Holder is a corporation or other exempt recipient. In addition, payments that are subject to information reporting may be subject to backup withholding (currently at a 28% rate) if a United States Holder does not provide its taxpayer identification number and otherwise comply with the backup withholding rules. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules are available to be credited against a United States Holder’s United States federal income tax liability and may be refunded to the extent they exceed such liability, provided the required information is provided to the IRS in a timely manner.

RISK FACTORS

An investment in Rights or Common Shares is subject to a number of risks. In addition, the Company is subject to a number of risks due to the nature of the industry in which it operates, the present state of development of its business and the foreign jurisdictions in which it carries on business. The following is a summary description of the material risks and uncertainties to which the Company is subject. Some of the following statements are forward-looking and actual results may differ materially from the results anticipated in these forward-looking statements. Please refer to the section entitled “Forward-Looking Information” in this Prospectus.

Risks Related to the Rights Offering

A Shareholder may suffer significant dilution

If a Shareholder does not exercise its Rights for Common Shares, or a Shareholder sells or transfers its Rights, the Shareholder’s current percentage ownership may be significantly diluted by the issuance of Common Shares pursuant to the exercise of Rights by other holders of Rights.

IVN currently has 566,245,476 Common Shares outstanding. If all Rights issued based on the number of Common Shares outstanding as of the date of this Prospectus are exercised, an additional 84,936,821 Common Shares will be issued following the Expiry Date (as defined below). Additional Rights will be issued, and additional Common Shares will become issuable pursuant to the exercise of such Rights, if the number of Common Shares outstanding on the Record Date is greater than the number of Common Shares outstanding on the date of this Prospectus.

Hedging transactions undertaken by Citibank in connection with the Cash-Settled Contract may affect the trading price of our Common Shares

Mr. Friedland has indicated that he intends to exercise all Rights issued to him in respect of his directly and indirectly held Common Shares. Mr. Friedland has entered into the Loan Agreement, subject to certain conditions precedent, with Citibank, an affiliate of the Lead Dealer Manager. In connection with entering into the Loan Agreement and as further described under “INTENTION OF INSIDERS TO EXERCISE RIGHTS”, Mr. Friedland has entered into the Cash-Settled Contract with Citibank, an equity collar with respect to approximately 12 million Common Shares, subject to certain adjustments. An equity collar is an instrument that protects the economic value of a specific number of securities by forgoing a portion of any future economic upside.

In connection with the Cash-Settled Contract, Citibank has entered into a share purchase agreement with Rio Tinto (the “Citibank Share Purchase Agreement”) for the Friedland Citi Shares, as described under “HEADS OF AGREEMENT WITH RIO TINTO”, and has purchased our Common Shares in secondary market transactions, and may continue to do so following the date of this Prospectus, but prior to the Closing Date. These transactions may have had and may have the effect of increasing, or preventing or slowing a decline in, the trading price of our Common Shares. In connection with settling the Citibank Share Purchase Agreement, Citibank will borrow, or make other private arrangements related to, our Common Shares.

In addition, in connection with the Cash-Settled Contract, Citibank will enter into or unwind options, swaps or forwards with respect to our Common Shares and/or purchase or sell our Common Shares in secondary market transactions during the remaining term of the Cash-Settled Contract after the Closing Date.

The Company does not make any representation or prediction as to the magnitude of any potential effect that these transactions have had or may have on the trading price of the Common Shares.

The Company does not make any representation that Citibank will engage in any of the market activities described above following the date of this Prospectus or that this market activity, once commenced, will not be discontinued without notice.

In entering into the Loan Agreement, the Cash-Settled Contract and the Citibank Share Purchase Agreement and in engaging in any associated market activity and other transactions as described above,

Citibank has been and would be acting to protect its own economic interests, which may have an effect on the trading price of our Common Shares and conflict with the interests of the Company and the Shareholders.

Each of the Loan Agreement, the Cash-Settled Contract and the Citibank Share Purchase Agreement is a separate transaction from the Rights Offering, entered into by Citibank and Mr. Friedland and Citibank and Rio Tinto, as applicable. These transactions have been or will be entered into to facilitate the participation of Mr. Friedland in the Rights Offering and will not affect your rights as a holder of Rights or Common Shares.

No prior trading market for Rights

Even upon listing of the Rights on the TSX and being admitted for trading on the NYSE and NASDAQ, purchasers may not be able to resell Rights acquired. There can be no assurance that an active trading market will develop in the Rights on the TSX, NYSE or NASDAQ, or, if developed, that such market will be sustained. To the extent an active trading market for the Rights does not develop, the pricing of the Rights in the secondary market, the transparency and availability of trading prices and liquidity of the Rights would be adversely affected, which may have a material adverse impact on the Company and its share price.

Exercises of Rights may not be revoked

Subject to certain statutory withdrawal and recission rights available to Canadian Subscribers (as hereinafter defined), if the Common Share price declines below the Subscription Price for the Common Shares, resulting in a loss of some or all of the Subscribers’ Subscription Payment, Subscribers may not revoke or change the exercise of Rights after they send in their subscription forms and payment.

A large number of Common Shares may be issued and subsequently sold upon the exercise of Rights

To the extent that Subscribers that exercise Rights sell the Common Shares underlying such Rights, the market price of our Common Shares may decrease due to the additional selling pressure in the market. The risk of dilution from issuances of Common Shares underlying the Rights may cause shareholders to sell their Common Shares, which may have a material adverse impact on the Company and its share price.

The sale of Common Shares issued upon exercise of the Rights could encourage short sales by third parties, which could further depress the price of the Common Shares

Any downward pressure on the price of Common Shares caused by the sale of Common Shares underlying the Rights could encourage short sales by third parties. In a short sale, a prospective seller borrows Common Shares from a shareholder or broker and sells the borrowed Common Shares. The prospective seller hopes that the Common Share price will decline, at which time the seller can purchase Common Shares at a lower price for delivery back to the lender. The seller profits when the Common Share price declines because it is purchasing Common Shares at a price lower than the sale price of the borrowed Common Shares. Such sales could place downward pressure on the price of our Common Shares by increasing the number of Common Shares being sold, which could have a material adverse impact on the Company and its share price.

The Subscription Price is not necessarily an indication of value

The United States dollar denominated Subscription Price is a price equal to an approximate 46% discount to the weighted average closing price per Common Share on the NYSE over the 20 trading days prior to December 8, 2010, being the date of the Heads of Agreement, and the Canadian dollar denominated Subscription Price is a price equal to the Canadian dollar equivalent of the United States dollar Subscription Price based on the Noon Buying Rate on December 15, 2010. The Subscription Price was approved by the Board of Directors, having regard to the Heads of Agreement, and was priced to encourage holders of Rights to exercise their Rights and does not necessarily bear any relationship to the book value of the Company’s assets, past operations, cash flows, losses, financial condition or any other established criteria for value. Holders of Rights should not consider the Subscription Price as an indication of the Company’s value. After the date of this Prospectus, the Common Shares may trade at prices above or below the Subscription Price.

A decline in the market price of the Common Shares may occur

The trading price of the Common Shares in the future may decline below the Subscription Price. The Company can make no assurance that the Subscription Price will remain below any future trading price for the Common Shares. Future prices of the Common Shares may adjust positively or negatively depending on various factors, including the Company’s future revenues, cash flows and operations and overall conditions affecting the Company’s business, economic trends and the securities markets.

Holders that wish to exercise Rights need to act promptly and follow subscription instructions

Holders of Rights that elect to purchase Common Shares in this Rights Offering must act promptly to ensure that the entire Subscription Payment for any Rights exercised is paid at the time of subscription and must be received by the Subscription Agent at the Subscription Office, or the guaranteed delivery procedures must be followed, prior to the Expiry Time on the Expiry Date. Accordingly, Subscribers who hold through a Participant must provide the Participant holding their Rights with instructions and the required payment sufficiently in advance of the Expiry Time on the Expiry Date to permit proper exercise of their Rights. Participants will have an earlier deadline for receipt of instructions and payment. If a Prospectus Holder or a Qualified Holder fails to complete and sign the required subscription forms, send an incorrect Subscription Payment, or otherwise fails to follow the subscription procedures that apply to the exercise of Rights by the holder, the Subscription Agent may, depending on the circumstances, reject the subscription or accept it to the extent of the payment received.

Neither the Company nor the Subscription Agent undertakes to Subscribers that it will, or will attempt to, correct an incomplete or incorrect subscription form or payment. The Company has the sole discretion to determine whether an exercise of Rights properly follows the subscription procedures.

If you elect to exercise your Rights, your proposed acquisition of Common Shares may be subject to notification obligations under the Hart-Scott-Rodino Act

If as a result of exercising your Rights you would hold Common Shares worth more than US$63.4 million, including any Common Shares you currently hold, your proposed acquisition may trigger notification obligations under the Hart-Scott-Rodino Act. In these circumstances, you should seek the advice of legal counsel to determine the applicability of the Hart-Scott-Rodino Act to the exercise of your Rights.

Risks Related to the Business

The Company’s stock price may be volatile and you may lose all or part of your investment

The market price of the Common Shares could fluctuate significantly, in which case you may not be able to resell your Common Shares at or above the Subscription Price. The market price of the Common Shares may fluctuate based on a number of factors including those listed in the Prospectus and incorporated herein by reference and others. Such factors include:

•	the Company’s operating performance and the performance of our competitors and other similar companies;

•	fluctuations in metal prices, including copper and gold, in particular, as well as currency exchange rates and interest rates;

•	the public’s reaction to our press releases, our other public announcements and the Company’s filings with the Canadian Securities Administrators and the SEC;

•	changes in earnings estimates or recommendations by research analysts who track the Common Shares or the stocks of other companies in the Company’s industry;

•	changes in general economic conditions;

•	the number of Common Shares to be publicly traded after the Rights Offering;

•	actions of the Company’s current Shareholders;

•	mining plans for the Oyu Tolgoi Project and the schedule and sequencing for carrying out and completing construction of the Oyu Tolgoi Project;

•	the estimated and actual schedules and costs of bringing the Oyu Tolgoi Project into commercial production;

•	the ability of the Company to arrange acceptable financing commitments for the Oyu Tolgoi Project;

•	target milling rates, mining plans and production forecasts for the coal mine at the Ovoot Tolgoi Coal Project;

•	the estimated and actual schedules for carrying out and completing an expansion of the production capability of the Ovoot Tolgoi Coal Project;

•	the anticipated and actual outcomes with respect to the ongoing marketing of coal products from the Ovoot Tolgoi Coal Project;

•	the anticipated and actual timing of payback of capital invested in the Ovoot Tolgoi Coal Project;

•	the impact of the Company’s arbitration proceedings with Rio Tinto;

•	the impact of amendments to the laws of Mongolia and other countries in which the Company carries on business, particularly with respect to taxation;

•	the Company’s involvement in legal proceedings;

•	the arrival or departure of key personnel, including, in particular, Mr. Robert Friedland;

•	the impact of amendments to the laws of Mongolia and other countries in which the Company carries on business, particularly with respect to taxation;

•	the extent to which, if at all, broker-dealers choose to make a market in the Common Shares;

•	acquisitions, strategic alliances or joint ventures involving the Company or its competitors; and

•	other developments affecting the Company, its industry or its competitors.

In addition, in recent years the stock market has experienced significant price and volume fluctuations. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of the Common Shares. The price of the Common Shares could fluctuate based upon factors that have little or nothing to do with the Company or its performance, and these fluctuations may have a material adverse impact on the Company and its share price.

Under the Heads of Agreement, Rio Tinto has gained greater control over the Company’s business and affairs

Rio Tinto owns in the aggregate approximately 40.49% of the Common Shares (or approximately 46.76% assuming exercise in full of the Outstanding Warrants, as further described in “PRINCIPAL HOLDERS OF SECURITIES” and “HEADS OF AGREEMENT WITH RIO TINTO”). If all of the Rights are exercised, Rio Tinto’s ownership percentage will remain the same. On the other hand, if Rio Tinto is the only Subscriber or one of a number of Subscribers that exercise a relatively small number of Rights, Rio Tinto’s aggregate ownership of Common Shares will increase substantially, subject to the Standstill Cap. Accordingly, if the Rights Offering is completed, Rio Tinto will, except as otherwise provided by the Heads of Agreement, continue to exercise significant influence over the policies, business and affairs of the Company, the outcome of any significant corporate transaction or other matter, and all matters requiring a stockholder vote, including the composition of the Board of Directors, the adoption of amendments to the Company’s restated certificate of incorporation, as amended, and the approval of mergers or sales of substantially all of the Company’s assets. Through existing contractual arrangements, Rio Tinto has, among other rights and subject to certain exceptions, a right of first offer in respect of any equity financing that the Company proposes to undertake and a right of first refusal with respect to any proposed disposition by the Company of an interest in the Oyu Tolgoi Project. For more information on this right of first offer reference is made to the section of the AIF entitled “GENERAL DEVELOPMENT OF THE BUSINESS — Rio Tinto Transactions”. This concentration of ownership in Rio Tinto’s hands also may delay, defer or even prevent a change in control of the Company and may make some transactions more difficult or impossible without the support of Rio Tinto, which may have a material adverse impact on the Company and its share price.

In addition, under the Private Placement Agreement as modified by, and subject to the restrictions under, the Heads of Agreement, Rio Tinto has the right to nominate two additional members to the Board of Directors in addition to the current four Rio Tinto nominees. Upon having acquired forty-five percent (45%) of the Company’s outstanding Common Shares, Rio Tinto will be entitled to appoint an additional director, thereby giving Rio Tinto the right to appoint seven of the Company’s 14 directors. Rio Tinto is also able to significantly influence the management, development and operation of the Oyu Tolgoi Project by virtue of one of its affiliates assuming the role of manager of the Oyu Tolgoi Project under the OT Management Agreement. The interests of Rio Tinto may conflict with the interests of the Company. In addition, although Rio Tinto will oversee and supervise the development, operation and management of the Oyu Tolgoi Project pursuant to the OT Governance Agreement, Ivanhoe will retain a veto on any Special Matter. A decision by Ivanhoe to exercise such veto could result in the disruption, delay or suspension of development and operational activity at the Oyu Tolgoi Project, which in turn could result in significantly increased costs to the Company and adversely affect its share price.

A copy of the Heads of Agreement is available under the Company’s profile on SEDAR, at www.sedar.com and which has been filed as an exhibit to the Company’s registration statement on Form F-10 of which this Prospectus forms a part, and which is available on the SEC’s website at www.sec.gov.

Under the Heads of Agreement, the Company is substantially dependent on Rio Tinto for its financing needs

Under the Heads of Agreement and in addition to its ability to exercise the Subscription Right, Rio Tinto has committed to exercise the Outstanding Warrants, provide the Interim Funding Facility, and aid in securing OT Project Financing. To the extent that Rio Tinto does not provide or help in securing these forms of financing or exercise the Subscription Right because of a breach of the Heads of Agreement by the Company or for some other reason, the Company may be forced to seek alternative sources of funding, which may not be available on terms acceptable to the Company or at all, which would have a material adverse impact on the Company and its share price. See “HEADS OF AGREEMENT WITH RIO TINTO”.

In the event of a breach by the Company of any of the key terms of the OT Governance Agreement, Rio Tinto will be released from Common Share acquisition limitations in effect pursuant to the Standstill Cap

In the event of a breach by the Company of any of the key terms of the OT Governance Agreement, Rio Tinto will be released from Common Share acquisition limitations in effect pursuant to the Standstill Cap. In addition, upon any such breach Rio Tinto will be entitled to one-half of the Company’s 50% entitlement to the Management Services Payment (as defined in the OT Shareholders’ Agreement). If the Standstill Cap is terminated early, and in any event following the expiration of the Standstill Cap, Rio Tinto may acquire control of the Company with or without the consent of the Board of Directors and without making an offer to all other Shareholders, which may have a material adverse impact on the Company and its share price.

In the event of a breach by the Company of any of the key terms of the OT Governance Agreement or a number of other material contracts between the Company or its subsidiaries and Rio Tinto or its affiliates, Rio Tinto will be able to accelerate repayments under the Interim Funding Facility

A breach by the Company of any of the key terms of the OT Governance Agreement or a number of other material contracts between the Company or its subsidiaries and Rio Tinto or its affiliates constitutes an event of default under the Interim Funding Facility. Should such an event of default occur, Rio Tinto will be able to demand immediate repayment of any amounts drawn by the Company under the Interim Funding

Facility, and any further disbursements under the Interim Funding Facility will be immediately and automatically suspended. Further, any event of default under the Interim Funding Facility may trigger cross-defaults and acceleration under the terms of any other instruments of indebtedness or credit facilities that the Company may have outstanding at that time. Under such circumstances, there can be no assurance that the Company’s assets would be sufficient to repay the amounts due in full. Even if repayment is made in full, Company may be unable to find alternative sources of financing or may be forced to raise funds from alternative sources on less favourable terms, which may have a material adverse impact on the Company and its share price.

If the arbitration proceeding initiated by Rio Tinto is not resolved in our favour, Rio Tinto may acquire control of the Company after the expiration of the Standstill Cap and without making an offer to all other Shareholders

On July 9, 2010, Rio Tinto notified the Company that it was commencing an arbitration proceeding under the terms of the Private Placement Agreement, seeking a series of declarations to the effect that the operation of the Shareholder Rights Plan interferes with certain of Rio Tinto’s contractual rights under the Private Placement Agreement. The Company’s position is that nothing in the Private Placement Agreement prohibits the Company from implementing the Shareholder Rights Plan and that nothing in the Shareholder Rights Plan breaches any of Rio Tinto’s existing contractual rights under the Private Placement Agreement. The arbitration proceeding initiated by Rio Tinto is temporarily suspended during the Tolling Period pursuant to the Heads of Agreement. If the arbitration proceeding is resumed at the expiry of the Tolling Period, it is uncertain when such proceeding will be completed or what its outcome will be.

If the arbitration proceeding initiated by Rio Tinto is not resolved in the Company’s favour, the Shareholder Rights Plan may be declared invalid. Rio Tinto’s Standstill Cap provided for in the Heads of Agreement, will expire on January 18, 2012, subject to earlier termination in accordance with the terms of the Heads of Agreement. Without a valid Shareholder Rights Plan in place at that time, Rio Tinto may, upon expiry of the Standstill Cap, acquire control of the Company with or without the consent of the Board of Directors and without making an offer to all other Shareholders, which may have a material adverse impact on the Company and its share price.

The actual cost of developing the Oyu Tolgoi Project may differ materially from the Company’s estimates and involve unexpected problems or delays

The estimates incorporated by reference in this Prospectus regarding the development and operation of the Oyu Tolgoi Project are based on the revised capital cost estimate to first production of US$5.9 billion upon which the 2011 Budget is based. The 2011 Budget and the current estimate of the amount of capital expenditures that will be required to be incurred to complete the 100,000-tonne-per day first phase of the Oyu Tolgoi Project represent estimates only and are based on certain assumptions and analyses made by the Company’s management in light of their experience and perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. These estimates, however, and the assumptions upon which they are based, are subject to a variety of risks and uncertainties and other factors that could cause actual expenditures to differ materially from those estimated. If these estimates prove incorrect, the total capital expenditures required to complete the first phase of the Oyu Tolgoi Project may increase, which may have a material adverse impact on the Company and its share price.

There are also a number of uncertainties inherent in the development and construction of any new mine, including the Oyu Tolgoi Project. These uncertainties include:

•	the timing and cost, which can be considerable, of the construction of mining and processing facilities;

•	the availability and cost of skilled labour, power, water and transportation;

•	the availability and cost of appropriate smelting and refining arrangements;

•	the need to obtain necessary environmental and other government permits, and the timing of those permits; and

•	the availability of funds to finance construction and development activities.

The cost, timing and complexities of mine construction and development are increased by the remote location of a property such as the Oyu Tolgoi Project. It is common in new mining operations to experience unexpected problems and delays during development, construction and mine start-up. In addition, delays in the commencement of mineral production often occur. Accordingly, there is no assurance that future development activities will result in profitable mining operations.

If the Rights Offering is not completed, the Company may not be able to raise the proceeds necessary to fund its anticipated cash obligations and capital expenditures

If the Rights Offering is not completed, the Company may not be able to raise the proceeds necessary to fund its anticipated cash obligations and capital expenditures. If this happens, the Company may be forced to raise funds from alternative sources on less favourable terms, which may have a material adverse impact on the Company and its share price.

The Company does not expect to pay dividends for the foreseeable future

The Company has not paid any dividends to date and it does not intend to declare dividends for the foreseeable future, as it anticipates that it will reinvest future earnings, if any, in the development and growth of the Oyu Tolgoi Project and its business generally. Therefore, investors will not receive any funds unless they sell their Common Shares, and Shareholders may be unable to sell their shares on favourable terms or at all. The Company cannot give any assurance of a positive return on investment or that investors will not lose the entire amount of their investment in Common Shares. Prospective investors seeking or needing dividend income or liquidity should not purchase Common Shares.

Future sales may affect the market price of the Common Shares

In order to finance future operations, the Company may need to raise funds through the issuance of additional Common Shares or the issuance of debt instruments or other securities convertible into Common Shares. The Company cannot predict the size of future issuances of Common Shares or the issuance of debt instruments or other securities convertible into shares. Additional issuances of Common Shares or securities convertible into Common Shares would likely depress the market price of the Common Shares.

The Company may be limited in its ability to enforce the Investment Agreement against a sovereign government

The Company, OT LLC, a subsidiary owned as to 66% by the Company, Rio Tinto and the Government of Mongolia are parties to the Investment Agreement. In addition to providing legal, administrative and tax stability for the Oyu Tolgoi Project during its term, the Investment Agreement also imposes numerous obligations and commitments upon the Government of Mongolia that provide clarity and certainty in respect of the development and operation of the Oyu Tolgoi Project. The Investment Agreement also includes an arbitration clause that requires the parties to resolve disputes through international commercial arbitration procedures. Nevertheless, if and to the extent that the Government of Mongolia does not observe the terms and conditions of the Investment Agreement, there may be limitations on the Company’s ability to enforce the terms of the Investment Agreement against the Government of Mongolia, which is a sovereign entity, regardless of the outcome of an arbitration proceeding. Without an effective means of enforcing the terms of the Investment Agreement, the Company could be deprived of substantial rights and benefits arising from its investment in the Oyu Tolgoi Project with little or no recourse against the Government of Mongolia for fair and reasonable compensation. Such an outcome would have a material adverse impact on the Company and its share price.

The Investment Agreement includes a number of future covenants that may be outside of the control of the Company to complete

The Investment Agreement commits the Company to perform a number of obligations in respect of the development and operation of the Oyu Tolgoi Project. While performance of many of these obligations is within the effective control of IVN, the scope of certain obligations may be open to interpretation. The performance of other obligations may require co-operation from third parties or may be dependent upon circumstances that are not necessarily within the control of the Company. For example:

•	The Company is obligated to obtain project financing for the development of the Oyu Tolgoi Project within two years following the effective date of the Investment Agreement and to commence commercial production within five years of securing such financing. There is a risk that OT LLC will be unable to obtain sufficient project financing within the stipulated time or that, in order to meet the project financing requirement in a timely manner, OT LLC will be required to accept financing terms that are less advantageous than those that might have been available had there been no deadline for obtaining such financing. There is also a risk that unanticipated construction delays or other unforeseen development problems may cause delays in commencement in commercial production or that unforeseen mining or processing difficulties are encountered that prevent OT LLC from attaining the required commercial production levels.

•	The Company is obligated to utilize only Mongolian power sources within four years of commencing commercial production. Such sources of power may not be available or may be available upon commercial terms that are less advantageous than those available from other potential power suppliers.

•	Mongolian nationals must represent at least 90% of the Oyu Tolgoi Project work force once commercial production is attained and 50% of such project’s engineers must be Mongolian nationals within five years, increasing to 70% after 10 years. While IVN has a plan for achieving these targets, success in doing so is contingent upon the availability of a sufficient number of qualified personnel, which is not wholly within the Company’s control.

•	The Company is obligated to use Mongolian services, transportation and freight facilities on a priority basis. Such services and facilities may not be available to the extent required or may be available upon commercial terms that are less advantageous than those available from other sources.

•	OT LLC has community development commitments and social responsibility obligations. There is a risk that OT LLC will be unable to meet the expectations or demands of relevant community stakeholders to the extent contemplated to allow OT LLC to meet its commitments under the Investment Agreement.

•	The extension of the term of the Investment Agreement from 30 years to 50 years is subject to a number of conditions, including IVN having demonstrated that the Oyu Tolgoi Project has been operated in accordance with industry best practices in terms of national and community benefits, environment and health and safety practices. The inherently subjective nature of these criteria creates the risk that the Company and the Government of Mongolia may disagree as to whether the conditions for extending the term of the Investment Agreement have been met.

Despite the Company’s best efforts, such provisions are not necessarily within its control and non-fulfillment may result in default under the Investment Agreement. Such a default could result in termination of the Investment Agreement or damages accruing, which may have a material adverse impact on the Company and its share price.

The Oyu Tolgoi Project is operated as a corporate/government joint venture and is subject to joint venture risk

Although the OT Shareholders’ Agreement contemplates that the Company will maintain a controlling interest in the Oyu Tolgoi Project, the Government of Mongolia also holds a significant stake in what is effectively a corporate joint venture involving a government entity. In addition, a portion of the Hugo North mineral deposit of the Oyu Tolgoi Project is subject to a joint venture agreement between the Company and

Entrée Gold LLC (“Entrée”), whereby the Company holds an 80% interest and Entrée holds a 20% interest in minerals below 560 metres located in such portion of the Oyu Tolgoi Project, and the Company holds a 70% interest and Entrée holds a 30% interest in minerals above 560 metres located in such portion of the Oyu Tolgoi Project. As such, the Oyu Tolgoi Project is, to a certain extent, a joint venture within a joint venture. Therefore, the Company will be subject, on multiple levels, to all of the risks to which participants in mining joint ventures are typically exposed. Such risks include the potential for disputes respecting development, operation and financing matters resulting from differing levels of sophistication in relevant business and technical matters, inequality of bargaining power and incompatible long-term strategic and economic objectives.

The Government of Mongolia T-Bill may remain illiquid beyond the stated maturity date

On October 20, 2009, as an adjunct to the Investment Agreement, OT LLC purchased a treasury bill (the “T-Bill”) from the Mongolian Government, with a face-value of US$115.0 million, for US$100.0 million. The T-Bill will mature on October 20, 2014. Mongolia continues to maintain a relatively high level of debt and, as such, its debt securities carry a higher level of risk than similar securities issued by countries with lower debt and more developed economies. There is no assurance that IVN will be able to readily convert the T-Bill into cash upon the stated maturity date, and the inability to do so could have a material adverse impact on the Company’s cash position, which may have a material adverse impact on the Company and its share price.

There can be no assurance that the Company will be capable of raising the additional funding that it needs to complete its development objectives

Upon exercise, the Outstanding Warrants and the Subscription Right, together with the Interim Funding Facility, will account for a portion of the development cost of the Oyu Tolgoi Project and will be insufficient to fund the entire development cost. The Company will require access to additional sources of capital to complete the development of the Oyu Tolgoi Project and to advance the development of its other mineral properties. The terms of the Investment Agreement oblige the Company to obtain, within two years of the Effective Date of the Investment Agreement, project financing sufficient to complete the development activities necessary to establish commercial production. Market volatility in precious and base metals may affect the terms upon which debt financing or equity financing is available. The Company operates in a region of the world that is prone to economic and political upheaval and instability, which may make it more difficult for the Company to obtain debt financing from project lenders. Failure to obtain additional financing on a timely basis may cause the Company to postpone its development plans, forfeit rights in some or all of its properties or joint ventures or reduce or terminate some or all of its operations, which may have a material adverse impact on the Company and its share price.

Lack of infrastructure in proximity to the Company’s material properties could adversely affect mining feasibility

The Oyu Tolgoi Project is located in an extremely remote area in the South Gobi Region of Mongolia, which currently lacks basic infrastructure, including sources of electric power, water, housing, food and transport necessary to develop and operate a major mining project. While the Company has established the limited infrastructure necessary to conduct its current exploration and development activities, substantially greater sources of power, water, physical plant and transportation infrastructure in the area will need to be established before it can conduct mining operations. In addition, satisfactory agreements for the purchase of power will have to be entered into, and any necessary government approvals or licenses obtained. Lack of availability of the means and inputs necessary to establish such infrastructure may adversely affect mining feasibility. Establishing such infrastructure will, in any event, require significant financing, identification of adequate sources of raw materials and supplies and necessary cooperation from national and regional governments, none of which can be assured. The Ovoot Tolgoi Coal Project is similarly located in a remote area of southern Mongolia and, although it is in commercial production, it faces the same challenges that come from operating in such a remote location.

The resource and reserve estimates for the Company’s and its subsidiaries’ projects incorporated by reference in this Prospectus are estimates only and are subject to change based on a variety of factors, some of which are beyond its or its subsidiaries’ control. The Company and its subsidiaries’ actual production, revenues and capital expenditures may differ materially from these estimates

The estimates of reserves and resources incorporated by reference in this Prospectus, including the anticipated tonnages and grades that will be achieved or the indicated level of recovery that will be realized, are estimates and no assurances can be given as to their accuracy. Such estimates are, in large part, based on interpretations of geological data obtained from drill holes and other sampling techniques. Actual mineralization or formations may be different from those predicted. It may also take many years from the initial phase of drilling before production is possible, and during that time the economic feasibility of exploiting a deposit may change. Reserve and resource estimates are materially dependent on prevailing metal prices and the cost of recovering and processing minerals at the individual mine sites. Market fluctuations in the price of metals or increases in the costs to recover metals from the Company’s and its subsidiaries’ mining projects may render the mining of ore reserves uneconomical and materially adversely affect its and its subsidiaries’ operations. Moreover, various short-term operating factors may cause a mining operation to be unprofitable in any particular accounting period.

Prolonged declines in the market price of metals may render reserves containing relatively lower grades of mineralization uneconomic to exploit and could reduce materially the Company’s and its subsidiaries’ reserves and resources. Should such reductions occur, material write-downs of the Company’s and its subsidiaries’ investment in mining properties or the discontinuation of development or production might be required, and there could be material delays in the development of new projects, increased net losses and reduced cash flow. The estimates of mineral reserves and resources attributable to a specific property are based on accepted engineering and evaluation principles. The estimated amount of contained metals in proven and probable mineral reserves does not necessarily represent an estimate of a fair market value of the evaluated properties.

There are numerous uncertainties inherent in estimating quantities of mineral reserves and resources. The estimates incorporated by reference in this Prospectus are based on various assumptions relating to commodity prices and exchange rates during the expected life of production, mineralization of the area to be mined, the projected cost of mining, and the results of additional planned development work. Actual future production rates and amounts, revenues, taxes, operating expenses, environmental and regulatory compliance expenditures, development expenditures, and recovery rates may vary substantially from those assumed in the estimates. Any significant change in these assumptions, including changes that result from variances between projected and actual results, could result in material downward revision to current estimates, which may have a material adverse impact on the Company and its share price.

Mining projects are sensitive to the volatility of metal prices

The long-term viability of the Oyu Tolgoi Project depends in large part on the world market prices of copper and gold. The market prices for these metals are volatile and are affected by numerous factors beyond the Company’s control. These factors include international economic and political trends, expectations of inflation, global and regional demand, currency exchange fluctuations, interest rates and global or regional consumption patterns, speculative activities, increased production due to improved mining and production methods and economic events, including the performance of Asia’s economies.

The aggregate effect of these factors on metals prices is impossible to predict. Should prevailing metal prices remain depressed or below variable production costs of the Company’s current and planned mining operations for an extended period, losses may be sustained and, under certain circumstances, there may be a curtailment or suspension of some or all of its mining, development and exploration activities. The Company would also have to assess the economic impact of any sustained lower metal prices on recoverability and, therefore, the cut-off grade and level of its reserves and resources. These factors could have an adverse impact on the Company’s future cash flows, earnings, results of operations, stated reserves and financial condition, which may have a material adverse impact on the Company and its share price.

The following table sets forth for the periods indicated (1) the London Metals Exchange’s high, low and average settlement prices for copper in U.S. dollars per pound and (2) the high, low and average London afternoon fixing prices for gold.

	Copper			Gold
Year	High	Low	Average	High	Low	Average

2005	$2.11	$1.39	$1.67	$536	$411	$444
2006	$3.99	$2.06	$3.05	$725	$524	$604
2007	$3.77	$2.37	$3.23	$841	$604	$695
2008	$4.08	$1.26	$3.15	$1,011	$713	$872
2009	$3.33	$1.38	$2.34	$1,213	$810	$972
2010(1)	$4.05	$2.76	$3.35	$1,421	$1,058	$1,210

(1)	The respective prices for copper and gold presented in the table for 2010 are based on the period from January 1, 2010 to November 30, 2010.

The Company’s ability to carry on business in Mongolia is subject to legal and political risk

Although the Company expects that the Investment Agreement will bring significant stability and clarity to the legal, political and operating environment in which it will develop and operate the Oyu Tolgoi Project, the Company is still subject to legal and political risks in Mongolia.

The Ovoot Tolgoi Coal Project is not covered by the Investment Agreement. SGQ holds its interest in its Mongolian mineral exploration and development projects indirectly through mining licences and exploration licences, and the rights with respect to those activities may be subject to changes in legislation or government regulations or changes in political attitudes within Mongolia.

The Investment Agreement is expected to mitigate a significant degree of political risk. Nevertheless, there is still a risk, particularly with respect to investments not covered by the Investment Agreement, that the Government of Mongolia may change its policies to discourage foreign investment, mining projects may be nationalized or other government limitations, restrictions or requirements not currently foreseen may be implemented. There can be no assurance that the Company’s assets will not be subject to nationalization, requisition or confiscation, whether legitimate or not, by any authority or body.

There is no assurance that provisions under Mongolian law for compensation and reimbursement of losses to investors under such circumstances would be effective to restore the full value of the Company’s original investment or to compensate for the loss of the current value of the Mongolian projects. Insofar as the Government of Mongolia is a sovereign entity against which the terms of the Investment Agreement may be unenforceable, this risk applies to the Oyu Tolgoi Project despite the provisions of the Investment Agreement respecting nationalization and expropriation. Similarly, other projects in Mongolia in which the Company holds a direct or indirect interest that are not covered by the Investment Agreement, such as the Ovoot Tolgoi Coal Project, may be affected in varying degrees by, among other things, government regulations with respect to restrictions on production, price controls, export controls, income taxes, environmental legislation, mine safety and annual fees to maintain mineral licences in good standing. There can be no assurance that Mongolian laws protecting foreign investments will not be amended or abolished or that existing laws will be enforced or interpreted to provide adequate protection against any or all of the risks described above.

The legal framework in Mongolia is, in many instances, based on recent political reforms or newly enacted legislation, which may not be consistent with long-standing local conventions and customs. Although legal title risks in respect of the Oyu Tolgoi Project are expected to be significantly mitigated by the terms of the Investment Agreement, there may still be ambiguities, inconsistencies and anomalies in the other agreements, licences and title documents through which the Company holds its interests in other mineral resource properties in Mongolia, or the underlying legislation upon which those interests are based, which are atypical of more developed legal systems and which may affect the interpretation and enforcement of the Company’s rights and obligations. Local institutions and bureaucracies responsible for administrating laws may lack a proper understanding of the laws or the experience necessary to apply them in a modern business context. Many laws have been enacted, but in many instances they are neither understood nor enforced and may be applied in an inconsistent, arbitrary and unfair manner, while legal remedies may be uncertain, delayed or unavailable. For decades Mongolians have looked to politicians and bureaucrats as the sources of the “law”. This has changed in theory, but often not in practice. With respect to most day-to-day activities in Mongolia government civil servants interpret, and often effectively make, the law. This situation is gradually changing but at a relatively slow pace. Accordingly, while the Company believes that it has taken the legal steps necessary to obtain and hold its property and other interests in Mongolia, there can be no guarantee that such steps will be sufficient to preserve those interests.

Recent and future amendments to Mongolian laws could adversely affect the Company’s mining rights in the Oyu Tolgoi Project or make it more difficult or expensive to develop the project and carry out mining

The Government of Mongolia has, in the past, expressed its strong desire to foster, and has to date protected the development of, an enabling environment for foreign investment. The Company believes that the successful negotiation of the Investment Agreement in respect of the Oyu Tolgoi Project clearly demonstrates the level of commitment of the current government to continue to do so. However, there are political constituencies within Mongolia that have espoused ideas that would not be regarded by the international mining industry as conducive to foreign investment if they were to become law or official government policy. This was evidenced by revisions to Mongolia’s Minerals Law in 2006. At present, the Company has no reason to believe that the Government of Mongolia intends to sponsor or that Parliament intends to enact amendments to the Minerals Law or other legislation that would be materially adverse to the interests of international investors in Mongolia’s mining sector, including those of the Company. Nevertheless, there can be no assurance that the present government or a future government will refrain from enacting legislation or adopting government policies that are adverse to the Company’s interests or that impair its ability to develop and operate the Oyu Tolgoi Project, the Ovoot Tolgoi Coal Project or other projects on the basis presently contemplated, which may have a material adverse impact on the Company and its share price.

Changes in, or more aggressive enforcement of, laws and regulations could adversely impact the Company’s business

Mining operations and exploration activities are subject to extensive laws and regulations. These relate to production, development, exploration, exports, imports, taxes and royalties, labour standards, occupational health, waste disposal, protection and remediation of the environment, mine decommissioning and reclamation, mine safety, toxic substances, transportation safety and emergency response and other matters.

Compliance with these laws and regulations increases the costs of exploring, drilling, developing, constructing, operating and closing mines and other facilities. It is possible that the costs, delays and other effects associated with these laws and regulations may impact the Company’s decision as to whether to continue to operate in a particular jurisdiction or whether to proceed with exploration or development of properties. Since legal requirements change frequently, are subject to interpretation and may be enforced to varying degrees in practice, the Company is unable to predict the ultimate cost of compliance with these requirements or their effect on operations. Furthermore, changes in governments, regulations and policies and practices could have an adverse impact on the Company’s future cash flows, earnings, results of operations and financial condition, which may have a material adverse impact on the Company and its share price.

The Company is subject to substantial environmental and other regulatory requirements and such regulations are becoming more stringent. Non-compliance with such regulations, either through current or future operations or a pre-existing condition could materially adversely affect it

All phases of the Company’s operations are subject to environmental regulations in the various jurisdictions in which it operates. For example, the Oyu Tolgoi Project is subject to a requirement to meet environmental protection obligations. The Company must complete an Environmental Protection Plan for Government approval and complete a report prepared by an independent expert on environmental compliance every three years.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Environmental legislation is evolving in a manner which will likely require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect the Company’s operations. Environmental hazards may exist on the properties in which the Company and its subsidiaries hold interests which are presently unknown to the Company and which have been caused by previous or existing third party owners or operators of the properties. Government approvals and permits are also often required in connection with various aspects of the Company’s operations. To the extent such approvals are required and not obtained, the Company may be delayed or prevented from proceeding with planned exploration or development of its mineral properties, which may have a material adverse impact on the Company and its share price.

Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on the Company and cause increases in capital expenditures or production costs or reductions in levels of production at producing properties or require abandonment or delays in development of new mining properties, which may have a material adverse impact on the Company and its share price.

Previous mining operations may have caused environmental damage at current and former IVN mining projects, and if the Company cannot prove that such damage was caused by such prior operators, its indemnities and exemptions from liability may not be effective

The Company has received exemptions from liability from relevant governmental authorities for environmental damage caused by previous mining operations at current and former mining projects, including at the Kyzyl Shear Project in Kazakhstan and the Cloncurry Project in Australia. There is a risk, however, that, if an environmental accident occurred at those sites, it may be difficult or impossible to assess the extent to which environmental damage was caused by the Company’s activities or the activities of other operators. In that event, the liability exemptions could be ineffective and possibly worthless, which may have a material adverse impact on the Company and its share price.

The Company’s ability to obtain dividends or other distributions from its subsidiaries may be subject to restrictions imposed by law, foreign currency exchange regulations and financing arrangements

The Company conducts its operations through subsidiaries. Its ability to obtain dividends or other distributions from its subsidiaries may be subject to restrictions on dividends or repatriation of earnings under applicable local law, monetary transfer restrictions and foreign currency exchange regulations in the jurisdictions in which the subsidiaries operate. The subsidiaries’ ability to pay dividends or make other distributions to the Company is also subject to their having sufficient funds to do so. The Company notes that its cash and cash equivalents, as reflected in its interim financial statements for the nine-month period ending September 30, 2010, included SGQ’s balance of US$613.5 million and Ivanhoe Australia Ltd.’s balance of US$174.4 million, which amounts were not available for the Company’s general and administrative expenses. If the subsidiaries are unable to pay dividends or make other distributions, the Company’s growth may be inhibited unless it is able to obtain additional equity or debt financing on acceptable terms. In the event of a subsidiary’s liquidation, the Company may lose all or a portion of its investment in that subsidiary. The Company will be able to rely on the terms of the Investment Agreement to pay dividends out of Mongolia, subject to certain restrictions contained in the Investment Agreement but will be unable to do so in respect of projects that are not covered by the terms of the Investment Agreement, which may have a material adverse impact on the Company and its share price.

There can be no assurance that the interest held by the Company in its exploration, development and mining properties is free from defects or that material contractual arrangements between it and entities owned or controlled by foreign governments will not be unilaterally altered or revoked

The Company has investigated its rights to explore and exploit its various properties and, to the best of its knowledge, those rights are in good standing but no assurance can be given that such rights will not be revoked, or significantly altered, to its detriment. There can also be no assurance that the Company’s rights will not be challenged or impugned by third parties. The Company has also applied for rights to explore, develop and mine various properties, but there is no certainty that such rights, or any additional rights applied for, will be granted on terms satisfactory to the Company or at all, which may have a material adverse impact on the Company and its share price.

There is no assurance that the Company will be capable of consistently producing positive cash flows

The Company has paid no dividends on its Common Shares since incorporation and does not anticipate doing so in the foreseeable future. The Company has not, to date, produced positive cash flows from operations, and there can be no assurance of its ability to operate its projects profitably. While the Company may in the future generate additional working capital through the operation, development, sale or possible syndication of its properties, there is no assurance that the Company will be capable of producing positive cash flow on a consistent basis or that any such funds will be available for exploration and development programs, which may have a material adverse impact on the Company and its share price.

There is no guarantee that any exploration activity will result in commercial production of mineral deposits

Development of a mineral property is contingent upon obtaining satisfactory exploration results. Mineral exploration and development involves substantial expenses and a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to adequately mitigate. There is no assurance that additional commercial quantities of ore will be discovered on any of the Company’s exploration properties. There is also no assurance that, even if commercial quantities of ore are discovered, a mineral property will be brought into commercial production. The discovery of mineral deposits is dependent upon a number of factors, not the least of which is the technical skill of the exploration personnel involved. The commercial viability of a mineral deposit, once discovered, is also dependent upon a number of factors, some of which are the particular attributes of the deposit, such as size, grade and proximity to infrastructure, metal prices and government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals, and environmental protection. In addition, assuming discovery of a commercial ore body, depending on the type of mining operation involved, several years can elapse from the initial phase of drilling until commercial operations are commenced. Most of the above factors are beyond the control of the Company.

The Company cannot insure against all of the risks associated with mining

Exploration, development and production operations on mineral properties involve numerous risks and hazards, including:

•	rock bursts, slides, fires, earthquakes or other adverse environmental occurrences;

•	industrial accidents;

•	labour disputes;

•	political and social instability;

•	technical difficulties due to unusual or unexpected geological formations;

•	failures of pit walls, shafts, headframes, underground workings; and

•	flooding and periodic interruptions due to inclement or hazardous weather condition.

These risks can result in, among other things:

•	damage to, and destruction of, mineral properties or production facilities;

•	personal injury;

•	environmental damage;

•	delays in mining;

•	monetary losses; and

•	legal liability.

It is not always possible to obtain insurance against all such risks and the Company may decide not to insure against certain risks as a result of high premiums or other reasons. The incurrence of an event that is not fully covered or covered at all, by insurance, could have a material adverse effect on the Company’s financial conditions, results of operations and cash flows and could lead to a decline in the value of its securities. The Company does not maintain insurance against political or environmental risks, which may have a material adverse impact on the Company and its share price.

The Company is exposed to risks of changing political stability and government regulation in the countries in which it operates

The Company holds mineral interests in countries, which may be affected in varying degrees by political stability, government regulations relating to the mining industry and foreign investment therein, and the policies of other nations in respect of these countries. Any changes in regulations or shifts in political conditions are beyond the control of the Company and may adversely affect its business. The Company’s operations may be affected in varying degrees by government regulations, including those with respect to restrictions on production, price controls, export controls, income taxes, expropriation of property, employment, land use, water use, environmental legislation and mine safety. The Company’s operations may also be affected in varying degrees by political and economic instability, economic or other sanctions imposed by other nations, terrorism, military repression, crime, extreme fluctuations in currency exchange rates and high inflation.

In certain areas where the Company is active, the regulatory environment is in a state of continuing change, and new laws, regulations and requirements may be retroactive in their effect and implementation. The laws of many of the countries in which the Company operates also contain inconsistencies and contradictions. Many of them are structured to bestow on government bureaucrats substantial administrative discretion in their application and enforcement with the result that the laws are subject to changing and different interpretations. As such, even the Company’s best efforts to comply with the laws may not result in effective compliance in the determination of government bureaucrats, which may have a material adverse impact on the Company and its share price.

The Company’s prospects depend on its ability to attract and retain key personnel

Recruiting and retaining qualified personnel is critical to the Company’s success. The number of persons skilled in the acquisition, exploration and development of mining properties is limited and competition for such persons is intense. The Company believes that it has been successful in recruiting excellent personnel to meet its corporate objectives but, as its business activity grows, it will require additional key financial, administrative, mining, marketing and public relations personnel as well as additional staff on the operations side. Although the Company believes that it will be successful in attracting and retaining qualified personnel, there can be no assurance of such success. In addition, the Company believes that the loss of Mr. Robert Friedland and other key personnel could materially adversely affect its operations. The Company does not maintain any key person insurance on its key personnel.

Certain directors of the Company are directors or officers of, or have significant shareholdings, in other mineral resource companies and there is the potential that such directors will encounter conflicts of interest with the Company

Certain of the directors of the Company are directors or officers of, or have significant shareholdings in, other mineral resource companies and, to the extent that such other companies may participate in ventures in which the Company may participate, the directors of the Company may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. This includes the individuals nominated by Rio Tinto to serve on the Company’s board of directors. Subject to the provisions of the Heads of Agreement, Rio Tinto is entitled to nominate a number of directors to the Board of Directors proportionate to its level of ownership of issued and outstanding Common Shares from time to time. Certain of these nominees are or may be directors or officers of, or have significant shareholdings in, Rio Tinto Group companies or other mineral resource companies and, to the extent that such companies may engage in business relationships with the Company, its directors appointed by Rio Tinto may have conflicts of interest in negotiating and concluding terms of such relationships. In all cases where directors and officers have an interest in another resource company, such other companies may also compete with the Company for the acquisition of mineral property rights.

In the event that any such conflict of interest arises, a director who has such a conflict will disclose the conflict to a meeting of the directors of the Company and will abstain from voting for or against the approval of such participation or such terms. In appropriate cases, the Company will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict. From time to time, several companies may participate in the acquisition, exploration and development of natural resource properties thereby allowing their participation in larger programs, permitting involvement in a greater number of programs and reducing financial exposure in respect of any one program. It may also occur that a particular company will assign all or a portion of its interest in a particular program to another of these companies due to the financial position of the company making the assignment. In accordance with the Company’s governing corporate statute, the Yukon Business Corporations Act, the directors of the Company are required to act honestly, in good faith and in its best interests. In determining whether or not the Company will participate in a particular program and the interest therein to be acquired by it, the directors will primarily consider the potential benefits to the Company, the degree of risk to which the Company may be exposed and its financial position at that time.

Capital markets are volatile

Securities markets throughout the world are cyclical and, over time, tend to undergo high levels of price and volume volatility, and the market price of securities of many companies, particularly those in the resource sector, can experience wide fluctuations which are not necessarily been related to the operating performance, underlying asset values or prospects of such companies. Increased levels of volatility and resulting market turmoil could adversely affect the market price of the Company’s securities.

If the Company is required to access credit markets to carry out its development objectives, the state of domestic and international credit markets and other financial systems could affect its access to, and cost of, capital. If these credit markets were significantly disrupted, as they were in 2007 and 2008, such disruptions could make it more difficult for the Company to obtain, or increase its cost of obtaining, capital and financing for its operations. Such capital may not be available on terms acceptable to the Company or at all, which may have a material adverse impact on the Company and its share price.

The Company is subject to the U.S. Foreign Corrupt Practices Act

The Company is subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”), which prohibits corporations and individuals from paying, offering to pay, or authorizing the payment of anything of value to any foreign government official, government staff member, political party, or political candidate in an attempt to obtain or retain business or to otherwise influence a person working in an official capacity. The FCPA also requires public companies to make and keep books and records that accurately and fairly reflect their transactions and to devise and maintain an adequate system of internal accounting controls. The Company’s international activities create the risk of unauthorized payments or offers of payments by our employees, consultants or agents, even though they may not always be subject to our control. IVN discourages these practices by our employees and agents. However, the Company’s existing safeguards and any future improvements may prove to be less than effective, and our employees, consultants and agents may engage in conduct for which we might be held responsible. Any failure by us to adopt appropriate compliance procedures and ensure that our employees and agents comply with the FCPA and applicable laws and regulations in foreign jurisdictions could result in substantial penalties or restrictions on our ability to conduct business in certain foreign jurisdictions, which may have a material adverse impact on the Company and its share price.

The Company and SGQ hold substantial funds in cash and cash equivalents and there is a risk that financial market turmoil or other extraordinary events could prevent the companies from obtaining timely access to such funds or result in the loss of such funds

The Company and SGQ both currently hold substantial investments in cash and cash equivalents, including treasury bills, money market funds and bank deposits. Management has adopted a conservative investment philosophy with respect to such funds, as the Company may require that these funds be used on short notice to support the business objectives of the Company and SGQ. Nevertheless, there is a risk that an extraordinary event in financial markets generally or with respect to an obligor under an investment individually will occur that prevents the Company and/or SGQ from accessing its cash and cash equivalent investments. Such an event could, in the case of delayed liquidity, have a negative impact on implementation of time sensitive business objectives that require access to such funds or such an event could, in extreme circumstances, result in the loss of some or all of such funds.

If any of the foregoing events occur and affect us, the business, financial condition or results of operations of the combined business could suffer. In that event, the market price of the Rights and the Common Shares could decline and investors could lose all or part of their investment.

The Company may become a passive foreign investment company, which could have adverse U.S. federal income tax consequences to United States Holders of our Common Shares or Rights

As described in more detail in “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS” above, based on the value of its assets and the scope of its current and projected operations, the Company believes that it is not a PFIC for U.S. federal income tax purposes, and does not expect to become a PFIC in the future. However, the determination of the Company’s PFIC status for any year is very fact-specific, and is dependent on continued operations by SGQ (which is currently the Company’s sole source of active income), the value of the Company’s resources and reserves, legal and political risks, and other factors beyond the Company’s control. Accordingly, there can be no assurance in this regard, and it is possible that the Company may become a PFIC in the current taxable year or in future years. If the Company is classified as a PFIC, United States Holders of our Common Shares or Rights could be subject to adverse U.S. federal income tax consequences, including increased tax liabilities and possible additional reporting requirements, which may have a material adverse impact on the Company and its share price.

We urge U.S. investors to read “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS” above and consult their own tax advisers regarding the possible application of the PFIC rules, and the potentially adverse consequences to United States Holders of Common Shares and Rights.

LEGAL MATTERS

Certain legal matters relating to Canadian law in connection with the Rights Offering, other than Canadian federal income tax considerations, will be passed upon on our behalf by Goodmans, Vancouver, British Columbia, and in respect of Canadian federal income tax considerations, Goodmans LLP, Toronto, Ontario. Certain legal matters relating to Canadian law in connection with the Rights Offering, other than Canadian federal income tax considerations, will be passed upon on behalf of the Dealer Managers by McMillan LLP. In addition, certain legal matters relating to United States law in connection with the Rights Offering will be passed upon on our behalf by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York and on behalf of the Dealer Managers by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. As at the date hereof, partners and associates of each of the above-mentioned firms own less than 1% of the outstanding Common Shares.

NAMING OF EXPERTS

The following sets out the individuals that are the “qualified persons” as defined by NI 43-101 in connection with the applicable scientific and technical information presented in the applicable documents incorporated by reference into this Prospectus indicated below:

1. Information of a scientific or technical nature with respect to IVN’s Oyu Tolgoi Project contained in the Material Change Report of IVN, dated May 21, 2010, contains extracts from and references to the technical report entitled “Ivanhoe Mines Ltd., Oyu Tolgoi Project Technical Report” dated June 4, 2010, which was authored by: (i) John Vann; (ii) Bernard Peters; (iii) Bruce Brown; (iv) Dean David; (v) Scott Jackson; (vi) Albert Chance; (vii) George Stephan; and (viii) Jarek Jakubec.

2. Information of a scientific or technical nature disclosed with respect to IVN’s Ovoot Tolgoi Coal Project contained in the AIF for the year-ended December 31, 2009, dated March 31, 2010, contains extracts from and references to the technical report entitled “Technical Report: Coal Geology, Resources and Reserves Ovoot Tolgoi: A Production Property — Omnogovi Aimag, Mongolia” dated October 21, 2009, which was authored by: (i) Alister Horn; and (ii) Richard D. Tifft, III.

3. Information of a scientific or technical nature disclosed with respect to IVN’s Ovoot Tolgoi Coal Project contained in management’s discussion and analysis of financial condition and operations of IVN for the year ended December 31, 2009 and the nine-month period ended September 30, 2010, was prepared by, or under the overall supervision of, Stephen Torr.

4. Information of a scientific or technical nature disclosed in this Prospectus in the section entitled “RECENT DEVELOPMENTS — Oyu Tolgoi Project Exploration”, was prepared by, or under the overall supervision of Dr. David Crane, R.P. Geo.

INTEREST OF EXPERTS

Deloitte & Touche LLP, Independent Registered Chartered Accountants, have advised that they are independent with respect to the Company within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia.

The Company has relied on the work of the qualified persons listed above in connection with the scientific and technical information presented or incorporated by reference in this Prospectus in respect of its material mineral properties, the Oyu Tolgoi Project and the Ovoot Tolgoi Coal Project, which is based upon the Oyu Tolgoi Technical Report and the Ovoot Tolgoi Technical Report, each of which reports is available for review on SEDAR at www.sedar.com.

To the knowledge of the Company, none of Stephen Torr, any of the other qualified persons listed above that prepared or contributed to the preparation of the Oyu Tolgoi Technical Report and the Ovoot Tolgoi Technical Report nor any of companies listed therein that employ those individuals, has any beneficial interest in, directly or indirectly, Common Shares, or securities exercisable to acquire Common Shares, equal to or greater than 1% of the issued and outstanding Common Shares.

AUDITORS, REGISTRAR AND TRANSFER AGENT AND SUBSCRIPTION AGENT

Our auditors are Deloitte & Touche LLP, independent registered chartered accountants, Vancouver, British Columbia. Deloitte & Touche LLP have prepared the audit report attached to the audited consolidated financial statements for our most recent year end.

CIBC Mellon Trust Company, an affiliate of one of the Co-Dealer Managers, with its principal office in the City of Toronto, is acting as the Subscription Agent for this Rights Offering. The Subscription Agent will also act as depository for this Rights Offering, and as registrar and transfer agent with respect to any Common Shares issued upon the exercise of Rights. We will pay all customary fees and expenses of the Subscription Agent related to this Rights Offering. We also have agreed to indemnify the Subscription Agent with respect to certain liabilities that each may incur in connection with this Rights Offering.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the Registration Statement of which this Prospectus forms a part: (i) our AIF; (ii) our Annual Financial Statements, together with management’s discussion and analysis for such Annual Financial Statements; (iii) our Interim Financial Statements, together with management’s discussion and analysis for such Interim Financial Statements; (iv) MD&A for the year ended December 31, 2009; (v) MD&A for the nine months ended September 30, 2010; (vi) our management information circular dated April 5, 2010 prepared in connection with the annual and special meeting of Shareholders held on May 7, 2010; (vii) our management information circular dated September 21, 2009 prepared in connection with the special meeting of Shareholders held on October 20, 2009; (viii) our material change report dated April 6, 2010 with respect to the adoption of the Shareholder Rights Plan; (ix) our material change report dated April 9, 2010 with respect to the fulfillment of all conditions precedent under the Investment Agreement (as defined therein); (x) our material change report dated April 22, 2010 with respect to the amendment of the Shareholder Rights Plan; (xi) our material change report dated May 21, 2010 respecting the development of the IDP for the Oyu Tolgoi Project; (xii) our material change report dated October 22, 2010 respecting the announcement of the Rights Offering; (xiii) our material change report dated December 13, 2010 respecting the entering into of the Heads of Agreement; (xiv) our material change report dated December 14, 2010 respecting the announcement of the 2011 Budget for the Oyu Tolgoi Project; (xv) the Heads of Agreement; (xvi) Consent of Deloitte & Touche LLP; (xviii) Consent of Goodmans; (xvii) Consent of Goodmans LLP; (xix) Consent of AMEC Minproc Limited; (xx) Consent of Bernard Peters; (xxi) Consent of John Vann; (xxii) Consent of Dean David; (xxiii) Consent of Scott Jackson; (xxiv) Consent of Albert Chance; (xxv) Consent of George Stephan; (xxvi) Consent of Jarek Jakubec; (xxvii) Consent of Bruce Brown; (xxviii) Consent of Stephen Torr; (xxix) Consent of Norwest Corporation; (xxx) Consent of Alister Horn; (xxxi) Consent of Richard Tifft, III; (xxxii) Consent of Stantec Mining; (xxxiii) Consent of Dr. David Crane; and (xxxiv) Powers of Attorney.

AUDITORS’ CONSENT

We have read the short form prospectus of Ivanhoe Mines Ltd. (the “Company”) dated December 16, 2010 relating to the rights to subscribe for Common Shares of the Company. We have complied with Canadian generally accepted standards for an auditor’s involvement with offering documents.

We consent to the incorporation by reference in the above-mentioned prospectus of our report to the board of directors and shareholders of the Company on the consolidated balance sheets of the Company as at December 31, 2009 and 2008, and the consolidated statements of operations, shareholders’ equity and cash flows for the years then ended. Our report is dated March 29, 2010.

(Signed) Deloitte & Touche LLP
Independent Registered Chartered Accountants

Vancouver, Canada
December 16, 2010

IVANHOE MINES LTD.

Rights to Subscribe for Common Shares
at a Price of US$13.88 per Common Share or Cdn$13.93
per Common Share

FINAL SHORT FORM PROSPECTUS

December 16, 2010

Citi

BMO Capital Markets	CIBC

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS
Indemnification of Directors and Officers
     The Registrant’s constating documents contain indemnification provisions and the Registrant has entered into agreements with respect to the indemnification of its officers and directors against all costs, charges, damages, fines, penalties, awards and expenses, including amounts payable to settle actions or satisfy judgments, actually and reasonably incurred by them, and amounts payable to settle actions and satisfy judgments, in civil, criminal or administrative actions or proceedings to which they are made party by reason of being or having been a director or officer of the Registrant.
     The Registrant maintains insurance for the benefit of its directors and officers against liability in their respective capacities as directors and officers except where the liability relates to the person’s failure to act honestly and in good faith and with a view to the best interests of the Registrant. The directors and officers are not required to pay any premium in respect of the insurance. The policy contains standard industry exclusions.
Applicable Legislation
Section 126 of the Yukon Business Corporations Act provides, in part, as follows:
(1)	Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate, if
(a)	he acted honestly and in good faith with a view to the best interests of the corporation; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.
(2)	A corporation may with the approval of a court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in paragraphs (1)(a) and (b).

(3)	Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity
(a)	was substantially successful on the merits in his defence of the action or proceeding;

(b)	fulfills the conditions set out in paragraphs (1)(a) and (b); and

(c)	is fairly and reasonably entitled to indemnity.

(4)	A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by him
(a)	in his capacity as a director or officer of the corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation; or

(b)	in his capacity as a director or officer of another body corporate where he acts or acted in that capacity at the corporation’s request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.
(5)	A corporation or a person referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.

(6)	On an application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.
     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy in the United States as expressed in the Securities Act of 1933 and is therefore unenforceable.

EXHIBITS

Exhibit No.	Description

*4.1	Annual Information Form of the Registrant for the year ended December 31, 2009 dated March 31, 2010 (incorporated by reference to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2009 filed with the Securities and Exchange Commission on April 1, 2010).

*4.2	Audited comparative consolidated financial statements of the Registrant for the years ended December 31, 2009 and 2008, together with the notes thereto and the auditor’s reports thereon (incorporated by reference to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2009 filed with the Securities and Exchange Commission on April 1, 2010).

*4.3	Unaudited interim comparative consolidated financial statements of the Registrant for the nine month period ended September 30, 2010, together with the notes thereto (incorporated by reference to the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on November 12, 2010).

*4.4	Management’s Discussion and Analysis of the financial condition and operations of the Registrant for the year ended December 31, 2009 (incorporated by reference to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2009 filed with the Securities and Exchange Commission on April 1, 2010).

*4.5	Management’s Discussion and Analysis of the financial condition and operations of the Registrant for the nine month period ended June 30, 2010 (incorporated by reference to the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on November 12, 2010).

*4.6	Management Information Circular of the Registrant dated September 21, 2009 prepared in connection with a special meeting of Shareholders scheduled to be held on October 20, 2009, which was subsequently cancelled (incorporated by reference to the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on October 27, 2010).

*4.7	Management Information Circular of the Registrant dated April 5, 2010 (incorporated by reference to the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on April 8, 2010).

*4.8	Material Change Report of the Registrant dated April 6, 2010 respecting the Registrant’s adoption of a shareholders’ rights plan (incorporated by reference to the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on April 6, 2010).

*4.9	Material Change Report of the Registrant dated April 9, 2010 respecting the fulfillment of all conditions precedent under the Investment Agreement (as defined therein) (incorporated by reference to the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on April 12, 2010).

*4.10	Material Change Report of the Registrant dated April 22, 2010 respecting the amendment of the Registrant’s shareholders’ rights plan (incorporated by reference to the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on October 6, 2010).

*4.11	Material Change Report of the Registrant dated May 21, 2010 respecting the development of a new Integrated Development Plan for the Registrant’s copper and gold exploration and development project at Oyu Tolgoi in Mongolia (incorporated by reference to the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on October 6, 2010).

*4.12	Material Change Report of the Registrant dated October 22, 2010 respecting the announcement of the Rights Offering (incorporated by reference to the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on October 22, 2010).

*4.13	Material Change Report of the Registrant dated December 13, 2010 respecting the announcement of a Heads of Agreement with Rio Tinto International Holdings Limited dated December 8, 2010 (incorporated by reference to the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on December 15, 2010).

*4.14	Material Change Report of the Registrant dated December 14, 2010 respecting the announcement of the 2011 capital budget for the Oyu Tolgoi Project (incorporated by reference to the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on December 16, 2010).

*4.15	Heads of Agreement, dated December 8, 2010, between the Registrant and Rio Tinto International Holdings Limited (incorporated by reference to the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on December 16, 2010).

5.1	Consent of Deloitte & Touche LLP, Independent Registered Chartered Accountants.

5.2	Consent of Goodmans.

5.3	Consent of Goodmans LLP.

5.4	Consent of AMEC Minproc Limited.

Exhibit No.	Description

5.5	Consent of Bernard Peters.

5.6	Consent of John Vann.

5.7	Consent of Dean David.

5.8	Consent of Scott Jackson.

5.9	Consent of Albert Chance.

5.10	Consent of George Stephan.

5.11	Consent of Jarek Jakubec.

5.12	Consent of Bruce Brown.

5.13	Consent of Stephen Torr.

5.14	Consent of Norwest Corporation.

5.15	Consent of Alister Horn.

5.16	Consent of Richard Tifft, III.

5.17	Consent of Stantec Mining.

5.18	Consent of Dr. David Crane.

*6.1	Powers of Attorney.

*	Previously filed.

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1. Undertaking.
     The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.
Item 2. Consent to Service of Process.
     Concurrently with the initial filing of this Registration Statement, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F–X. Any change to the name or address of the agent for service of the Registrant will be communicated promptly to the Commission by amendment to Form F–X referencing the file number of this Registration Statement.

III-1

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on this 16th day of December, 2010.

IVANHOE MINES LTD.
By:	/s/ Tony Giardini
	Name:	Tony Giardini
	Title:	Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

*	Executive Chairman, Chief Executive	December 16, 2010
Robert M. Friedland	Officer and Director (Principal Executive Officer)

/s/ Tony Giardini	Chief Financial Officer	December 16, 2010
Tony Giardini	(Principal Financial Officer and Principal Accounting Officer)

*	Deputy Chairman and Director	December 16, 2010
Peter Meredith

*	Director	December 16, 2010
Howard Balloch

*	Director	December 16, 2010
Dr. Marc Faber

*	Director	December 16, 2010
R. Edward Flood

*	Director	December 16, 2010
Michael Gordon

*	Director	December 16, 2010
Robert Holland

III-2

Signature	Title	Date

*	Director	December 16, 2010
David Huberman

*	Director	December 16, 2010
David Korbin

*	President and Director	December 16, 2010
John Macken

*
Livia Mahler	Director	December 16, 2010

*
Tracy Stevenson	Director	December 16, 2010

*
Kjeld Thygesen	Director	December 16, 2010

*
Dan Westbrook	Director	December 16, 2010

*By:	/s/ Tony Giardini
Tony Giardini
Attorney-in-Fact

III-3

AUTHORIZED REPRESENTATIVE
     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on December 16, 2010.

IVANHOE MINES DELAWARE HOLDINGS LLC
By:	/s/ John Macken
	Name:	John Macken
	Title:	Director and Vice President

III-4

EXHIBIT INDEX

Exhibit No.	Description

*4.1	Annual Information Form of the Registrant for the year ended December 31, 2009 dated March 31, 2010 (incorporated by reference to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2009 filed with the Securities and Exchange Commission on April 1, 2010).

*4.2	Audited comparative consolidated financial statements of the Registrant for the years ended December 31, 2009 and 2008, together with the notes thereto and the auditor’s reports thereon (incorporated by reference to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2009 filed with the Securities and Exchange Commission on April 1, 2010).

*4.3	Unaudited interim comparative consolidated financial statements of the Registrant for the nine month period ended September 30, 2010, together with the notes thereto (incorporated by reference to the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on November 12, 2010).

*4.4	Management’s Discussion and Analysis of the financial condition and operations of the Registrant for the year ended December 31, 2009 (incorporated by reference to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2009 filed with the Securities and Exchange Commission on April 1, 2010).

*4.5	Management’s Discussion and Analysis of the financial condition and operations of the Registrant for the nine month period ended June 30, 2010 (incorporated by reference to the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on November 12, 2010).

*4.6	Management Information Circular of the Registrant dated September 21, 2009 prepared in connection with a special meeting of Shareholders scheduled to be held on October 20, 2009, which was subsequently cancelled (incorporated by reference to the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on October 27, 2010).

*4.7	Management Information Circular of the Registrant dated April 5, 2010 (incorporated by reference to the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on April 8, 2010).

*4.8	Material Change Report of the Registrant dated April 6, 2010 respecting the Registrant’s adoption of a shareholders’ rights plan (incorporated by reference to the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on April 6, 2010).

*4.9	Material Change Report of the Registrant dated April 9, 2010 respecting the fulfillment of all conditions precedent under the Investment Agreement (as defined therein) (incorporated by reference to the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on April 12, 2010).

*4.10	Material Change Report of the Registrant dated April 22, 2010 respecting the amendment of the Registrant’s shareholders’ rights plan (incorporated by reference to the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on October 6, 2010).

*4.11	Material Change Report of the Registrant dated May 21, 2010 respecting the development of a new Integrated Development Plan for the Registrant’s copper and gold exploration and development project at Oyu Tolgoi in Mongolia (incorporated by reference to the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on October 6, 2010).

*4.12	Material Change Report of the Registrant dated October 22, 2010 respecting the announcement of the Rights Offering (incorporated by reference to the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on October 22, 2010).

*4.13	Material Change Report of the Registrant dated December 13, 2010 respecting the announcement of a Heads of Agreement with Rio Tinto International Holdings Limited dated December 8, 2010 (incorporated by reference to the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on December 15, 2010).

*4.14	Material Change Report of the Registrant dated December 14, 2010 respecting the announcement of the 2011 capital budget for the Oyu Tolgoi Project (incorporated by reference to the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on December 16, 2010).

*4.15	Heads of Agreement, dated December 8, 2010, between the Registrant and Rio Tinto International Holdings Limited (incorporated by reference to the Registrant’s Report on Form 6-K filed with the Securities and Exchange Commission on December 16, 2010).

5.1	Consent of Deloitte & Touche LLP, Independent Registered Chartered Accountants.

5.2	Consent of Goodmans.

5.3	Consent of Goodmans LLP.

5.4	Consent of AMEC Minproc Limited.

Exhibit No.	Description

5.5	Consent of Bernard Peters.

5.6	Consent of John Vann.

5.7	Consent of Dean David.

5.8	Consent of Scott Jackson.

5.9	Consent of Albert Chance.

5.10	Consent of George Stephan.

5.11	Consent of Jarek Jakubec.

5.12	Consent of Bruce Brown.

5.13	Consent of Stephen Torr.

5.14	Consent of Norwest Corporation.

5.15	Consent of Alister Horn.

5.16	Consent of Richard D. Tifft, III.

5.17	Consent of Stantec Mining.

5.18	Consent of Dr. David Crane.

*6.1	Powers of Attorney.

*	Previously filed.